Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-254439

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 2, 2021)

Up to $35,000,000

Aberdeen Global Income Fund, Inc.

Common Shares

Aberdeen Global Income Fund, Inc. (the “Fund”) has entered into a sales agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“JonesTrading”) relating to its common shares of beneficial interest, par value $0.001 per share (“Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell its Common Shares having an aggregate offering price of up to $35,000,000 from time to time through JonesTrading as its agent for the offer and sales of the Common Shares. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value (“NAV”) of such common shares, exclusive of any distributing commission or discount.

The Fund. The Fund is a non-diversified, closed-end management investment company.

Investment Objectives. The Fund’s principal investment objective is to provide high current income by investing primarily in fixed income securities. As a secondary investment objective, the Fund seeks capital appreciation, but only when consistent with its principal investment objective.

Principal Investment Strategy; Leverage. As a non-fundamental policy, under normal market conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in debt securities. If the Fund changes its 80% policy, it will notify shareholders at least 60 days’ before the change and may need to change the name of the Fund. The Fund’s investments are divided into three categories: Developed Markets, Investment Grade Developing Markets and Sub-Investment Grade Developing Markets. “Developed Markets” are those countries contained in the FTSE World Government Bond Index, New Zealand, Luxembourg and the Hong Kong Special Administrative Region. As of May 31, 2021, securities of the following countries comprised the FTSE World Government Bond Index: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Israel, Italy, Japan, Malaysia, Mexico, Netherlands, Norway, Poland, Singapore, Spain, Sweden, the United Kingdom and the United States. “Investment Grade Developing Markets” are those countries whose sovereign debt is rated not less than Baa3 by Moody’s Investors Services Inc. (“Moody’s”) or BBB- by S&P Global Ratings (“S&P”) or comparably rated by another appropriate nationally or internationally recognized ratings agency. As of May 31, 2021, “Investment Grade Developing Markets” are comprised of the following countries: Abu Dhabi, Andorra, Aruba, Australia, Austria, Belgium, Bermuda, Botswana, Bulgaria, Canada, Cayman Islands, Chile, China, Colombia, Croatia, Curacao, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Hong Kong, Hungary, Iceland, India, Indonesia, Ireland, Isle of Man, Israel, Italy, Japan, Jersey, Kazakhstan, Kuwait, Latvia, Liechtenstein, Lithuania, Luxembourg, Macao, Malaysia, Malta, Mauritius, Mexico, Montserrat, Netherlands, New Zealand, Norway, Panama, Peru, Philippines, Poland, Portugal, Qatar, Republic of Korea (South Korea), Romania, Russia, Saudi Arabia, Singapore, Slovakia, Slovenia, Spain, Sweden, Switzerland, Taiwan, Thailand, Trinidad & Tobago, United Arab Emirates, United Kingdom, United States and Uruguay. “Sub-Investment Grade Developing Markets” are those countries that are not Developed Markets or Investment Grade Developing Markets. Under normal circumstances, at least 60% of the Fund’s total assets are invested in fixed income securities of issuers in Developed Markets or Investment Grade Developing Markets, whether or not denominated in the currency of such country; provided, however, that the Fund invests at least 40% of its total assets in fixed income securities of issuers in Developed Markets. The Fund may invest up to 40% of its total assets in fixed income securities of issuers in Sub-Investment Grade Developing Markets, whether or not denominated in the currency of such country. Fixed income securities of issuers in Sub-Investment Grade Developing Markets may be rated below investment grade, as described below, at the time of investment (sometimes referred to as “junk bonds”). Below investment grade securities are considered to be speculative with respect to the issuer’s ability to pay interest and principal when due. The Fund currently utilizes and in the future expects to continue to utilize leverage through borrowings or through other transactions, such as reverse repurchase agreements, which have the effect of leverage. The Fund may also utilize leverage through the issuance of debt securities or preferred stock. The Fund anticipates using leverage in an aggregate amount up to 33 1/3% of its total assets (including the amount obtained from leverage), under normal market conditions. The Fund generally will not utilize leverage if it anticipates that the Fund’s leveraged capital structure would result in a lower return to shareholders than that obtainable over time with an unleveraged capital structure. Use of leverage creates an opportunity for increased income and capital appreciation for shareholders but, at the same time, creates special risks, and there can be no assurance that a leveraging strategy will be successful during any period in which it is employed.

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NYSE Listing. The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement will be, subject to notice of issuance, listed on the NYSE American LLC (the “NYSE American”) under the symbol “FCO.” As of August 30, 2021, the last reported sale price for the Fund’s Common Shares on the NYSE American was $8.69 per Common Share, and the net asset value of the Fund’s Common Shares was $6.55 per Common Share, representing a premium to net asset value of 32.70%.

JonesTrading will be entitled to compensation of 100 to 300 basis points of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon in writing by the Fund and JonesTrading from time to time. In connection with the sale of Common Shares on behalf of the Fund, JonesTrading may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”) and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts.

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value of such Common Shares, exclusive of any distributing commission or discount.

Investing in the Fund’s Common Shares involves certain risks. You could lose some or all of your investment. See “Risk factors” on page 27 of the accompanying Prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus Supplement is dated September 23, 2021.

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You should read this Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference, which contain important information about the Fund that you should know before deciding whether to invest, and retain them for future reference. A Statement of Additional Information, dated July 2, 2021 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement that the Fund filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request free copies of the SAI, annual and semi-annual reports to shareholders and other information about the Fund, and make shareholder inquiries, by calling Investor Relations toll-free at 1-800-522-5465 or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, SAI, reports and any incorporated information will also be available from the Fund’s website at http:/www.aberdeenfco.com. Information contained on the Fund’s website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Fund’s website (http:/www.aberdeenfco.com), and you will be notified by mail each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you own these shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you can inform the Fund that you wish to continue receiving paper copies of your shareholder reports by calling Investor Relations toll-free at 1-800-522-5465. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Fund or to all funds held in your account if you invest through your financial intermediary.

This Prospectus Supplement, the accompanying Prospectus and the SAI contain (or will contain) or incorporate (or will incorporate) by reference “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Shares trade in the public markets and other factors discussed in this Prospectus Supplement, the accompanying Prospectus and the SAI, and in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk factors” section of the accompanying Prospectus. All forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus or in the SAI are made as of the date of this Prospectus Supplement, the accompanying Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized, and the agent has not authorized, any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the SAI, each dated July 2, 2021, especially the information set forth under the heading “Investment objectives and principal investment strategy.”

The Fund	Aberdeen Global Income Fund, Inc. (the “Fund” or “we”) is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund was incorporated in Maryland on June 28, 1991.

Listing and Symbol	The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the NYSE American LLC (the “NYSE American”) under the symbol “FCO.” As of August 30, 2021, the last reported sale price for the Fund’s Common Shares on the NYSE American was $8.69 per Common Share, and the net asset value of the Fund’s Common Shares was $6.55 per Common Share, representing a premium to net asset value of 32.70%.

Distributions

The Fund has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Fund’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the 1940 Act.

The Fund’s next regularly scheduled distribution will be for the month ending September 30, 2021 and, if approved by the Board of Trustees, is expected to be paid to Common Shareholders on or about September 30, 2021. Such distribution will not be payable with respect to Common Shares that are issued pursuant to the Offer after the record date for such distribution.

The Offering

JonesTrading will be entitled to compensation of 100 to 300 basis points of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon in writing by the Fund and JonesTrading from time to time. In connection with the sale of Common Shares on behalf of the Fund, JonesTrading may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”) and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts.

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. Under the 1940 Act, the Fund may not sell any Common Shares at a price below the current net asset value of such Common Shares, exclusive of any distributing commission or discount.

Risks	See “Risk factors” beginning on page 27 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares.

Use of Proceeds

The Fund estimates the net proceeds of the offering to be approximately $34,350,000 (after deducting the assumed commission of 1.50% of the gross sale proceeds of the Common Shares sold in this offering and estimated offering costs).

The Fund intends to invest the net proceeds of the offering in accordance with its investment objectives and policies as stated in the accompanying Prospectus under the heading “Investment objectives and principal investment strategy.” It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objectives and policies within three months after the completion of the offering. However, until it is able to do so, the Fund may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Fund’s returns during such period. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue its securities primarily for these purposes.

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TERMINATION OF INVESTMENT ADVISER

At a meeting held on June 16, 2021, the Fund’s Board of Directors approved the termination of Aberdeen Standard Investments Australia Limited (the “ASI Australia” or “Investment Adviser”) as Investment Adviser of the Fund, and ASI Australia was subsequently terminated effective September 21, 2021. Upon the effectiveness of the termination of ASI Australia, Aberdeen Standard Investments (Asia) Limited (“ASIAL” or the “Investment Manager”) will continue to serve as the Fund’s Investment Manager and Aberdeen Asset Managers Limited (“AAML” or the “Sub-Adviser,” and collectively with the Investment Manager, the “Advisers”) will continue to serve as the sub-adviser to the Fund and will maintain responsibility for investing the Fund’s assets.

Accordingly, effective as of the date of this Prospectus Supplement, all references in the Prospectus and SAI to ASI Australia as the Investment Adviser to the Fund, are hereby revised to reflect that ASI Australia ceased serving as Investment Adviser to the Fund effective September 21, 2021.

Summary of Fund expenses

The purpose of the following table and the example below is to help you understand the fees and expenses that holders of Common Shares (“Common Shareholders”) would bear directly or indirectly. The expenses shown in the table under “Other expenses,” “Interest expenses on bank borrowings” and “Total annual expenses” are based on the Fund’s unaudited semi-annual report dated April 30, 2021, and are estimated based on the Fund’s estimated average net assets for the current fiscal year ending October 31, 2021 of $94,542,000, after giving effect to the anticipated net proceeds of this offering. The tables also reflect the estimated use of leverage by the Fund through bank borrowings representing in the aggregate 25.6% of Managed Assets (consistent with the percentage of leverage in place as of April 30, 2021) of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such borrowings), and show Fund expenses as a percentage of net assets attributable to Common Shares. The table reflects the anticipated net proceeds of the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus and assuming the Fund incurs the estimated offering expenses. If the Fund issues fewer than all of the Common Shares available for sale pursuant to the Distribution Agreement and the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase.

Common Shareholder transaction expenses
Sales load (as a percentage of offering price)(1)	1.50%
Offering expenses (as a percentage of offering price)(2)	0.36%
Dividend Reinvestment and Optional Cash Purchase Plan fees (per share for open-market purchases of Common Shares)(3)
Fee for open market purchases of Common Shares	$0.02 (per share)
Fee for optional shares purchases	$5.00 (max)
Sales of shares held in a dividend reinvestment account	$0.12 (per share) and $25.00 (max)
Total Transaction Expenses (as a percentage offering price)(1)	1.86%

Annual expenses (as a percentage of net assets attributable to
Common Shares)(4)
Advisory fee(5)	0.79%
Interest expenses on bank borrowings(6)	0.26%

Other expenses	0.83%
Total annual expenses	1.88%

(1)    Represents the estimated commission with respect to the Common Shares being sold in this offering. JonesTrading will be entitled to compensation of 1.00% to 3.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon in writing by the Fund and JonesTrading from time to time. The Fund has assumed that JonesTrading will receive a commission of 1.50% of the gross sale proceeds of the Common Shares sold in this offering. This is the only sales load to be paid in connection with this offering.

(2)    Offering expenses payable by the Fund will be deducted from the proceeds, before expenses, to the Fund.

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(3)    Shareholders who participate in the Fund’s Dividend Reinvestment and Optional Cash Purchase Plan (the “Plan”) may be subject to fees on certain transactions. The Plan Agent’s (as defined below under “Dividend Reinvestment and Optional Cash Purchase Plan”) fees for the handling of the reinvestment of dividends will be paid by the Fund; however, participating shareholders will pay a $0.02 per share fee incurred in connection with open-market purchases in connection with the reinvestment of dividends, capital gains distributions and voluntary cash payments made by the participant, which will be deducted from the value of the dividend. For optional share purchases, shareholders will also be charged a $2.50 fee for automatic debits from a checking/savings account, a $5.00 one-time fee for online bank debit and/or $5.00 for check. Shareholders will be subject to $0.12 per share fee and either a $10.00 fee (for batch orders) or $25.00 fee (for market orders) for sales of shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Plan agent is required to pay. For more details about the Plan, see “Dividend Reinvestment and Optional Cash Purchase Plan.”

(4)     Based upon average net assets attributable to our Common Shares during the six months ended April 30, 2021 after giving effect to the anticipated net proceeds of this offering. Assumes the Fund sells 4,027,618 shares of Common Shares at an offering price of $8.69 (the last reported sale price per share for the Fund’s Common Shares on the NYSE American as of August 30, 2021). The price per share of any sale of Common Shares may be greater or less than the price assumed herein, depending on the market price of the Common Shares at the time of any sale. There is no guarantee that there will be any sales of shares of Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The number of shares of Common Shares actually sold pursuant to this Prospectus Supplement and the accompanying Prospectus may be less than as assumed herein.

(5)    The Investment Manager receives a monthly fee at the following annual rates: 0.65% of the Fund’s average weekly Managed Assets up to $200 million, 0.60% of Managed Assets between $200 million and $500 million, and 0.55% of Managed Assets in excess of $500 million. The advisory fee percentage calculation assumes the use of leverage by the Fund as discussed in note (6). To derive the annual advisory fee as a percentage of the Fund’s net assets (which are the Fund’s total assets less all of the Fund’s liabilities), the Fund’s average Managed Assets for the period year ended April 30, 2021 (which includes the use of leverage discussed in note (6)) (plus the anticipated net proceeds of this offering as described in note (4)) were multiplied by the annual advisory fee rate and then divided by the Fund’s average net assets for the same period (plus the anticipated net proceeds of this offering as described in note (4)).

(6)    The percentage in the table is based on total borrowings of $20,300,000 (the balance outstanding under the Fund’s Credit Facility as of April 30, 2021), representing approximately 25.6% of the Fund’s Managed Assets and an average interest rate during the six months ended April 30, 2021 of 1.22%. There can be no assurances that the Fund will be able to obtain such level of borrowing (or to maintain its current level of borrowing), that the terms under which the Fund borrows will not change, or that the Fund’s use of leverage will be profitable. The expenses shown under “Interest expense on bank borrowings” in the table above reflect the cost to the Fund of borrowings, expressed as a percentage of the Fund’s net assets as of April 30, 2021, based on interest rates in effect as of April 30, 2021. The Fund currently intends during the next twelve months to maintain a similar proportionate amount of borrowings but may increase such amount to 33 1/3% of the average daily value of the Fund’s total assets.

Example

The following example illustrates the expenses you would pay on a $1,000 investment in common shares assuming a 5% annual portfolio total return.*

1 Year	3 Years	5 Years	10 Years
$37	$77	$118	$235

* The example assumes the sales load and estimated offering costs from the expense table. The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown. The example assumes that (i) all dividends and other distributions are reinvested at NAV and (ii) the percentage amounts listed under “Total annual expenses” above remain the same in the years shown. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund — Advisory Agreements.”

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CAPITALIZATION

Pursuant to the Sales Agreement with JonesTrading, the Fund may offer and sell up to $35,000,000 of the Fund’s Common Shares from time to time through JonesTrading as the Fund’s agent for the offer and sale of the Common Shares under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of the Fund’s Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The following table sets forth the historical capitalization of the Fund as of April 30, 2021 and the as adjusted capitalization of the Fund assuming the sale of 4,027,618 Common Shares offered in this Prospectus Supplement at $8.69 per share (the last reported sale price of the Fund’s Common Shares on NYSE American on August 30, 2021), including estimated offering expenses of $125,000 and underwriting discounts and commissions of $525,000. Actual sales, if any, of the Fund’s Common Shares under this Prospectus Supplement and the accompanying Prospectus may be different than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $8.69 depending on the market price of the Fund’s Common Shares at the time of any such sale. To the extent that the market price per share of the Fund’s Common Shares on any given day is less than the NAV per share on such day, the Fund will instruct JonesTrading not to make any sales on such day.

	Actual as of April 30, 2021	As Adjusted as of April 30, 2021
Common Shareholders’ Equity:
Common Shares, $0.001 par value per share; 300,000,000 shares authorized (The “Actual” column reflects the 8,738,829 shares outstanding as of April 30, 2021. The “As Adjusted” column assumes the issuance of 4,027,618 Common Shares in this offering.)	8,739	12,767
Paid-in capital*	66,607,314	100,953,286
Total distributable loss	(7,554,402)	(7,554,402)
Net Assets	$59,061,651	$93,411,651

* As adjusted paid-in surplus reflects a deduction for estimated offering expenses of $125,000 and assumed agent discounts and commissions of $525,000.

USE OF PROCEEDS

The Fund estimates total net proceeds of the offering to be approximately $34,350,000, based on the public offering price of $8.69 per share and after deduction of the assumed agent discounts and commissions and estimated offering expenses payable by the Fund.

The Fund intends to invest the net proceeds of the offering in accordance with its investment objectives and policies as stated in the accompanying Prospectus under the heading “Investment objectives and principal investment strategy.” It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after the completion of the offering. However, until it is able to do so, the Fund may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Fund’s returns during such period. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE American. The Common Shares commenced trading on the NYSE on February 28, 1992. Effective November 4, 2002, the Fund transferred the listing of its Common Shares from the New York Stock Exchange to the NYSE American (formerly, American Stock Exchange).

The Common Shares have traded both at a premium and at a discount to the Fund’s NAV per Common Share. Although the Common Shares recently have traded at a premium to NAV, there can be no assurance that this will continue after the offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to NAV. The Fund’s NAV will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Fund. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may result in downward pressure on the market price for Common Shares.

As of August 30, 2021, 8,742,320 Common Shares were outstanding. The last reported sales price, NAV per Common Share and percentage premium to NAV per Common Share on August 30, 2021 was $8.69, $6.55 and 32.70%, respectively. The Fund cannot predict whether its Common Shares will trade in the future at a premium to or discount from NAV, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from NAV.

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PLAN OF DISTRIBUTION

Under the Sales Agreement among the Fund, the Investment Manager, the Sub-Adviser and JonesTrading, upon written instructions from the Fund, JonesTrading will use its commercially reasonable efforts consistent with its sales and trading practices, to sell, as the Fund’s sales agent, the Common Shares under the terms and subject to the conditions set forth in the Sales Agreement. JonesTrading’s sales efforts will continue until we instruct JonesTrading to suspend sales. The Fund will instruct JonesTrading as to the amount of Common Shares to be sold by JonesTrading. The Fund may instruct JonesTrading not to sell Common Shares if the sales cannot be effected at or above the price designated by the Fund in any instruction. The Fund or JonesTrading may suspend the offering of Common Shares upon proper notice and subject to other conditions.

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.

JonesTrading will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE American following the trading day on which Common Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by the Fund to JonesTrading in connection with the sales.

The Fund will pay JonesTrading commissions for its services in acting as agent in the sale of Common Shares. JonesTrading will be entitled to compensation of 100 to 300 basis points of the gross sales price per share of any Common Shares sold under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Fund and JonesTrading from time to time. The Fund has agreed to reimburse JonesTrading for reasonable fees and expenses of counsel for JonesTrading, up to (i) $35,000 in connection with the preparation of the Sales Agreement and this Prospectus Supplement and (ii) $10,000 on an annual basis in each annual period following the date of the Sales Agreement.

There is no guarantee that there will be any sales of the Fund’s Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Fund’s Common Shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth in this paragraph. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of the Fund’s Common Shares at the time of any such sale. Assuming 4,027,618 of the Fund’s Common Shares offered hereby are sold at a market price of $8.69 per share (the last reported sale price for the Fund’s Common Shares on the NYSE American on August 30, 2021), we estimate that the total cost for the offering, excluding compensation payable to JonesTrading under the terms of the Sales Agreement, would be approximately $125,000.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by the Fund and JonesTrading in connection with a particular transaction, in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Common Shares on behalf of the Fund, JonesTrading may, and will with respect to sales effected in an “at the market” offering, be deemed to be an “underwriter” within the meaning of the 1933 Act, and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts. The Fund has agreed to provide indemnification and contribution to JonesTrading against certain civil liabilities, including liabilities under the Securities Act.

The offering of the Fund’s Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Sales Agreement or (2) termination of the Sales Agreement. The Sales Agreement may be terminated by the Fund or JonesTrading in their sole discretion at any time by giving notice to the other party. In addition, JonesTrading may terminate the Sales Agreement at any time under the circumstances specified in the Sales Agreement.

The principal business address of JonesTrading is 757 Third Avenue, 23rd Floor, New York, New York 10017.

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LEGAL MATTERS

Certain legal matters in connection with the Common Shares will be passed on for the Fund by Dechert LLP.

INCORPORATION BY REFERENCE

This Prospectus Supplement, including the accompanying Prospectus, is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus Supplement and the accompanying Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and accompanying Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated July 2, 2021, filed with this Prospectus (“SAI”);

•	the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2020, filed with the SEC on January 8, 2021 (“Annual Report”);

•	the Fund’s Semi-Annual Report on Form N-CSRS for the fiscal period ended April 30, 2021, filed with the SEC on July 8, 2021 (“Annual Report”);

·	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on April 1, 2021 (“Proxy Statement”); and

•	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 001-10996) filed with the SEC on November 3, 2004.

To obtain copies of these filings, see “Additional Information” in this Prospectus Supplement and “Where You Can Find More Information” in the accompanying Prospectus.

ADDITIONAL INFORMATION

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, SAI, reports and any incorporated information will also be available from the Fund’s website at http:/www.aberdeenfco.com. Information contained on the Fund’s website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

S-6

BASE PROSPECTUS

$50,000,000

Aberdeen Global Income Fund, Inc.

Common Shares

Preferred Shares

Notes

Subscription Rights for Common Shares

The Fund. Aberdeen Global Income Fund, Inc. (the “Fund”) is a non-diversified, closed-end management investment company.

Investment Objectives. The Fund’s principal investment objective is to provide high current income by investing primarily in fixed income securities. As a secondary investment objective, the Fund seeks capital appreciation, but only when consistent with its principal investment objective.

Principal Investment Strategy; Leverage. As a non-fundamental policy, under normal market conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in debt securities. If the Fund changes its 80% policy, it will notify shareholders at least 60 days’ before the change and may need to change the name of the Fund. The Fund’s investments are divided into three categories: Developed Markets, Investment Grade Developing Markets and Sub-Investment Grade Developing Markets. “Developed Markets” are those countries contained in the FTSE World Government Bond Index, New Zealand, Luxembourg and the Hong Kong Special Administrative Region. As of May 31, 2021, securities of the following countries comprised the FTSE World Government Bond Index: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Israel, Italy, Japan, Malaysia, Mexico, Netherlands, Norway, Poland, Singapore, Spain, Sweden, the United Kingdom and the United States. “Investment Grade Developing Markets” are those countries whose sovereign debt is rated not less than Baa3 by Moody’s Investors Services Inc. (“Moody’s”) or BBB- by S&P Global Ratings (“S&P”) or comparably rated by another appropriate nationally or internationally recognized ratings agency. As of May 31, 2021, “Investment Grade Developing Markets” are comprised of the following countries: Abu Dhabi, Andorra, Aruba, Australia, Austria, Belgium, Bermuda, Botswana, Bulgaria, Canada, Cayman Islands, Chile, China, Colombia, Croatia, Curacao, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Hong Kong, Hungary, Iceland, India, Indonesia, Ireland, Isle of Man, Israel, Italy, Japan, Jersey, Kazakhstan, Kuwait, Latvia, Liechtenstein, Lithuania, Luxembourg, Macao, Malaysia, Malta, Mauritius, Mexico, Montserrat, Netherlands, New Zealand, Norway, Panama, Peru, Philippines, Poland, Portugal, Qatar, Republic of Korea (South Korea), Romania, Russia, Saudi Arabia, Singapore, Slovakia, Slovenia, Spain, Sweden, Switzerland, Taiwan, Thailand, Trinidad & Tobago, United Arab Emirates, United Kingdom, United States and Uruguay. “Sub-Investment Grade Developing Markets” are those countries that are not Developed Markets or Investment Grade Developing Markets. Under normal circumstances, at least 60% of the Fund’s total assets are invested in fixed income securities of issuers in Developed Markets or Investment Grade Developing Markets, whether or not denominated in the currency of such country; provided, however, that the Fund invests at least 40% of its total assets in fixed income securities of issuers in Developed Markets. The Fund may invest up to 40% of its total assets in fixed income securities of issuers in Sub-Investment Grade Developing Markets, whether or not denominated in the currency of such country. Fixed income securities of issuers in Sub-Investment Grade Developing Markets may be rated below investment grade, as described below, at the time of investment (sometimes referred to as “junk bonds”). Below investment grade securities are considered to be speculative with respect to the issuer’s ability to pay interest and principal when due. The Fund currently utilizes and in the future expects to continue to utilize leverage through borrowings or through other transactions, such as reverse repurchase agreements, which have the effect of leverage. The Fund may also utilize leverage through the issuance of debt securities or preferred stock, although it has no current intention to do so. The Fund anticipates using leverage in an aggregate amount up to 33 1/3% of its total assets (including the amount obtained from leverage), under normal market conditions. The Fund generally will not utilize leverage if it anticipates that the Fund’s leveraged capital structure would result in a lower return to shareholders than that obtainable over time with an unleveraged capital structure. Use of leverage creates an opportunity for increased income and capital appreciation for shareholders but, at the same time, creates special risks, and there can be no assurance that a leveraging strategy will be successful during any period in which it is employed. As of October 31, 2020, the Fund’s use of leverage as a percentage of Managed Assets was 26.2%. As of October 31, 2020, the Fund’s use of leverage as a percentage of net assets was 35.5%. See “Investment Objectives and Principal Investment Strategy” and “Leverage” below and “Investment Restrictions” in the Statement of Additional Information, dated July 2, 2021 (the “SAI”). There is no assurance that the Fund’s leveraging strategy will be successful. Leverage involves special risks. See “Investment Objectives and Principal Investment Strategy — Use of Leverage and Related Risks”

1

Offering. The Fund may offer, from time to time, up to $50,000,000 aggregate initial offering price of shares of common stock, par value $0.001 per share (“Common Shares”), preferred stock (“Preferred Shares”), promissory notes (“Notes”) subscription rights to purchase Common Shares (“Rights” and collectively with the Common Shares and Preferred Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Investing in Securities involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Before buying any Securities, you should read the discussion of the principal risks of investing in the Fund, including that the Fund may invest all or a substantial portion of its assets in below investment grade securities which are often referred to as high yield or “junk” securities. The principal risks of investing in the Fund are summarized in “The Fund at a glance — Risk Factors” beginning on page 15 of this Prospectus and further described in “Risk Factors” beginning on page 27 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 2, 2021

Investment Manager, Investment Adviser and Investment Sub-Adviser. Aberdeen Standard Investments (Asia) Limited (“ASIAL” or the “Investment Manager”) serves as investment manager to the Fund. Aberdeen Standard Investments Australia Limited (the “Investment Adviser”) serves as the investment adviser to the Fund and is responsible for overseeing the Fund’s overall investment strategy and its implementation, and will serve as such through about July 23, 2021. Aberdeen Asset Managers Limited. (“AAML” or the “Sub-Adviser,” and collectively with the Investment Adviser, the “Advisers”) serves as the investment sub-adviser of the Fund and is responsible for investing the Fund’s assets. At a meeting held on June 16, 2021, the Fund’s Board of Directors approved the termination of Aberdeen Standard Investments Australia Limited as Investment Adviser of the Fund, effective on or about July 23, 2021. Upon the effectiveness of the termination of Aberdeen Standard Investments Australia Limited, ASIAL will continue to serve as the Fund’s Investment Manager and AAML will continue to serve as the sub-adviser to the Fund and will maintain responsibility for investing the Fund’s assets.

Common Shares. The Fund’s outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the symbol “FCO.” As of June 22, 2021, the net asset value of the Fund’s Common Shares was $6.66 per Common Share and the last reported sale price for the Fund’s Common Shares on the NYSE was $8.90 per Common Share, representing a premium to net asset value of 33.6%. See “NAV, Market Price and Discount” in the Annual Report for the fiscal year ended October 31, 2020 (together with any updates thereto in subsequent periodic filings) (the “Annual Report”).

Distributions. The Fund intends to make regular monthly distributions of all or a portion of the Fund’s net interest and other investment company taxable income to common shareholders. The Fund expects to pay its common shareholders annually all or substantially all of its investment company taxable income. In addition, the Fund intends to distribute, on an annual basis, all or substantially all of any net capital gains to its common shareholders.

This Prospectus sets forth concisely information about the Fund you should know before investing. Please read this Prospectus carefully before deciding whether to invest and retain it for future reference. The SAI has been filed with the SEC. A table of contents for the SAI is located on page 47 of this Prospectus. This Prospectus incorporates by reference the entire SAI. The SAI is available along with other Fund-related materials on the EDGAR database on the SEC’s internet site (http://www.sec.gov) or upon payment of copying fees by electronic request to publicinfo@sec.gov.

You may also request a free copy of the SAI, annual and semi-annual reports to shareholders, and additional information about the Fund, and may make other shareholder inquiries, by calling Investor Relations toll-free at 1-800-522-5465, by writing to the Fund or visiting the Fund’s website (http:/www.aberdeenfco.com).

2

The Fund’s Securities do not represent a deposit or obligation of, and are not guaranteed by or endorsed by, any bank or other insured depositary institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Beginning with shareholder reports for the period ending April 30, 2021, as permitted by regulations adopted by the SEC, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund by contacting the financial intermediary through which you hold your Fund shares or, if you are a direct investor, by calling the Fund at 800-522-5465.

You may elect to receive all future reports in paper free of charge. You can inform the Fund or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by following the instructions included with this disclosure or by contacting the financial intermediary through which you hold your Fund shares or, if you are a direct investor, by calling the Fund at 800-522-5465. Your election to receive reports in paper will apply to all funds held with your financial intermediary.

3

TABLE OF CONTENTS

About this Prospectus	5

Where you can find more information	6

Incorporation by reference	6

Summary of Fund expenses	7

The Fund at a glance	8

Financial highlights	22

Senior securities	22

The Fund	22

Use of proceeds	23

Description of Common Shares	23

Investment objectives and principal investment strategy	23

Risk factors	27

Management of the Fund	29

Legal proceedings	31

Net asset value of Common Shares	31

Distributions	31

Tax matters	32

Closed-end fund structure	34

Dividend Reinvestment and Optional Cash Purchase Plan	34

Description of capital structure	35

Plan of distribution	44

Custodian, dividend paying agent, transfer agent and registrar	46

Legal opinions	46

Independent registered public accounting firm	46

Additional information	46

Table of contents for the statement of additional information	47

4

About this prospectus

This Prospectus is part of a registration statement on Form N-2 that the Fund filed with the SEC using a “shelf” registration process. Under this process, the Fund may offer, from time to time, up to $50,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or the representations made herein are accurate only as of the date on the cover page of this Prospectus. The Fund’s business, financial condition and prospects may have changed since that date. The Fund will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

Cautionary notice regarding forward-looking statements

This Prospectus, any accompanying Prospectus Supplement and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Securities will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of this Prospectus. All forward-looking statements contained in this Prospectus or in the SAI are made as of the date of this Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement.

5

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 (“1940 Act”) and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act of 1933 (“Securities Act”) and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling Investor Relations toll-free at 1-800-522-5465 or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, Statement of Additional Information and any incorporated information will also be available from the Fund’s website at http:/www.aberdeenfco.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated July 2, 2021, filed with this Prospectus (“SAI”);

•	the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2020, filed with the SEC on January 8, 2021 (“Annual Report”);

•	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on April 29, 2021 (“Proxy Statement”); and

•	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 001-10996) filed with the SEC on November 3, 2004.

To obtain copies of these filings, see “Where You Can Find More Information.”

6

Summary of Fund expenses

The purpose of the following table and the example below is to help you understand the fees and expenses that holders of Common Shares (“Common Shareholders”) would bear directly or indirectly. The expenses shown in the table under “Other expenses” are for the Fund’s most recent fiscal year ended October 31, 2020. The expenses shown in the table under “Interest expenses on bank borrowings,” “Total annual expenses” and “Total annual expenses after expense reimbursement” are based on the Fund’s average net assets for the most recent fiscal year ended October 31, 2020 of $60,738,000. As of October 31, 2020, the Fund had $20,300,000 of leverage outstanding through bank borrowings which represented 26.2% of the Managed Assets as of October 31, 2020. The table reflects Fund expenses as a percentage of net assets attributable to Common Shares.

Common Shareholder transaction expenses
Sales load (as a percentage of offering price)(1)	---%
Offering expenses (as a percentage of offering price)(1)	---%
Dividend Reinvestment and Optional Cash Purchase Plan fees (per share for open-market purchases of Common Shares)(2)
Fee for open market purchases of Common Shares	$0.02 (per share)
Fee for optional shares purchases	$5.00 (max)
Sales of shares held in a dividend reinvestment account	$0.12 (per share) and $25.00 (max)
Preferred Shares Offering Expenses Borne by the Fund (as a percentage of net assets attributable to Common Shares)(1)	---%

	Annual expenses (as a percentage of net assets attributable to
	Common Shares)
Advisory fee(3)	0.89%
Interest expenses on bank borrowings(4)	0.78%
Dividends on Preferred Shares	0.00	%(5)
Other expenses	1.22%
Total annual expenses	2.89%

(1)         If Common Shares of Preferred Shares are sold to or through underwriters, a prospectus or prospectus supplement will set forth any applicable sales load and the estimated offering expenses borne by the Fund.

(2)         Shareholders who participate in the Fund’s Dividend Reinvestment and Optional Cash Purchase Plan (the “Plan”) may be subject to fees on certain transactions. The Plan Agent’s (as defined below under “Dividend Reinvestment and Optional Cash Purchase Plan”) fees for the handling of the reinvestment of dividends will be paid by the Fund; however, participating shareholders will pay a $0.02 per share fee incurred in connection with open-market purchases in connection with the reinvestment of dividends, capital gains distributions and voluntary cash payments made by the participant, which will be deducted from the value of the dividend. For optional share purchases, shareholders will also be charged a $2.50 fee for automatic debits from a checking/savings account, a $5.00 one-time fee for online bank debit and/or $5.00 for check. Shareholders will be subject to $0.12 per share fee and either a $10.00 fee (for batch orders) or $25.00 fee (for market orders) for sales of shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Plan agent is required to pay. For more details about the Plan, see “Dividend Reinvestment and Optional Cash Purchase Plan.”

(3)         The Investment Manager receives a monthly fee at the following annual rates: 0.65% of the Fund’s average weekly Managed Assets up to $200 million, 0.60% of Managed Assets between $200 million and $500 million, and 0.55% of Managed Assets in excess of $500 million. The advisory fee percentage calculation assumes the use of leverage by the Fund as discussed in note (4). To derive the annual advisory fee as a percentage of the Fund’s net assets (which are the Fund’s total assets less all of the Fund’s liabilities), the Fund’s average Managed Assets for the fiscal year ended October 31, 2020 (which includes the use of leverage discussed in note (4)) were multiplied by the annual advisory fee rate and then divided by the Fund’s average net assets for the same period.

(4)         The table assumes total borrowings of 20,300,000 (the balance outstanding under the Fund’s Credit Facility as of October 31, 2020, representing approximately 26.2% of the Fund’s Managed Assets and an average interest rate during the fiscal year ended October 31, 2020 of 1.94%. There can be no assurances that the Fund will be able to obtain such level of borrowing (or to maintain its current level of borrowing), that the terms under which the Fund borrows will not change, or that the Fund’s use of leverage will be profitable. The expenses shown under “Interest expense on bank borrowings” in the table above reflect the cost to the Fund of borrowings, expressed as a percentage of the Fund’s net assets as of October 31, 2020, based on interest rates in effect as of October 31, 2020. The Fund currently intends during the next twelve months (i) to maintain a similar proportionate amount of borrowings but may increase such amount to 33 1/3% of the average daily value of the Fund’s total assets and (ii) not to issue notes or preferred shares.

7

(5) As of the date of this Prospectus, the Fund has not issued any Preferred Shares. The applicable prospectus supplement will set forth the expenses related to any Preferred Shares issued in the future.

Example

The following example illustrates the expenses you would pay on a $1,000 investment in common shares assuming a 5% annual portfolio total return.*

1 Year	3 Years	5 Years	10 Years
$29	$89	$152	$321

* The example does not include sales load or estimated offering costs. The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown. The example assumes that (i) all dividends and other distributions are reinvested at NAV and (ii) the percentage amounts listed under “Total annual expenses” above remain the same in the years shown. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund — Advisory Agreements.”

THE FUND AT A GLANCE

Information regarding the Fund

The Fund is a closed-end management investment company registered under the 1940 Act. The Fund was incorporated in Maryland on June 28, 1991, as a closed-end, non-diversified management investment company and commenced operations on June 28, 1991. As of June 22, 2021 the Fund’s net asset value (“NAV”) per Common Share was $6.66. See “The Fund.”

NYSE listed

As of June 22, 2021, the Fund had 8,740,048Common Shares outstanding. The Fund’s Common Shares are traded on the NYSE under the symbol “FCO.” As of June 22, 2021, the last reported sales price of a Common Share of the Fund was $8.90, representing a premium to NAV of 33.6%.

Who may want to invest

Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. The Fund may be an appropriate investment for investors who are seeking:

•	a closed-end fund that seeks a high level of current income by investing generally in global debt securities;

•	a fund that seeks to build capital gradually through appreciation and compounding interest;

•	a portfolio that may be invested globally with professional selection and active management by an experienced investment team.

Portfolio Turnover Rate

The Advisers will effect portfolio transactions without regard to holding period, if, in their judgment, such transactions are advisable in light of a change in circumstance in general market, economic or financial conditions. As a result of its investment policies, the Fund may engage in a substantial number of portfolio transactions. Accordingly, while the Fund anticipates that its annual turnover rate should not exceed 100% under normal conditions, it is impossible to predict portfolio turnover rates. The portfolio turnover rate is calculated by dividing the lesser of the Fund’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. High portfolio turnover involves correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund. In addition, a high rate of portfolio turnover may result in certain tax consequences, such as increased capital gain dividends and/or ordinary income dividends.

8

Investment Objectives and Policies

The Fund's principal investment objective is to provide high current income by investing primarily in fixed income securities. As a secondary investment objective, the Fund seeks capital appreciation, but only when consistent with its principal objective. There is no assurance that the Fund will achieve its investment objectives. The Fund's investment objectives may not be changed without the approval of the holders of a majority of the outstanding voting securities.

As a non-fundamental policy, under normal market conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in debt securities. If the Fund changes its 80% policy, it will notify shareholders at least 60 days' before the change and the name of the Fund may need to be changed.

Under normal circumstances, at least 60% of the Fund's total assets are invested in fixed income securities of issuers in Developed Markets or Investment Grade Developing Markets (as defined below), whether or not denominated in the currency of such country; provided, however, that the Fund invests at least 40% of its total assets in fixed income securities of issuers in Developed Markets. The Fund may invest up to 40% of its total assets in fixed income securities of issuers in Sub-Investment Grade Developing Markets (as defined below), whether or not denominated in the currency of such country. Fixed income securities of issuers in Sub-Investment Grade Developing Markets may be rated below investment grade, as described below, at the time of investment (sometimes referred to as “junk bonds”). Below investment grade securities are considered to be speculative with respect to the issuer's ability to pay interest and principal when due.

The following will be deemed to be "issuers in" a particular market:

•	governmental entities of the particular country;

•	banks, companies and other entities which are located in the particular country;

•	banks, companies and other entities which are organized under the laws of the particular country;

•	banks, companies and other entities for which the principal securities trading market is in the particular country;

•	entities which, although not located in the particular country, derive at least 50% of their revenues from that country or have at least 50% of their assets located in that country; and

•	wholly-owned subsidiaries of an entity whose principal place of business is located in the particular country, provided that the debt securities are guaranteed by a parent entity whose principal place of business is located in the particular country.

The Fund may also consider, among other criteria, the currency that securities are denominated in, or linked to, in determining whether the issuer of such securities is deemed to be an “issuer in” a particular market.

“Developed Markets” are those countries contained in the FTSE World Government Bond Index, New Zealand, Luxembourg and the Hong Kong Special Administrative Region. As of May 31, 2021, securities of the following countries comprised the FTSE World Government Bond Index: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Israel, Italy, Japan, Malaysia, Mexico, Netherlands, Norway, Poland, Singapore, Spain, Sweden, the United Kingdom and the United States.

“Investment Grade Developing Markets” are those countries whose sovereign debt is rated not less than Baa3 by Moody’s Investor Services Inc. (“Moody’s”) or BBB- by S&P Global Ratings (“S&P”), or comparably rated by another appropriate nationally or internationally recognized rating agency. As of May 31, 2021, “Investment Grade Developing Markets” are comprised of the following countries: Abu Dhabi, Andorra, Aruba, Australia, Austria, Belgium, Bermuda, Botswana, Bulgaria, Canada, Cayman Islands, Chile, China, Colombia, Croatia, Curacao, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Hong Kong, Hungary, Iceland, India, Indonesia, Ireland, Isle of Man, Israel, Italy, Japan, Jersey, Kazakhstan, Kuwait, Latvia, Liechtenstein, Lithuania, Luxembourg, Macao, Malaysia, Malta, Mauritius, Mexico, Montserrat, Netherlands, New Zealand, Norway, Panama, Peru, Philippines, Poland, Portugal, Qatar, Republic of Korea (South Korea), Romania, Russia, Saudi Arabia, Singapore, Slovakia, Slovenia, Spain, Sweden, Switzerland, Taiwan, Thailand, Trinidad & Tobago, United Arab Emirates, United Kingdom, United States and Uruguay.

“Sub-Investment Grade Developing Markets” are those countries that are not Developed Markets or Investment Grade Developing Markets (Sub-Investment Grade Developing Markets, together with Investment Grade Developing Markets are referred to herein as “Developing Markets”). Securities of issuers in Sub-Investment Grade Developing Markets may be rated below investment grade at the time of investment.

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While the credit quality of a market is reviewed at the time of the Fund’s investment in that market, classification of a market may be amended by the Investment Manager as ratings and/or circumstances change over time. See “Risk Factors.”

The Fund will invest in debt securities that are economically tied to a number of countries throughout the world and will, under normal circumstances, be invested in three or more different non-U.S. countries. The maximum exposure to issuers in any one Developed Market is up to 25% of the Fund's total assets; provided, however, that no more than 40% may be invested in issuers in the U.S. The maximum exposure to issuers in any one Investment Grade Developing Market is up to 20% of the Fund's total assets. The maximum exposure to issuers in any one Sub-Investment Grade Developing Market is up to 15% of the Fund's total assets. Such exposure limits are applied at the time of investment, although classification of a market or an issuer in a market may be amended by the Investment Manager as ratings and/or circumstances change over time.

The maximum exposure to the currency of any one Developed Market is up to 25% of the Fund's total assets; provided, however, the Fund may exceed this limitation with respect to the U.S. dollar. The maximum exposure to the currency of any one Investment Grade Developing Market is up to 20% of the Fund's total assets. The maximum exposure to the currency of any one Sub-Investment Grade Developing Market is up to 15% of the Fund's total assets. Such exposure limits are applied at the time of investment, although, as stated above, classification of a market may be amended by the Investment Manager as ratings and/or circumstances change over time.

Up to 75% of the Fund's investments (or the issuers of those investments) may be rated below investment grade at the time of investment; that is rated below Baa3 by Moody’s or BBB- by S&P, or comparably rated by another appropriate nationally or internationally recognized rating agency, or if unrated, judged by the Investment Manager to be of equivalent quality. Up to 10% of the Fund's investments (or the issuers of those investments) may be rated, at the time of investment, Caa1 or below by Moody's, or CCC+ or below by S&P, or comparably rated by another appropriate nationally or internationally recognized rating agency, or if unrated, judged by the Investment Manager to be of equivalent quality. Before purchasing an unrated security, the Investment Manager, Investment Adviser or Sub-Adviser analyzes the creditworthiness of the issuer of the security and of any financial institution or other party responsible for payments on the security in order to assign a rating to the security. In the event that a security receives different ratings from different rating agencies (Fitch, Moody's and S&P), the Investment Manager, Investment Adviser or Sub- Adviser will apply the highest rating received from the rating agencies in determining compliance with these guidelines. While the credit quality of each of the Fund's investments is evaluated at the time of investment, the credit quality of the Fund's portfolio may be reviewed from time to time and adjusted accordingly.

The Investment Manager, Investment Adviser and Sub-Adviser consider external credit assessments available from international rating agencies such as Moody's and S&P, as well as any reports on the issuer which may be available from brokers or other sources. In some Developing Markets, where issues are often unrated or are at the lower end of the credit risk spectrum, the Investment Manager, the Investment Adviser and the Sub-Adviser believe that opportunities exist for skilled analysts to add value through extensive company research and detailed credit assessment.

Low-credit debt can sometimes become equity. Due to the conversion of convertible notes and warrants, the Fund may from time to time become an (often) involuntary holder of equities until such stock can be sold as and when an optimal price can be achieved, given market conditions. It may be in the interests of shareholders for the Fund to hold such stock for short term periods.

Similarly, distressed companies can sometimes restructure via debt-for-equity swaps in order to stay solvent and viable. In this case, the investor becomes an involuntary equity holder and, once again, it may be in the best interests of shareholders that the Fund holds such securities for short periods of time, especially in extreme market conditions, until optimal prices can be obtained.

The Fund currently utilizes and in the future expects to continue to utilize leverage through borrowings or through other transactions, such as reverse repurchase agreements, which have the effect of leverage. The Fund may also utilize leverage through the issuance of debt securities or preferred stock, although it has no current intention to do so. The Fund anticipates using leverage in an aggregate amount up to 33 1/3% of its total assets (including the amount obtained from leverage), under normal market conditions. The Fund generally will not utilize leverage if it anticipates that the Fund's leveraged capital structure would result in a lower return to shareholders than that obtainable over time with an unleveraged capital structure. Use of leverage creates an opportunity for increased income and capital appreciation for shareholders but, at the same time, creates special risks, and there can be no assurance that a leveraging strategy will be successful during any period in which it is employed.

Consistent with its investment objectives, the Fund may invest in a broad array of financial instruments and securities in which the value of the instrument or security is “derived’ from the performance of an underlying asset or a "benchmark" such as a security index, an interest rate or a foreign currency (“derivatives”). The Fund may use derivatives to manage currency risk, credit risk and interest rate risk and to replicate or as a substitute for physical securities. The Fund may use interest rate swaps to hedge the Fund's liability with respect to its leverage. There is no limit on the amount of interest rate swap transactions that may be entered into by the Fund.

Derivative debt securities that replicate, or substitute for, the currency of a particular country will be counted toward the limitations applicable with respect to issuers in that country. The Fund may invest in over-the-counter or exchange traded derivatives. The Fund may invest in derivatives up to the limits allowed under the 1940 Act.

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The Fund may invest in securities issued by investment companies registered as such under the 1940 Act and unregistered, private funds (each, an “acquired company”), subject to the limitations below (which are to be applied immediately after the acquisition of such securities).

The Fund may not acquire securities issued by an acquired company:

●      if the value of such securities exceeds 3% of the total outstanding voting stock of the acquired company;

●      if the aggregate value of such securities would exceed 5% of the value of the total assets of the Fund; or

●      if the aggregate value of such securities, together with all other acquired company securities in the Fund's portfolio, would exceed 10% of the value of the total assets of the Fund.

In response to adverse market, political or economic conditions, or in other circumstances when warranted in the Investment Manager's judgment, the Fund may invest without limit in U.S. Government securities and short-term debt obligations of U.S. banks and corporations rated not less than Aa or Prime-2 by Moody’s or AA or A-2 by S&P at the time of purchase for temporary defensive purposes. The Fund also may invest in these instruments on a temporary basis to meet liquidity or distribution requirements. To the extent the Fund invests in these securities, it may not achieve its investment objective. The yield on these securities may be lower than the yields on lower rated debt securities. Although Prime-2 and A-2 ratings denote issuers with a strong (Moody's) or satisfactory (S&P) ability to repay short-term debt in a timely manner, the relative degree of safety is not as high as the very highest rating categories. In addition, the Fund may enter into repurchase agreements and lending agreements involving these securities.

As a general matter and subject to applicable law, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of the Fund's investments will not constitute a violation of such limitation, except that any borrowing by the Fund that exceeds the corresponding fundamental investment limitation stated in the Fund’s SAI must be reduced to meet such limitation within the period required by the 1940 Act (currently three days). Otherwise, the Fund may continue to hold a security even though it causes the Fund to exceed a percentage limitation because of fluctuation in the value of the Fund's assets.

Unless otherwise indicated, the investment policies described above are not “fundamental” and may be changed by the Fund at any time.

Leverage

 The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including reverse repurchase agreements, credit facilities such as bank loans or commercial paper, and the issuance of preferred shares or notes. The Fund is permitted to have financial leverage representing up to the maximum extent permitted by the 1940 Act, which is up to 33 1/3% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such leverage). The Fund intends to use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The Fund’s $40,000,000 revolving credit loan facility with The Bank of Nova Scotia was renewed for a 3-year term on February 28, 2020 and, as of October 31, 2020, had $20,300,000 in borrowings outstanding under the Credit Facility, which represented 26.2% of the Fund’s Managed Assets as of such date (including the proceeds of such leverage). The Credit Facility expires on February 28, 2023 (although, subject to certain conditions including the payment of an additional fee, the Fund may extend the maturity date of its outstanding loans for up to approximately one (1) year following such expiration date). Although the Fund currently intends to renew the Credit Facility prior to its expiration date, there can be no assurance that the Fund will be able to do so or do so on terms similar to the current Credit Facility, which may adversely affect the ability of the Fund to pursue its investment objectives and strategies. See “Investment Objectives and Principal Investment Strategy—Use of Leverage and Related Risks” for more information.

The 1940 Act generally limits the extent to which the Fund may utilize “uncovered” reverse repurchase agreements and borrowings, together with any other senior securities representing indebtedness to 33 1/3% of the Fund’s total assets at the time utilized. In addition, the 1940 Act limits the extent to which the Fund may issue preferred shares to 50% of the Fund’s total assets (less the Fund’s obligations under uncovered reverse repurchase agreements, borrowings and other senior securities representing indebtedness)). “Covered” reverse repurchase agreements will not be counted against the foregoing limits under the 1940 Act. A reverse repurchase agreement will be considered “covered” if the Fund segregates an amount of cash and/or liquid securities equal to the Fund’s obligations under such reverse repurchase agreement (or segregates such other amounts as may be permitted by the 1940 Act or SEC guidance from time to time); otherwise, a reverse repurchase agreement will be considered “uncovered.” The Fund may not cover a reverse repurchase agreement if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Advisers, the assets that would have been used to cover could be better used for a different purpose.

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Use of leverage creates an opportunity for increased income and return for the Common Shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Common Shares. There can be no assurance that the Fund will continue to use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund may be subject to fees, covenants and investment restrictions required by the NRSRO as a result. Such covenants and restrictions imposed by a NRSRO or lender may include asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or restrictions will significantly impede the Advisers in managing the Fund’s portfolio in accordance with its investment objectives and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund expects that any notes or a credit facility would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Advisers to make different investment decisions than if there were no such restrictions and could limit the ability of the Board and Common Shareholders to change fundamental investment policies. If preferred shares are used, holders of preferred shares will have rights to elect a minimum of two directors. This voting power may negatively affect Common Shareholders, and the interests of holders of preferred shares may otherwise differ from the interests of Common Shareholders. Any directors elected by preferred shareholders will represent both Common Shareholders as well as holders of preferred shares. Such directors may have a conflict of interest when the interests of Common Shareholders differ from those of holders of preferred shares.

The costs of a financial leverage program (including the costs of offering preferred shares and notes) will be borne by Common Shareholders and consequently will result in a reduction of the NAV of the Common Shares. During periods in which the Fund is using leverage, the fees paid by the Fund for investment advisory services will be higher than if the Fund did not use leverage because the investment advisory fees paid will be calculated on the basis of the Fund’s Managed Assets, which includes proceeds from (and assets subject to) reverse repurchase agreements, any credit facility and any issuance of preferred shares or notes, so that the investment advisory fees payable to the Investment Manager will be higher when leverage is utilized. This will create a conflict of interest between the Advisers, on the one hand, and Common Shareholders, on the other hand. To monitor this potential conflict, the Board intends periodically to review the Fund’s use of leverage, including its impact on Fund performance and on the Advisers’ fees. See “Management of the Fund — Potential Conflicts of Interest of the Advisers” in the SAI. Fees and expenses in respect of financial leverage, as well as the investment advisory fee and all other expenses of the Fund, will be borne entirely by the Common Shareholders, and not by preferred shareholders, noteholders or any other leverage providers.

The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, derivative transactions, loans of portfolio securities, and when-issued, delayed delivery and forward commitment transactions. See “Investment Objectives and Principal Investment Strategy — Use of Leverage and Related Risks” and “Risk Factors.”

The Investment Manager

Aberdeen Standard Investments (Asia) Limited serves as investment manager to the Fund, pursuant to a management agreement. The Investment Manager manages the Fund’s investments and makes investment decisions on behalf of the Fund, including the selection of and the placement of orders with, brokers and dealers to execute portfolio transactions on behalf of the Fund. At the Investment Manager’s request, the Investment Adviser will make recommendations of the overall structure of the Fund’s portfolio including asset allocation advice and general advice on investment strategy. The Sub-Adviser manages the portion of the Fund’s assets that the Investment Manager allocates to it. The Investment Adviser and Sub-Adviser are paid by the Investment Manager, not the Fund. The Investment Manager is located at 21 Church Street, #01-01 Capital Square Two, Singapore 049480.

The Investment Adviser

Aberdeen Standard Investments Australia Limited, an Australian Company, serves as Investment Adviser and provides day-to-day investment management services to the Fund, and will serve as such through about July 23, 2021. The Investment Adviser’s principal place of business is located at Level 10, 255 George Street, Sydney, NSW 2000, Australia. At a meeting held on June 16, 2021, the Fund’s Board of Directors approved the termination of Aberdeen Standard Investments Australia Limited as Investment Adviser of the Fund, effective on or about July 23, 2021. Upon the effectiveness of the termination of Aberdeen Standard Investments Australia Limited, ASIAL will continue to serve as the Fund’s Investment Manager and Aberdeen Asset Managers Limited will continue to serve as the sub-adviser to the Fund and will maintain responsibility for investing the Fund’s assets.

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The Sub-Adviser

Aberdeen Asset Managers Limited serves as the Sub-Adviser to the Fund, pursuant to a sub-advisory agreement. The Sub-Adviser is located at Bow Bells House, 1 Bread Street, London, England EC4M 9HH.

The Administrator

Aberdeen Standard Investments Inc., located at 1900 Market Street, Suite 200, Philadelphia, PA 19103, serves as administrator to the Fund. Under the administration agreement, ASII is generally responsible for managing the administrative affairs of the Fund.

For administration related services, ASII is entitled to receive a fee that is computed monthly and paid quarterly at an annual rate of 0.125% of the Fund’s average weekly Managed Assets up to$1 billion, 0.10% of the Fund’s average weekly Managed Assets in between $1 billion and $2 billion, and 0.075% of the Fund’s average weekly Managed Assets in excess of $2 billion, plus certain out-of-pocket expenses.

State Street Bank and Trust Company serves as sub-administrator of the Fund and is paid by ASII out of the fees it receives as the Fund’s administrator. See “Management of the Fund — The Administrator.”

Investor Relations

Under the terms of the Investor Relations Services Agreement, ASII provides and/or engages third parties to provide investor relations services to the Fund and certain other funds advised by ASIAL or its affiliates as part of an Investor Relations Program.

Under the Investor Relations Services Agreement, the Fund owes a portion of the fees related to the Investor Relations Program (the “Fund’s Portion”). However, investor relations services fees are limited by ASII so that the Fund will only pay up to an annual rate of 0.05% of the Fund’s average weekly net assets. Any difference between the capped rate of 0.05% of the Fund’s average weekly net assets and the Fund’s Portion is paid for by ASII.

Pursuant to the terms of the Investor Relations Services Agreement, ASII (or third parties engaged by ASII), among other things, provides objective and timely information to shareholders based on publicly-available information; provides information efficiently through the use of technology while offering shareholders immediate access to knowledgeable investor relations representatives; develops and maintains effective communications with investment professionals from a wide variety of firms; creates and maintains investor relations communication materials such as fund manager interviews, films and webcasts, publishes white papers, magazine articles and other relevant materials discussing the Fund’s investment results, portfolio positioning and outlook; develops and maintains effective communications with large institutional shareholders; responds to specific shareholder questions; and reports activities and results to the Board and management detailing insight into general shareholder sentiment.

Legal proceedings

The Fund and the Advisers are not currently parties to any material legal proceedings.

Distributions

The Fund intends to make regular monthly distributions to shareholders. The amount of each monthly distribution will vary depending on a number of factors, including distributions payable on preferred shares or notes (if any) or other costs of financial leverage. As portfolio and market conditions change, the rate of distribution on the Common Shares and the Fund’s distribution policy could change. On an annual basis, the Fund intends to distribute all or substantially all of its net investment income (after it pays accrued distributions on any outstanding preferred shares or other costs of financial leverage) to meet the requirements for qualification as a regulated investment company under the Code.

The net investment income of the Fund will consist of all interest income accrued on portfolio investments, short-term capital gain (including short-term gains on options, futures and forward positions and gains on the sale of portfolio investments held for one (1) year or less) in excess of long-term capital loss and income from certain hedging transactions, less all expenses of the Fund. Expenses of the Fund will be accrued each day. The Fund intends to distribute all or substantially all of the Fund’s net investment income each year. In addition, at least annually the Fund intends to distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss). To the extent that the Fund’s net investment income and net capital gain for any year exceed the total distributions paid during the year, the Fund will make a special distribution at or near year-end of such excess amount as may be required. Under the 1940 Act, for any distribution that includes amounts from sources other than net income, the Fund is required to provide Common Shareholders a written statement regarding the components of such distribution. Such a statement will be provided at the time of any distribution believed to include any such amounts.

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If, for any taxable year, the total distributions made exceed the Fund’s current and accumulated earnings and profit, the excess will, for U.S. federal income tax purposes, be treated as a tax-free return of capital to each Common Shareholder up to the amount of the Common Shareholder’s tax basis in his or her Common Shares, and thereafter as gain from the sale of Common Shares. The amount treated as a tax-free return of capital will reduce the Common Shareholder’s adjusted tax basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Common Shares. To the extent the Fund’s distribution policy results in distributions in excess of its net investment income and net capital gain, such distributions will decrease its total assets and increase its expense ratio to a greater extent than would have been the case if distributions were limited to these amounts. Distributions in any year may or may not include a substantial return of capital component.

Common Shareholders will automatically reinvest some or all of their distributions in additional Common Shares pursuant to the Fund’s Dividend Reinvestment and Optional Cash Purchase Plan, unless such Common Shareholders contact the Plan Agent and elect to receive distributions in cash. See “Dividend Reinvestment and Optional Cash Purchase Plan.”

Dividend reinvestment and optional cash purchase plan

The Fund has established a dividend reinvestment and optional cash purchase plan. A Common Shareholder will automatically have all dividends and distributions reinvested in Common Shares newly issued by the Fund or Common Shares of the Fund purchased in the open market in accordance with the Fund’s dividend reinvestment and optional cash purchase plan unless the Common Shareholder specifically elects to receive cash. Taxable distributions are subject to federal income tax whether received in cash or additional common shares. See “Distributions” and “Dividend Reinvestment and Optional Cash Purchase Plan.”

Custodian, dividend paying agent, transfer agent and registrar

State Street serves as custodian (the “Custodian”) for the Fund. State Street also provides accounting services to the Fund. State Street also serves as the Fund’s dividend paying agent, transfer agent and registrar. See “Custodian, Dividend Paying Agent, Transfer Agent and Registrar.”

Closed-end fund structure

The Fund is a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objectives and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Shares might trade at a discount to NAV and that any such discount may not be in the interest of Common Shareholders, the Board, in consultation with the Advisers, from time to time may review possible actions to reduce any such discount. On June 12, 2018, the Board approved a share repurchase program (“Program”) for the Fund. The Program allows the Fund to purchase, in the open market, its outstanding common shares, with the amount and timing of any repurchase determined at the discretion of the Advisers and subject to market conditions and investment considerations. The Board might also consider other options to reduce the discount, such as tender offers for Common Shares at NAV. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to NAV. The Board might also consider the conversion of the Fund to an open-end mutual fund, which would also require a vote of the shareholders of the Fund. Conversion of the Fund to an open-end mutual fund would require approval by both (i) a majority of the Board and (ii) a vote of shareholders representing the lesser of (a) 67% or more of the outstanding voting securities of the Fund at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities are present in person or by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

The Fund has no limitation on investments in illiquid securities (closed-end funds are not required to have any such limitation) and may invest all or a portion of its assets in illiquid securities. In order to meet redemptions upon request by shareholders, open-end funds typically cannot have more than 15% of their net assets in illiquid securities. Thus, if the Fund were to convert to an open-end fund, it would have to adopt a limitation on illiquid securities and may need to revise its investment objectives, strategies and policies. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment funds absent significant changes in portfolio holdings, including with respect to certain illiquid securities, and investment policies. The Board believes, however, that the closed-end structure is desirable, given the Fund’s investment objectives, strategies and policies. Investors should assume, therefore, that it is highly unlikely that the Board would vote to convert the Fund to an open-end investment company. Investors should note that the issuance of preferred shares to provide investment leverage could make a conversion to an open-end fund more difficult because of the voting rights of preferred shareholders, the costs of redeeming preferred shares and other factors. See “Description of Capital Structure.”

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Risk factors

You should carefully consider the following factors, as well as the other information in this prospectus, before making an investment in the Fund.

General. The Fund is a non-diversified, closed-end investment company designed primarily as a long-term investment and not as a trading tool. The Fund invests generally in a portfolio of fixed income securities. An investment in the Fund’s Common Stock may be speculative and involves a high degree of risk. The Fund should not be considered a complete investment program. Due to the uncertainty in all investments, there can be no assurance that the Fund will achieve its investment objective.

Investment and Market Risk. An investment in Shares is subject to investment risk, including the possible loss of the entire principal amount that you invest. Your investment in Shares represents an indirect investment in the securities owned by the Fund. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably, and these fluctuations are likely to have a greater impact on the value of the Shares during periods in which the Fund utilizes a leveraged capital structure. If the current global economic downturn continues into a prolonged recession or deteriorates further, the ability of issuers of the corporate fixed-income securities and other securities in which the Fund invests to service their obligations could be materially and adversely affected.

The value of the securities in which the Fund invests will affect the value of the Shares. Your Shares at any point in time may be worth less than your original investment, even after taking into account the reinvestment of Fund dividends and distributions.

Credit Risk. Investments in debt securities expose the Fund to credit risk. Credit risk is the risk that one or more of the Fund’s investments in debt securities or other instruments will decline in price, or fail to pay interest, liquidation value or principal when due, because the issuer of the obligation or the issuer of a reference security experiences an actual or perceived decline in its financial status. Credit risk is influenced by changes in general economic and political conditions and changes in the financial condition of the issuers. During periods of economic downturn or rising interest rates, issuers of securities with a low credit rating may experience financial weakness that could affect their ability to make payments of interest and principal.

Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of securities with low credit ratings, especially in markets characterized by a low volume of trading.

Interest Rate Risk. Generally, when market interest rates rise, the prices of debt obligations fall, and vice versa. Interest rate risk is the risk that debt obligations and other instruments in the Fund’s portfolio will decline in value because of increases in market interest rates. This risk may be particularly acute because market interest rates are currently at historically low levels. The prices of long-term debt obligations generally fluctuate more than prices of short-term debt obligations as interest rates change. During periods of rising interest rates, the average life of certain types of securities may be extended due to slower than expected payments. This may lock in a below market yield, increase the security’s duration and reduce the security’s value. The Fund’s use of leverage will tend to increase interest rate risk.

Investments in floating rate debt instruments, although generally less sensitive to interest rate changes than longer duration fixed rate instruments, may nevertheless decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, floating rate instruments will not generally increase in value if interest rates decline. Inverse floating rate debt securities may also exhibit greater price volatility than a fixed rate debt obligation with similar credit quality. To the extent the Fund holds floating rate instruments, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Fund’s common shares.

Foreign Securities Risk. Investing in foreign securities involves certain special considerations that are not typically associated with investments in the securities of U.S. issuers. Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards and may have policies that are not comparable to those of domestic issuers. As a result, there may be less information available about foreign issuers than about domestic issuers. Securities of some foreign issuers may be less liquid and more volatile than securities of comparable domestic issuers. There is generally less government supervision and regulation of securities markets, brokers and issuers than in the United States. In addition, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, political and social instability, or diplomatic developments which could affect the value of investments in those countries. The costs of investing in foreign countries frequently are higher than the costs of investing in the United States. Although the Investment Manager endeavors to achieve the most favorable execution costs in portfolio transactions, trading costs in non-U.S. securities markets are generally higher than trading costs in the United States.

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Investments in securities of foreign issuers often will be denominated in foreign currencies. Accordingly, the value of the Fund’s assets, as measured in U.S. dollars, may be affected favorably or unfavorably by changes in currency exchange rates and in exchange control regulations. The Fund may incur costs in connection with conversions between various currencies. See “Foreign Currency Risk.”

The Fund generally holds its foreign securities and cash in foreign banks and securities depositories approved by State Street Bank and Trust Company, the Fund’s Foreign Custody Manager (as that term is defined in Rule 17f-5 under the 1940 Act). Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. There may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

Certain foreign governments levy withholding or other taxes on dividend and interest income. Although in some countries a portion of these taxes are recoverable, the non-recovered portion of foreign withholding taxes will reduce the income received from investments in such countries.

From time to time, the Fund may have invested in certain sovereign debt obligations that are issued by, or certain companies that operate in or have dealings with, countries that become subject to sanctions or embargoes imposed by the U.S. government and the United Nations and/or countries identified by the U.S. government as state sponsors of terrorism. Investments in such countries may be adversely affected because, for example, the credit rating of the sovereign debt security may be lowered due to the country’s instability or unreliability or the company may suffer damage to its reputation if it is identified as a company which operates in, or has dealings with, such countries. As an investor in such companies, the Fund will be indirectly subject to those risks.

Emerging Markets Risk. The foreign securities in which the Fund may invest may be issued by companies or governments located in emerging market countries. Investing in the securities of issuers operating in emerging markets involves a high degree of risk and special considerations not typically associated with investing in the securities of other foreign or U.S. issuers. Compared to the United States and other developed countries, emerging market countries may have relatively unstable governments, economies which may be more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets and therefore issuers of such emerging markets may be more affected by the performance of such industries or sectors. Emerging market economies may be based on only a few industries and securities markets that trade a small number of securities. Securities issued by companies or governments located in emerging market countries tend to be especially volatile (particularly during market closures due to local market holidays or other reasons) and may be less liquid than securities traded in developed countries. Securities in these countries have been characterized by greater potential loss than securities of companies and governments located in developed countries. Investments in the securities of issuers located in emerging markets could be affected by risks associated with expropriation and/or nationalization, political or social instability, pervasiveness of corruption and crime, armed conflict, the impact on the economy of civil war, religious or ethnic unrest and the withdrawal or non-renewal of any license enabling the Fund to trade in securities of a particular country, confiscatory taxation, restrictions on transfers of assets, lack of uniform accounting and auditing standards, less publicly available financial and other information, diplomatic development which could affect U.S. investments in those countries, and potential difficulties in enforcing contractual obligations. Emerging market countries generally have less developed legal, accounting and financial reporting systems than those in more developed markets, which may reduce the scope or quality of financial information available to investors. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers.

Countries in emerging markets are also more likely to experience high levels of inflation, deflation or currency devaluation, which could also hurt their economies and securities markets. For these and other reasons, investments in emerging markets are often considered speculative.

Foreign Currency Risk. The Fund may invest all of its assets in debt securities which are denominated in currencies other than the U.S. dollar. Currency exchange rates can fluctuate significantly over short periods and can be subject to unpredictable changes based on a variety of factors including political developments and currency controls by governments. A change in the value of a currency in which a security is denominated against the U.S. dollar will generally result in a change in the U.S. dollar value of the Fund’s assets. If the exchange rate for a non-U.S. currency declines compared to the U.S. dollar, the Fund’s NAV would decline. In addition, although much of the Fund’s income will be received or realized in non-U.S. currencies, the Fund is required to compute and distribute its income in U.S. dollars. Therefore, for example, if the exchange rate for a non-U.S. currency declines after the Fund’s income has been accrued and translated into U.S. dollars, but before the income has been received or converted into U.S. dollars, the Fund could be required to liquidate securities to make distributions. Similarly, if the exchange rate declines between the time the Fund incurs expenses in U.S. dollars and the time expenses are paid, the amount of non-U.S. currency required to be converted into U.S. dollars in order to pay such U.S. dollar expenses will be greater than the non-U.S. currency equivalent of the expenses at the time they were incurred.

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The currencies of Developing Markets, in particular, have experienced periods of steady declines or even sudden devaluations relative to the U.S. dollar. Some Developing Market currencies may not be internationally traded or may be subject to strict controls by local governments, resulting in undervalued or overvalued currencies. Some Developing Markets have experienced balance of payment deficits and shortages in foreign exchange reserves. Governments have responded by restricting currency conversions. Future restrictive exchange controls could prevent or restrict a company’s ability to make dividend or interest payments in the original currency of an obligation (often U.S. dollars). In addition, even though the currencies of some Developing Markets may be convertible into U.S. dollars, the conversion rates may be artificial to their actual market values.

Sovereign Debt Obligations Risk. Investments in Developing Market countries’ government debt obligations involve special risks. Certain Developing Market countries have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. The issuer or governmental authority that controls the repayment of a Developing Market country’s debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A debtor’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation and, in the case of a government debtor, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government debtor’s policy towards the International Monetary Fund and the political constraints to which a government debtor may be subject. Government debtors may default on their debt and may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a debtor’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the government debtor, which may further impair such debtor’s ability or willingness to service its debts on a timely basis. Holders of government debt, including the Fund, may be requested to participate in the rescheduling of such debt and to extend further loans to government debtors.

As a result of the foregoing, a government obligor may default on its obligations. If such an event occurs, the Fund may have limited legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign government debt securities to obtain recourse may be subject to the political climate in the relevant country. In addition, no assurance can be given that the holders of more senior fixed income securities, such as commercial bank debt, will not contest payments to the holders of other foreign government debt securities in the event of default under their commercial bank loan agreements.

Government obligors in Developing Market countries are among the world’s largest debtors to commercial banks, other governments, international financial organizations and other financial institutions. The issuers of the government debt securities in which the Fund may invest have in the past experienced substantial difficulties in servicing their external debt obligations, which led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements, and obtaining new credit to finance interest payments. Holders of certain foreign government debt securities may be requested to participate in the restructuring of such obligations and to extend further loans to their issuers. There can be no assurance that the foreign government debt securities in which the Fund may invest will not be subject to similar restructuring arrangements or to requests for new credit, which may adversely affect the Fund’s holdings. Furthermore, certain participants in the secondary market for such debt may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants. Investments in Developing Market countries’ government debt securities involve currency risk. See “Foreign Currency Risk” above.

Corporate Debt Risk. The Fund may invest in debt securities of non-governmental issuers. Like all debt securities, corporate debt securities generally represent an issuer’s obligation to repay to the investor (or lender) the amount borrowed plus interest over a specified time period. A typical corporate bond specifies a fixed date when the amount borrowed (principal) is due in full, known as the maturity date, and specifies dates when periodic interest (coupon) payments will be made over the life of the security.

Corporate debt securities come in many varieties and may differ in the way that interest is calculated, the amount and frequency of payments, the type of collateral, if any, and the presence of special features (e.g., conversion rights). The Fund’s investments in corporate debt securities may include, but are not limited to, senior, junior, secured and unsecured bonds, notes and other debt securities, and may be fixed rate, floating rate, zero coupon and inflation linked, among other things.

Prices of corporate debt securities fluctuate and, in particular, are subject to several key risks including, but not limited to, interest rate risk, credit risk, prepayment risk and spread risk. The market value of a corporate bond may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the corporate debt securities in which the Fund may invest may not be able to meet their obligations on interest or principal payments at the time called for by an instrument.

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High-Yield Bonds and Other Lower-Rated Securities Risk. The Fund’s investments in high-yield bonds (commonly referred to as “junk bonds”) and other lower-rated securities will subject the Fund to substantial risk of loss. Investments in high-yield bonds are speculative and issuers of these securities are generally considered to be less financially secure and less able to repay interest and principal than issuers of investment-grade securities. Prices of high-yield bonds tend to be very volatile. These securities are less liquid than investment-grade debt securities and may be difficult to price or sell, particularly in times of negative sentiment toward high-yield securities. The Fund’s investments in lower rated securities may involve the following specific risks: greater risk of loss due to default because of the increased likelihood that adverse economic or company specific events will make the issuer unable to pay interest and/or principal when due; wider price fluctuations due to changing interest rates and/or adverse economic and business developments; and greater risk of loss due to declining credit quality.

Bank Loan Risk. Bank loans include floating and fixed-rate debt obligations. Floating rate loans are debt obligations issued by companies or other entities with floating interest rates that reset periodically. Bank loans may include, but are not limited to, term loans, delayed funding loans, bridge loans and revolving credit facilities. Loan interest will primarily take the form of assignments purchased in the primary or secondary market but may include participants. Floating rate loans are secured by specific collateral of the borrower and are senior to most other securities of the borrower (e.g., common stock or debt instruments) in the event of bankruptcy. Floating rate loans are often issued in connection with recapitalizations, acquisitions, leveraged buyouts, and refinancings. Floating rate loans are typically structured and administered by a financial institution that acts as the agent of the lenders participating in the floating rate loan. Floating rate loans may be acquired directly through the agent, as an assignment from another lender who holds a direct interest in the floating rate loan, or as a participation interest in another lender’s portion of the floating rate loan.

There are a number of risks associated with an investment in bank loans including credit risk, interest rate risk, illiquid securities risk, and prepayment risk. There is also the possibility that the collateral securing a loan, if any, may be difficult to liquidate or be insufficient to cover the amount owed under the loan. These risks could cause the Fund to lose income or principal on a particular investment, which in turn could affect the Fund’s returns. In addition, bank loans may settle on a delayed basis, resulting in the proceeds from the sale of such loans not being readily available to make additional investments. To the extent the extended settlement process gives rise to short-term liquidity needs, the Fund may hold additional cash or sell investments.

Leverage Risk. The Fund generally seeks to enhance its total returns through the use of leverage. The Fund currently has a bank loan to finance investments as a form of leverage.

The Fund also has authority to issue preferred stock to finance investments. Leverage entails particular risks for holders of the Fund’s common stock. The issuance of preferred stock would affect the amount of income available for distribution on the Fund’s common stock as well as the net asset value of the common stock and the voting rights of holders of common stock. Leverage would exaggerate the effects of both currency fluctuations and of market downturns or upturns on the net asset value and market value of the Fund’s common stock, as well as on distributions to holders of common stock. Leverage can also increase the volatility of the Fund’s net asset value, and expenses related to leverage can reduce the Fund’s income. In the case of leverage, if Fund assets decline in value so that legal asset coverage requirements for any borrowings or preferred stock would not be met, the Fund may be prevented from paying distributions, which could jeopardize its qualification for pass-through tax treatment, make it liable for excise taxes and/ or force it to sell portfolio securities at an inopportune time. Holders of preferred stock have the right to elect two directors, and such holders, as well as Fund creditors, have the right under certain circumstances to elect a majority of the Fund’s directors.

As noted above, the Fund currently leverages through borrowings from a credit facility. The Fund has entered into a revolving Credit Agreement with The Bank of Nova Scotia to borrow up to $40 million. Such borrowings constitute financial leverage. The Credit Agreement contains customary covenant, negative covenant and default provisions, including covenants that limit the Fund’s ability to incur additional debt or consolidate or merge into or with any person, other than as permitted, or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets. The covenants also impose on the Fund asset coverage requirements, fund composition requirements and limits on certain investments, such as illiquid investments, which are more stringent than those imposed on the Fund by the 1940 Act. In addition, the Fund agreed not to purchase assets not contemplated by the investment policies and restrictions in effect when the Credit Agreement became effective. The covenants or guidelines could impede the Investment Manager, Investment Adviser or Sub-Adviser from fully managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies. Furthermore, non-compliance with such covenants or the occurrence of other events could lead to the cancellation of the loan facility. The Fund may not incur additional debt from any other party, except for in limited circumstances (e.g., in the ordinary course of business). The covenants include a requirement that the Fund maintain net assets of no less than $75 million. Such restrictions shall apply only so long as the Credit Agreement remains in effect.

Indebtedness issued under the Credit Agreement is not convertible into any other securities of the Fund. Outstanding amounts would be payable at maturity or such earlier times as required by the Credit Agreement. The Fund may be required to prepay outstanding amounts under the Credit Agreement in the event of the occurrence of certain events of default. The Fund is expected to indemnify the lenders under the Credit Agreement against certain liabilities they may incur in connection with the Credit Agreement. The Fund is required to pay commitment fees under the terms of the Credit Agreement. With the use of borrowings, there is a risk that the interest rates paid by the Fund on the amount it borrows will be higher than the return on the Fund’s investments. The credit facility with The Bank of Nova Scotia may in the future be replaced or refinanced by one or more credit facilities having substantially different terms, or the Fund may be unable to renew or replace its credit facility upon the termination of the current facility, possibly requiring it to sell portfolio securities at times or prices that are disadvantageous. Any of these situations could adversely impact income or total return to shareholders.

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The Fund must comply with investment quality, diversification and other guidelines established by the credit facility. The Fund does not anticipate that such guidelines will have a material adverse effect on the Fund’s common stockholders or its ability to achieve its investment objectives.

Successful use of a leveraging strategy may depend on the Investment Manager’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.

Liquidity Risk. While the Fund ordinarily invests in debt securities for which there is an active secondary market, the Fund may invest in debt securities for which there is no established secondary market. The securities markets that exist in developing market countries are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other more developed countries. Settlement and custodial practices (including those involving securities settlement where fund assets may be released prior to receipt of payment) are also often less developed than those in U.S. or other developed markets, and may result in increased risk or substantial delays in the event of a failed trade or the insolvency of, or breach of duty by, a non-U.S. broker-dealer, securities depository or non-U.S. subcustodian.

Liquidity in developing markets may be low and transaction costs high. Reduced liquidity often creates higher volatility, as well as difficulties in obtaining accurate market quotations for financial reporting purposes and for calculating net asset values, and sometimes also an inability to buy and sell securities. Market quotations on many non-U.S. debt securities may only be available from a limited number of dealers and may not necessarily represent firm bids from those dealers or prices for actual sales.

In addition, the markets for below investment grade securities may be substantially smaller, less developed, less liquid and more volatile than the markets for prime rated securities, which may make obtaining accurate market quotations for financial reporting purposes and for calculating net asset values more difficult. Market quotations on many sub-investment grade securities may only be available from a limited number of dealers and may not necessarily represent firm bids from those dealers or prices for actual sales.

The Fund may not be able readily to dispose of illiquid securities at prices that approximate those at which the Fund could sell such securities if they were more widely traded and, as result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Illiquid securities generally trade at a discount.

Derivatives Risk. Consistent with its investment objective, the Fund may invest in a broad array of financial instruments and securities in which the value of the instrument or security is “derived” from the performance of an underlying asset or a “benchmark” such as a security index, an interest rate or a foreign currency (“derivatives”). Derivatives are most often used to manage interest rate, currency and credit risk, to increase or decrease exposure to an asset class or benchmark (as a hedge or to enhance return), or to create an investment position directly (often because it is more efficient or less costly than direct investment). There is no guarantee that these results can be achieved through the use of derivatives and any success in their use depends on a variety of factors including the ability of the Investment Manager, Investment Adviser and the Sub-Adviser to predict correctly the direction of interest rates, securities prices, currency exchange rates and other factors.

The primary risk of derivatives is the same as the risk of the underlying asset, namely that the value of the underlying asset may increase or decrease. Adverse movements in the value of the underlying asset can expose the Fund to losses. In addition, risks in the use of derivatives include:

●	an imperfect correlation between the price of derivatives and the movement of the securities prices, interest rates or currency exchange rates being hedged or replicated;

●	the possible absence of a liquid secondary market for any particular derivative at any time;

●	the potential loss if the counterparty to the transaction does not perform as promised;

●	the possible need to defer closing out certain positions to avoid adverse tax consequences, as well as the possibility that derivative transactions may result in acceleration of gain, deferral of losses or a change in the character of gain realized;

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●	the risk that the financial intermediary “manufacturing” the over-the-counter derivative, being the most active market maker and offering the best price for repurchase, will not continue to create a credible market in the derivative;

●	because certain derivatives are “manufactured” by financial institutions, the risk that the Fund may develop a substantial exposure to financial institution counterparties; and

●	the risk that a full and complete appreciation of the complexity of derivatives and how future value is affected by various factors including changing interest rates, exchange rates and credit quality is not attained.

Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation are not yet completely known and may not be known for some time. New regulation of derivatives may make them more costly, may limit their availability, or may otherwise adversely affect their value or performance.

The Fund may use interest rate swaps to hedge the Fund’s liability with respect to its leverage. At present, the Fund has been authorized by its Board of Directors to hedge up to one-third of the Fund’s liability with respect to its leverage. This allows the Fund to lock in the relatively low current U.S. dollar interest rates with respect to up to 100% of the Fund’s leverage. A significant type of risk associated with interest rate swaps is the risk that the counterparty may default or file for bankruptcy, in which case the Fund would bear the risk of loss of the amount expected to be received under the swap agreement. There can be no assurance that the Fund will have an interest rate swap in place at any given time, nor can there be any assurance that, if an interest rate swap is in place, it will be successful in hedging the Fund’s interest rate risk with respect to its leverage.

In October 2020, the SEC adopted Rule 18f-4 under the 1940 Act governing a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments. Compliance with Rule 18f-4 will be required on August 19, 2022.

Hedging Strategy Risk. Certain of the investment techniques that the Fund may employ for hedging will expose the Fund to additional or increased risks.

There may be an imperfect correlation between changes in the value of the Fund’s portfolio holdings and hedging positions entered into by the Fund, which may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. In addition, the Fund’s success in using hedge instruments is subject to the Investment Manager’s ability to predict correctly changes in the relationships of such hedge instruments to the Fund’s portfolio holdings, and there can be no assurance that the Investment Manager’s judgment in this respect will be accurate. Consequently, the use of hedging transactions might result in a poorer overall performance for the Fund, whether or not adjusted for risk, than if the Fund had not hedged its portfolio holdings.

The Investment Manager is under no obligation to engage in any hedging strategies, and may, in its discretion, choose not to engage in hedging strategies. Even if the Investment Manager desires to hedge some of the Fund’s risks, suitable hedging transactions may not be available or, if available, attractive. A failure to hedge may result in losses to the value of the Fund’s investments.

Counterparty Risk. The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts purchased or sold by the Fund. Recently, several broker-dealers and other financial institutions have experienced extreme financial difficulty, sometimes resulting in bankruptcy of the institution. Although the Investment Manager monitors the creditworthiness of the Fund’s counterparties, there can be no assurance that the Fund’s counterparties will not experience similar difficulties, possibly resulting in losses to the Fund. If a counterparty becomes bankrupt, or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

Inflation Risk. Inflation risk is the risk that the value of assets or income from investment will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Fund’s common stock and dividends can decline.

Management Risk. The Investment Manager’s, the Investment Adviser’s or the Sub-Adviser’s judgment about the attractiveness, relative value or potential appreciation of a particular security or investment strategy may prove to be incorrect.

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Conflicts of Interest Risk. The portfolio managers’ management of “other accounts” may give rise to potential conflicts of interest in connection with their management of the Fund’s investments, on the one hand, and the investments of the other accounts, on the other. The other accounts may have the same investment objective as the Fund. Therefore, a potential conflict of interest may arise as a result of the identical investment objectives, whereby the portfolio manager could favor one account over another. However, the Advisers believe that these risks are mitigated by the fact that: (i) accounts with like investment strategies managed by a particular portfolio manager are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, differences in cash flows and account sizes, and similar factors; and (ii) portfolio manager personal trading is monitored to avoid potential conflicts. In addition, the Advisers have adopted trade allocation procedures that require equitable allocation of trade orders for a particular security among participating accounts.

In some cases, another account managed by the same portfolio manager may compensate the Advisers based on the performance of the portfolio held by that account. The existence of such a performance-based fee may create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment opportunities.

Another potential conflict could include instances in which securities considered as investments for the Fund also may be appropriate for other investment accounts managed by the Advisers or their affiliates. Whenever decisions are made to buy or sell securities by the Fund and one or more of the other accounts simultaneously, the Advisers may aggregate the purchases and sales of the securities and will allocate the securities transactions in a manner that it believes to be equitable under the circumstances. As a result of the allocations, there may be instances where the Fund will not participate in a transaction that is allocated among other accounts. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to the Fund from time to time, it is the opinion of the Advisers that the benefits from the policies outweigh any disadvantage that may arise from exposure to simultaneous transactions. The Advisers have adopted policies that are designed to eliminate or minimize conflicts of interest, although there is no guarantee that procedures adopted under such policies will detect each and every situation in which a conflict arises.

From time to time, the Advisers may seed proprietary accounts for the purpose of evaluating a new investment strategy that eventually may be available to clients through one or more product structures. Such accounts also may serve the purpose of establishing a performance record for the strategy. The management by the Advisers of accounts with proprietary interests and nonproprietary client accounts may create an incentive to favor the proprietary accounts in the allocation of investment opportunities, and the timing and aggregation of investments. The Advisers’ proprietary seed accounts may include long-short strategies, and certain client strategies may permit short sales. A conflict of interest arises if a security is sold short at the same time as a long position, and continuous short selling in a security may adversely affect the stock price of the same security held long in client accounts. The Advisers have adopted various policies to mitigate these conflicts.

Situations may occur when the Fund could be disadvantaged because of the investment activities conducted by the Adviser, the Sub-Adviser and their affiliates for other accounts. Such situations may be based on, among other things, the following: (1) legal or internal restrictions on the combined size of positions that may be taken for the Fund or the other accounts, thereby limiting the size of the Fund’s position; (2) the difficulty of liquidating an investment for the Fund or the other accounts where the market cannot absorb the sale of the combined position; or (3) regulatory restrictions on transaction with affiliates.

The Advisers and their respective principals, officers, employees and affiliates may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on the Fund’s behalf. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Advisers that are the same as, different from or made at a different time from positions taken for the Fund. Further, the Advisers may at some time in the future manage additional investment funds with the same investment objective as the Fund.

Anti-Takeover Charter Provisions. The Fund’s charter and by-laws contain several provisions that may be regarded as “anti-takeover” because they have the effect of maintaining continuity of management. Also, charter provisions subject the Fund to certain provisions of the Maryland General Corporation Law with respect to unsolicited takeovers.

Repurchase Agreement Risk. Repurchase agreements may involve risks in the event of default or insolvency of the seller, including possible delays or restrictions with respect to the Fund’s ability to dispose of the underlying securities, and the possibility that the collateral might not be sufficient to cover any losses incurred by the Fund.

Securities Lending Risk. In connection with its loans of portfolio securities, the Fund may be exposed to the risk of delay in recovery of the loaned securities or possible loss of rights in the collateral should the borrower become insolvent. The Fund also bears the risk of loss on the investment of cash collateral. There is also the risk that, in the event of default by the borrower, the collateral might not be sufficient to cover any losses incurred by the Fund. There can be no assurance that the return to the Fund from a particular loan, or from its loans overall, will exceed the related costs and any related losses.

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Tax Risk

The Fund may invest in securities of which the federal income tax treatment may not be clear or may be subject to recharacterization by the IRS. It could be more difficult for the Fund to comply with the United States tax requirements applicable to regulated investment companies, or with other tax requirements applicable to foreign investors, if the tax characterization of the Fund’s investments or the tax treatment of the income from such investments were successfully challenged by the IRS.

Additional Risks. For a discussion of additional risks see “Risk Factors—Other Risks of Investing in the Fund.”

Financial highlights

The financial highlights as of and for the fiscal year ended October 31, 2020 and for each of the years in the five-year period then ended have been audited by KPMG LLP, independent registered public accounting firm for the Fund. KPMG LLP’s report on the financial statements and financial highlights, together with the financial statements and financial highlights of the Fund, are included in the Fund’s Annual Report for the fiscal year ended October 31, 2020 and are incorporated by reference.

Senior Securities

The following table sets forth information about the Fund’s outstanding senior securities as of the end of each fiscal year since its inception.

Fiscal Period Ended	Title of Security	Total Principal Amount Outstanding	Asset Coverage Per $1,000 of Principal Amount
October 31, 2020	Senior Securities	$20,300,000	$3,815
October 31, 2019	Senior Securities	$29,300,000	$3,332
October 31, 2018	Senior Securities	$28,600,000	$3437
October 31, 2017	Senior Securities	$31,500,000	$3,540
October 31, 2016	Senior Securities	$31,500,000	$3,559
October 31, 2015	Senior Securities	$31,500,000	$3,633
October 31, 2014	Senior Securities	$40,000,000	$3,641
October 31, 2013	Senior Securities	$40,000,000	$3,880
October 31, 2012	Senior Securities	$40,000,000	$4,196
October 31, 2011	Senior Securities	$40,000,000	$4,041

THE FUND

The Fund is a closed-end management investment company registered under the 1940 Act. The Fund was incorporated in Maryland on June 28, 1991, as a closed-end, non-diversified management investment company and commenced operations on June 28, 1991.

The Fund’s principal investment objective is to provide high current income by investing primarily in fixed income securities. As a secondary investment objective, the Fund seeks capital appreciation, but only when consistent with its principal investment objective. No assurance can be given that the Fund’s investment objectives will be achieved.

The Fund’s Investment Manager is Aberdeen Standard Investments (Asia) Limited, the Investment Adviser is Aberdeen Standard Investments Australia Limited and the Sub-Adviser is Aberdeen Asset Managers Limited. Each of the Advisers is an indirect wholly-owned subsidiary of Standard Life Aberdeen plc, which manages or administers approximately $624.47 billion in assets as of December 31, 2020. Standard Life Aberdeen plc and its affiliates provide asset management and investment solutions for clients and customers worldwide and also have a strong position in the pensions and savings market. The Advisers are registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

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USE OF PROCEEDS

The Fund registered $50,000,000 aggregate initial offering price of Securities pursuant to the registration statement of which this Prospectus is a part. Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objectives and policies as stated in this Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objectives and policies within three months after the completion of such offering. Pending the full investment of the proceeds of an offering, it is anticipated that the net proceeds will be invested in fixed income securities and other permitted investments. See “Objectives and Principal Investment Strategy”. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

DESCRIPTION OF COMMON SHARES

The Fund’s Common Shares are publicly held and are listed and traded on the NYSE American. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE American per Common Share along with (i) the highest and lowest closing NAV and (ii) the highest and lowest premium or discount from NAV represented by such prices at the close of the market on the NYSE American.

	NYSE Market Price(1)		NAV at NYSE Market Price(1)		Market Premium/(Discount) to NAV on Date of NYSE Market Price(1)
Quarter Ended (2)	High	Low	High	Low	High	Low
April 30, 2021	$8.79	$7.98	$7.04	$6.67	29.26%	14.16%
January 31, 2021	$8.10	$7.45	$7.10	$6.55	14.08%	8.13%
October 31, 2020	$7.60	$6.31	$6.81	$6.53	12.02%	3.37%
July 31, 2020	$6.85	$5.52	$6.71	$6.08	2.24%	(10.76)%
April 30, 2020	$8.38	$4.53	$7.94	$5.42	5.54%	(16.42)%
January 31, 2020	$8.48	$7.78	$7.99	$7.70	7.61%	0.39%
October 31, 2019	$8.60	$7.81	$8.01	$7.77	7.77%	0.51%
July 31, 2019	$8.62	$7.71	$8.10	$7.77	6.82%	(1.03)%
April 30, 2019	$8.29	$7.93	$8.09	$7.95	2.85%	(1.49)%
January 31, 2019	$8.55	$6.82	$8.11	$7.71	7.68%	(12.56)%
October 31, 2018	$8.74	$7.90	$8.45	$7.71	6.07%	(3.89)%
July 31, 2018	$8.57	$7.83	$8.80	$8.33	(2.17)%	(6.79)%
April 30, 2018	$9.29	$8.47	$9.34	$8.82	(0.54)%	(5.57)%
January 31, 2018	$9.48	$8.61	$9.36	$9.07	1.39%	(5.80)%

(1)         Source: Bloomberg L.P.

(2)         Data presented are with respect to a short period of time and are not indicative of future performance.

On June 22, 2021, the Fund’s NAV was $6.66 and the last reported sale price of a Common Share on the NYSE was $8.90, representing a premium to NAV of 33.6%.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGY

The Fund’s principal investment objective is to provide high current income by investing primarily in fixed income securities. As a secondary investment objective, the Fund seeks capital appreciation, but only when consistent with its principal investment objective.

Under normal market conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in debt securities. This 80% investment policy is a non-fundamental policy of the Fund and may be changed by the Fund’s Board upon 60 days’ prior written notice to shareholders. The Fund’s investments are divided into three categories: Developed Markets, Investment Grade Developing Markets and Sub-Investment Grade Developing Markets. “Developed Markets” are those countries contained in the FTSE World Government Bond Index, New Zealand, Luxembourg and the Hong Kong Special Administrative Region. As of May 31, 2021, securities of the following countries comprised the FTSE World Government Bond Index: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Israel, Italy, Japan, Malaysia, Mexico, Netherlands, Norway, Poland, Singapore, Spain, Sweden, the United Kingdom and the United States. “Investment Grade Developing Markets” are those countries whose sovereign debt is rated not less than Baa3 by Moody’s Investors Services Inc. (“Moody’s”) or BBB- by S&P Global Ratings (“S&P”) or comparably rated by another appropriate nationally or internationally recognized ratings agency. As of May 31, 2021, “Investment Grade Developing Markets” are comprised of the following countries: Abu Dhabi, Andorra, Aruba, Australia, Austria, Belgium, Bermuda, Botswana, Bulgaria, Canada, Cayman Islands, Chile, China, Colombia, Croatia, Curacao, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Hong Kong, Hungary, Iceland, India, Indonesia, Ireland, Isle of Man, Israel, Italy, Japan, Jersey, Kazakhstan, Kuwait, Latvia, Liechtenstein, Lithuania, Luxembourg, Macao, Malaysia, Malta, Mauritius, Mexico, Montserrat, Netherlands, New Zealand, Norway, Panama, Peru, Philippines, Poland, Portugal, Qatar, Republic of Korea (South Korea), Romania, Russia, Saudi Arabia, Singapore, Slovakia, Slovenia, Spain, Sweden, Switzerland, Taiwan, Thailand, Trinidad & Tobago, United Arab Emirates, United Kingdom, United States and Uruguay. “Sub-Investment Grade Developing Markets” are those countries that are not Developed Markets or Investment Grade Developing Markets. Under normal circumstances, at least 60% of the Fund’s total assets are invested in fixed income securities of issuers in Developed Markets or Investment Grade Developing Markets, whether or not denominated in the currency of such country; provided, however, that the Fund invests at least 40% of its total assets in fixed income securities of issuers in Developed Markets. The Fund may invest up to 40% of its total assets in fixed income securities of issuers in Sub-Investment Grade Developing Markets, whether or not denominated in the currency of such country. The ability of issuers of debt securities held by the Fund to meet their obligations may be affected by economic developments in a specific industry, country or region.

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There can be no assurance that the Fund will achieve its investment objectives. The Fund’s investment objectives are fundamental and may not be changed without the approval of a majority of the Fund’s outstanding voting securities. Under the 1940 Act, a majority of the Fund’s outstanding voting securities means the lesser of (i) 67% or more of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. In the event that the Fund issues preferred shares, changes in fundamental policies would also require approval by a majority of the outstanding preferred shares, voting as a separate class.

Investment advisory services for the Fund are provided by Aberdeen Standard Investments (Asia) Limited (the Fund’s Investment Manager), Aberdeen Standard Investments Australia Limited (the Fund’s Investment Adviser) and Aberdeen Asset Managers Limited (the Fund’s Sub-Adviser).

INVESTMENT PHILOSOPHY

The information contained under the heading “Additional Information Regarding the Fund—Investment Objectives and Policies” in the Fund’s Annual Report is incorporated herein by reference. All capitalized terms not otherwise defined in the Prospectus or Statement of Additional Information shall have the meanings ascribed thereto in the Annual Report.

DEBT SECURITIES

The information contained under the headings “Additional Information Regarding the Fund—Investment Securities” and “Additional Information Regarding the Fund—Debt Securities” in the Fund’s Annual Report is incorporated herein by reference.

U.S. SECURITIES

The information contained under the heading “Additional Information Regarding the Fund—U.S. Securities” in the Fund’s Annual Report is incorporated herein by reference.

DERIVATIVES

The information contained under the heading “Additional Information Regarding the Fund—Derivatives” in the Fund’s Annual Report is incorporated herein by reference.

PRIVATE PLACEMENTS

The information contained under the heading “Additional Information Regarding the Fund—Private Placements” in the Fund’s Annual Report is incorporated herein by reference.

OTHER INVESTMENT COMPANIES

The information contained under the heading “Additional Information Regarding the Fund—Other Investment Companies” in the Fund’s Annual Report is incorporated herein by reference.

REPURCHASE AND SECURITIES LENDING AGREEMENTS

The information contained under the heading “Additional Information Regarding the Fund—Repurchase and Securities Lending Agreements” in the Fund’s Annual Report is incorporated herein by reference.

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FIRM COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES

The information contained under the heading “Additional Information Regarding the Fund—Firm Commitment Agreements and When-Issued Securities” in the Fund’s Annual Report is incorporated herein by reference.

USE OF LEVERAGE AND RELATED RISKS

The Fund utilizes financial leverage for investment purposes (i.e., to purchase additional portfolio securities consistent with the Fund’s investment objectives and primary investment strategy). The Fund has utilized leverage since shortly after it began investment operations and expects to continue to use leverage, although there can be no assurance, however, that the Fund will continue to engage in any leveraging techniques. The Fund’s $40,000,000 revolving credit loan facility with The Bank of Nova Scotia was renewed for a 3-year term on February 28, 2020 and, as of October 31, 2020, had $20,300,000 in borrowings outstanding under the Credit Facility, which represented 26.2% of the Fund’s Managed Assets as of such date (including the proceeds of such leverage). Although the Fund is permitted to borrow money and issue senior securities to the extent permitted by the 1940 Act (as described in “Investment restrictions” in the SAI), the Fund’s current Credit Facility does not permit the Fund to have more than $40,000,000 in borrowings outstanding at any one time and imposes other limits on indebtedness that are more stringent than the 1940 Act. The Fund’s portfolio investments, among other property of the Fund, have been pledged as collateral to secure the loans made under the Credit Facility. Under the Credit Facility, the Fund is required to prepay outstanding loans or incur a penalty rate of interest upon the occurrence of certain events of default. Under the Credit Facility, the Fund has agreed to indemnify the lender, its affiliates and other related parties against liabilities they may incur relating to the Credit Facility. Further, until the lender’s commitment to make loans has terminated and the Fund’s borrowings have been repaid, the Credit Facility imposes on the Fund customary covenants, including all of the restrictive covenants described below in the last paragraph of “Description of capital structure — Credit Facility/Notes” (other than a covenant requiring currency hedging). The Credit Facility expires on February 28, 2023 (although, subject to certain conditions including the payment of an additional fee, the Fund may extend the maturity date of its outstanding loans for up to approximately one (1) year following such expiration date). Although the Fund currently intends to renew the Credit Facility prior to its expiration date, there can be no assurance that the Fund will be able to do so or do so on terms similar to the current Credit Facility, which may adversely affect the ability of the Fund to pursue its investment objectives and strategies.

The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, derivative transactions, loans of portfolio securities, and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so in the next twelve months, the Fund may also determine to issue preferred shares or notes to add leverage to its portfolio. Although the Fund uses leverage as discussed below, there can be no assurance that the Fund will continue to utilize financial leverage or that, if utilized, the Fund will be successful during any period in which leverage is employed. Generally speaking, if the Fund can invest the proceeds from financial leverage in portfolio securities that have higher rates of return than the costs of such financial leverage and other expenses of the Fund, then the Common Shareholders would have a net benefit.

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including reverse repurchase agreements, credit facilities such as bank loans or commercial paper, and the issuance of preferred shares or notes. Subject to prevailing market conditions, the Fund intends to use leveraging instruments to maintain leverage on its portfolio representing up to approximately 33 1/3% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such instruments), the maximum amount of leverage allowable under the 1940 Act. The Fund intends to use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment.

The 1940 Act generally limits the extent to which the Fund may utilize “uncovered” reverse repurchase agreements and borrowings, together with any other senior securities representing indebtedness. Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after such incurrence the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of the indebtedness (i.e., such indebtedness may not exceed 33 1/3% of the Fund’s total assets (including the proceeds from leverage)). Additionally, under the 1940 Act, the Fund generally may not declare any dividend or other distribution upon any class of its capital shares, or purchase any such capital shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of such dividend or distribution, or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution or purchase price, as the case may be. With respect to asset coverage for preferred shares, under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the NAV of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding preferred shares (i.e., such liquidation value may not exceed 50% of the Fund’s total assets (less the Fund’s obligations under uncovered reverse repurchase agreements, borrowings and other senior securities representing indebtedness)). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such distribution, the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of such liquidation value. If the Fund uses a combination of borrowing (including notes and other securities representing indebtedness) and issuing preferred shares, the maximum asset coverage required would be between 300% and 200% depending on the relative amounts of borrowings and preferred shares.

The asset coverage requirements under the 1940 Act set forth in the foregoing paragraph would only apply to the Fund’s “uncovered” reverse repurchase agreements. “Covered” reverse repurchase agreements will not be counted against the foregoing limits under the 1940 Act (although the proceeds of, and assets subject to, such agreements would still be counted as part of the Fund’s total assets). A reverse repurchase agreement will be considered “covered” if the Fund segregates an amount of cash and/or liquid securities equal to the Fund’s obligations under such reverse repurchase agreement (or segregates such other amounts as may be permitted by the 1940 Act or SEC guidance from time to time); otherwise, a reverse repurchase agreement will be considered “uncovered.” The Fund may not cover a reverse repurchase agreement if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Adviser, the assets that would have been used to cover could be better used for a different purpose.

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The Fund’s Board regularly reviews the Fund’s use of financial leverage (i.e., the relative costs and benefits of leverage on the Fund’s Common Shares) and reviews the alternative means to leverage (i.e., the relative benefits and costs of using reverse repurchase agreements, credit facilities such as bank loans or commercial paper, the issuance of preferred shares or notes, or combinations thereof).

Leverage creates risks for holders of the Common Shares, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Common Shares. There is a risk that fluctuations in the distribution rates on any outstanding preferred shares or notes may adversely affect the return to the holders of the Common Shares. If the income from the investments purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to Common Shareholders will be reduced. The Fund in its reasonable judgment nevertheless may determine to maintain the Fund’s leveraged position if it deems such action to be appropriate in the circumstances.

Changes in the value of the Fund’s investment portfolio (including investments bought with the proceeds of leverage) will be borne entirely by the Fund and indirectly by the Fund’s Common Shareholders. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the NAV to a greater extent than if the Fund were not leveraged. The use of leverage by the Fund may magnify the Fund’s losses when there is a decrease in the value of a Fund investment and even totally eliminate the Fund’s equity in its portfolio or a Common Shareholder’s equity in the Fund. During periods in which the Fund is using leverage, the fees paid by the Fund for investment advisory services will be higher than if the Fund did not use leverage because the investment advisory fees paid will be calculated on the basis of the Fund’s Managed Assets, which include proceeds from leverage. As discussed under “Description of capital structure,” if preferred shares are used, holders of preferred shares will have rights to elect a minimum of two directors. This voting power may negatively affect Common Shareholders, and the interests of holders of preferred shares may otherwise differ from the interests of Common Shareholders. Any directors elected by preferred shareholders will represent both Common Shareholders as well as holders of preferred shares. Such directors may have a conflict of interest when the interests of Common Shareholders differ from those of holders of preferred shares.

Capital raised through leverage will be subject to distribution and/or interest payments, which may exceed the income and appreciation on the assets purchased. The issuance of preferred shares or notes involves expenses associated with the offer and other costs and may limit the Fund’s freedom to pay distributions on Common Shares or to engage in other activities. All costs of offering and servicing any of the leverage methods the Fund may use will be borne entirely by the Fund’s Common Shareholders. The interests of persons with whom the Fund enters into leverage arrangements (such as bank lenders, note holders and preferred shareholders) will not necessarily be aligned with the interests of the Fund’s Common Shareholders and such persons will have claims on the Fund’s assets that are senior to those of the Fund’s Common Shareholders. Leverage creates an opportunity for a greater return per Common Share, but at the same time it is a speculative technique that will increase the Fund’s exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with leverage exceeds the cost of such leverage, the use of leverage will diminish the investment performance of the Fund’s Common Shares compared with what it would have been without leverage.

Any lender in connection with a credit facility may impose specific restrictions as a condition to borrowing. The credit facility fees may include, among other things, up front structuring fees and ongoing commitment fees (including fees on amounts undrawn on the facility) in addition to the traditional interest expense on amounts borrowed. The credit facility may involve a lien on the Fund’s assets. Similarly, to the extent the Fund issues preferred shares or notes, the Fund currently intends to seek the highest credit rating possible from one or more NRSROs on any preferred shares or notes it issues and the Fund may be subject to fees, covenants and investment restrictions required by the NRSRO as a result. Such covenants and restrictions imposed by a NRSRO or lender may include asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or restrictions will significantly impede the Advisers in managing the Fund’s portfolio in accordance with its investment objectives and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund expects that any notes or a credit facility would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Advisers to make different investment decisions than if there were no such restrictions and could limit the ability of the Board and Common Shareholders to change fundamental investment policies.

26

The Fund must distribute in each taxable year at least 90% of its net investment income (including net interest income and net short-term gain) to qualify for the special tax treatment available to regulated investment companies. The Fund also will be required to distribute annually substantially all of its income and capital gain, if any, to avoid imposition of a nondeductible 4% federal excise tax. Prohibitions on dividends and other distributions on the Fund’s Common Shares could impair the Fund’s ability to qualify as a regulated investment company under the Code.

If the Fund is precluded from making distributions on the Common Shares because of any applicable asset coverage requirements, the terms of the preferred shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed for the Fund to meet the distribution requirements for qualification as a regulated investment company, will be paid to the holders of the preferred shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred shares would be entitled to receive upon redemption or liquidation of the shares.

If the Fund failed to qualify as a regulated investment company or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gain, even if such income were distributed to its shareholders, and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividend income. Requalifying as a regulated investment company could subject the Fund to significant tax costs. See “Tax Matters — Taxation of the Fund” in the SAI.

The Fund’s willingness to utilize leverage, and the amount of leverage the Fund will assume, will depend on many factors, the most important of which are market conditions and interest rates. Successful use of a leveraging strategy may depend on the Fund’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed. Any leveraging of the Common Shares cannot be achieved until the proceeds resulting from the use of leverage have been invested in accordance with the Fund’s investment objectives and policies.

In addition to leverage for investment purposes, the Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of distributions and the settlement of securities transactions which otherwise might require untimely dispositions of Fund investments.

The information contained under the heading “Additional Information Regarding the Fund—Effects of Leverage” in the Fund’s Annual Report is incorporated herein by reference.

Risk factors

The information contained under the heading “Additional Information Regarding the Fund—Risk Factors” in the Fund’s Annual Report is incorporated herein by reference. Each of the risk factors contained thereunder is a principal risk of the Fund. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Fund’s securities may identify additional risk associated with such offering.

OTHER RISKS OF INVESTING IN THE FUND

Each of the risk factors discussed below is a non-principal risk of the Fund.

Investment risk

You may lose money by investing in the Fund, including the possibility that you may lose all of your investment. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other governmental agency.

The Fund is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term stock market movements. Investors should not consider the Fund a complete investment program.

Illiquid investments risk

The Fund’s investments in relatively illiquid investments and loans may restrict the ability of the Fund to dispose of its investments in a timely fashion and for fair value, as well as its ability to fairly value such investments and take advantage of market opportunities. The risks associated with illiquidity will be particularly acute in situations in which the Fund’s operations require cash, such as when the Fund pays dividends or distributions, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

27

Valuation risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for loans or fixed-income instruments to trade. Loans and fixed-income instruments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a loan or fixed-income instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Operational Risk

Your ability to transact with the Fund or the valuation of your investment may be negatively impacted because of the operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third party service providers or trading counterparties. Although the Fund attempts to minimize such failures through controls and oversight, it is not possible to identify all of the operational risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. The Fund and its shareholders could be negatively impacted as a result.

Risks Associated with Offering Preferred Shares

In the event any additional series of fixed rate preferred shares are issued and such shares are intended to be listed on an exchange, prior application will have been made to list such shares on an exchange. During an initial period, which is not expected to exceed 30 days after the date of its initial issuance, such shares may not be listed on any securities exchange. During such period, the underwriters may make a market in such shares, although they will have no obligation to do so. Consequently, an investment in such shares may be illiquid during such period. Fixed rate preferred shares may trade at a premium to or discount from liquidation value for various reasons, including changes in interest rates, perceived credit quality and other factors.

Risks Associated with Offering Notes

Generally, notes are not likely to be listed on an exchange or automated quotation system. Accordingly, it cannot be assured that any market will exist for notes, or if a market does exist, that it will provide holders with liquidity. Broker-dealers that maintain a secondary trading market for the notes are not required to maintain this market, and the Fund is not required to redeem notes if an attempted secondary market sale fails because of a lack of buyers. To the extent that notes trade, they may trade at a price either higher or lower than their principal amount depending on interest rates, the rating (if any) on such notes and other factors.

Risks Associated with Issuing Rights

Shareholders who do not exercise their Rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their Rights. As a result of such an offering, a shareholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. If the subscription price per share is below the net asset value per share of the Fund’s shares on the expiration date, a shareholder will experience an immediate dilution of the aggregate net asset value of such shareholder’s shares if the shareholder does not participate in such an offering and the shareholder will experience a reduction in the net asset value per share of such shareholder’s shares whether or not the shareholder participates in such an offering. Such a reduction in net asset value per share may have the effect of reducing the market price of the shares. The Fund cannot state precisely the extent of this dilution (if any) if the shareholder does not exercise such shareholder’s Rights because the Fund does not know what the net asset value per share will be when the offer expires or what proportion of the Rights will be exercised. If the subscription price is substantially less than the then current net asset value per share at the expiration of a Rights offering, such dilution could be substantial. Any such dilution or accretion will depend upon whether (i) such shareholders participate in the Rights offering, and (ii) the Fund’s net asset value per share is above or below the subscription price on the expiration date of the Rights offering.

In addition to the economic dilution described above, if a shareholder does not exercise all of their Rights, the shareholder will incur voting dilution as a result of the Rights offering. This voting dilution will occur because the shareholder will own a smaller proportionate interest in the Fund after the Rights offering than prior to the Rights offering.

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There is a risk that changes in market conditions may result in the underlying Common Shares or Preferred Shares purchasable upon exercise of Rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the Rights. If investors exercise only a portion of the Rights, the number of Common Shares or Preferred Shares issued may be reduced, and the shares may trade at less favorable prices than larger offerings for similar securities.

Rights issued by the Fund may be transferable or non-transferable rights. In a non-transferable Rights offering, common and/or preferred shareholders who do not wish to exercise their Rights will be unable to sell their Rights. In a transferable Rights offering, the Fund will use its best efforts to ensure an adequate trading market for the Rights; however, investors may find that there is no market to sell Rights they do not wish to exercise.

Management of the Fund

BOARD OF DIRECTORS

The management of the Fund, including general supervision of the duties performed by the Adviser, is the responsibility of the Board under the laws of the State of Maryland and the 1940 Act.

INVESTMENT MANAGER, INVESTMENT ADVISER, SUB-ADVISER AND ADMINISTRATOR

Each of the Advisers and ASII is an indirect wholly-owned subsidiary of Standard Life Aberdeen plc, which manages or administers approximately $624.47 billion in assets as of December 31, 2020. Standard Life Aberdeen plc and its affiliates provide asset management and investment solutions for clients and customers worldwide and also have a strong position in the pensions and savings market. Standard Life Aberdeen plc, its affiliates and subsidiaries are referred to collectively herein as “Aberdeen.”

In rendering investment advisory services, the Advisers may use the resources of investment advisor subsidiaries of Standard Life Aberdeen plc. These affiliates have entered into a memorandum of understanding / personnel sharing procedures (“MOU”) pursuant to which investment professionals from each affiliate may render portfolio management, research or trading services to U.S. clients of the Standard Life Aberdeen plc affiliates, including the Fund, as associated persons of the Adviser. Each investment professional who renders portfolio management, research or trading services under a MOU or personnel sharing arrangement must comply with the provisions of the Investment Advisers Act of 1940, the 1940 Act, the Securities Act of 1933, as amended, (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Employee Retirement Income Security Act of 1974, and the laws of states or countries in which the Advisers do business or has clients. No remuneration is paid by the Fund with regards to the MOU/personnel sharing arrangements.

During periods when the Fund is using leverage, the fee paid to Aberdeen (for various services) will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s Managed Assets, which includes the assets purchased through leverage. For the purpose of calculating Managed Assets, derivatives are valued at their market value.

The Investment Manager

Aberdeen Standard Investments (Asia) Limited (“ASIAL” or the “Investment Manager”) serves as investment manager to the Fund, pursuant to a management agreement (the “Management Agreement”). The Investment Manager manages the Fund’s investments and makes investment decisions on behalf of the Fund, including the selection of and the placement of orders with, brokers and dealers to execute portfolio transactions on behalf of the Fund. At the Investment Manager’s request, the Investment Adviser will make recommendations of the overall structure of the Fund’s portfolio including asset allocation advice and general advice on investment strategy. The Sub-Adviser manages the portion of the Fund’s assets that the Investment Manager allocates to it. The Investment Adviser and Sub-Adviser are paid by the Investment Manager, not the Fund. The Investment Manager is located at 21 Church Street, #01-01 Capital Square Two, Singapore 049480.

The Investment Adviser

Aberdeen Standard Investments Australia Limited (the “Investment Adviser”), an Australian Company, serves as investment adviser and provides day-to-day investment management services to the Fund, and will serve as such through about July 23, 2021. The Investment Adviser’s principal place of business is located at Level 10, 255 George Street, Sydney, NSW 2000, Australia. At a meeting held on June 16, 2021, the Fund’s Board of Directors approved the termination of Aberdeen Standard Investments Australia Limited as Investment Adviser of the Fund, effective on or about July 23, 2021. Upon the effectiveness of the termination of Aberdeen Standard Investments Australia Limited, ASIAL will continue to serve as the Fund’s Investment Manager and Aberdeen Asset Managers Limited will continue to serve as the sub-adviser to the Fund and will maintain responsibility for investing the Fund’s assets.

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The Sub-Adviser

Aberdeen Asset Managers Limited (the “Sub-Adviser”) serves as the sub-adviser to the fund, pursuant to a sub-advisory agreement. The Sub-Adviser is located at Bow Bells House, 1 Bread Street, London, England EC4M 9HH.

Advisory Agreements

The Management Agreement provides the Investment Manager with a fee, payable monthly by the Fund, at the following annual rates:

0.65% of the Fund’s average weekly Managed Assets up to $200 million, 0.60% of Managed Assets between $200 million and

$500 million, and 0.55% of Managed Assets in excess of $500 million. Managed Assets is defined in the Management Agreement as net assets plus the amount of any borrowings for investment purposes.

The Fund pays all of its other expenses including, among others, legal fees and expenses of counsel to the Fund and the Fund’s independent directors; insurance (including directors’ and officers’ errors and omissions insurance); auditing and accounting expenses; taxes and governmental fees; listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund’s custodians, administrators, transfer agents, registrars and other service providers; expenses for portfolio pricing services by a pricing agent, if any; other expenses in connection with the issuance, offering and underwriting of shares or debt instruments issued by the Fund or with the securing of any credit facility or other loans for the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; brokerage commissions and other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to shareholders; expenses of the Dividend Reinvestment and Optional Cash Purchase Plan (except for brokerage expenses paid by participants in such plan); compensation and expenses of directors; costs of stationery; any litigation expenses; and costs of shareholders’ and other meetings.

The Administrator

Aberdeen Standard Investments Inc., located at 1900 Market Street, Suite 200, Philadelphia, PA 19103, serves as administrator to the Fund. Under the administration agreement, ASII is generally responsible for managing the administrative affairs of the Fund.

For administration related services, ASII is entitled to receive a fee that is computed monthly and paid quarterly at an annual rate of 0.125% of the Fund’s average weekly Managed Assets up to$1 billion, 0.10% of the Fund’s average weekly Managed Assets in between $1 billion and $2 billion, and 0.075% of the Fund’s average weekly Managed Assets in excess of $2 billion, plus certain out-of-pocket expenses.

State Street Bank and Trust Company serves as sub-administrator of the Fund and is paid by ASII out of the fees it receives as the Fund’s administrator.

Investor Relations

Under the terms of the Investor Relations Services Agreement, ASII provides and/or engages third parties to provide investor relations services to the Fund and certain other funds advised by ASIAL or its affiliates as part of an Investor Relations Program.

Under the Investor Relations Services Agreement, the Fund owes a portion of the fees related to the Investor Relations Program (the “Fund’s Portion”). However, investor relations services fees are limited by ASII so that the Fund will only pay up to an annual rate of 0.05% of the Fund’s average weekly net assets. Any difference between the capped rate of 0.05% of the Fund’s average weekly net assets and the Fund’s Portion is paid for by ASII.

Pursuant to the terms of the Investor Relations Services Agreement, ASII (or third parties engaged by ASII), among other things, provides objective and timely information to shareholders based on publicly-available information; provides information efficiently through the use of technology while offering shareholders immediate access to knowledgeable investor relations representatives; develops and maintains effective communications with investment professionals from a wide variety of firms; creates and maintains investor relations communication materials such as fund manager interviews, films and webcasts, publishes white papers, magazine articles and other relevant materials discussing the Fund’s investment results, portfolio positioning and outlook; develops and maintains effective communications with large institutional shareholders; responds to specific shareholder questions; and reports activities and results to the Board and management detailing insight into general shareholder sentiment.

During the fiscal year ended October 31, 2020, the Fund incurred investor relations fees of approximately $51,023. For the fiscal year ended October 31, 2020, ASII bore $20,654 of the investor relations cost allocated to the Fund because the investor relations fees were above 0.05% of the Fund’s average weekly net assets on an annual basis.

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LEGAL PROCEEDINGS

The Fund and the Advisers are not currently parties to any material legal proceedings.

NET ASSET VALUE OF COMMON SHARES

The Common Shares are listed on the NYSE. The NAV of the Common Shares of the Fund is computed based upon the value of the Fund’s total assets. NAV is generally determined daily by the Custodian as of the close of the regular trading session on each day that the NYSE is open for business. The NAV of the Common Shares is determined by calculating the total value of the Fund’s assets (the value of the securities, plus cash or other assets, including interest accrued but not yet received), deducting its total liabilities (including accrued expenses or dividends), and dividing the result by the number of Common Shares outstanding of the Fund. The Fund reserves the right to calculate the NAV more frequently if deemed desirable.

Loans and securities are valued by the Fund following valuation guidelines established and periodically reviewed by the Board. Under the valuation guidelines, loans and securities for which reliable market quotes are readily available are valued at current market value and all other loans, securities and assets of the Fund are valued at fair value in good faith following procedures established by the Board.

If events materially affecting the price of foreign portfolio securities occur between the time when their price was last determined on such foreign securities exchange or market and the time when the Fund’s NAV was last calculated (for example, movements in certain U.S. securities indices which demonstrate strong correlation to movements in certain foreign securities markets), such securities may be valued at their fair value as determined in good faith in accordance with procedures established by the Board. For purposes of calculating NAV, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the mean of the bid price and ask price of such currencies against the U.S. dollar, as quoted by a major bank.

When a Common Shareholder sells Common Shares, he or she will typically receive the market price for such Common Shares, which may be less than the NAV of such Common Shares. See “Closed-End Fund Structure.”

DISTRIBUTIONS

The Fund intends to make regular monthly distributions to shareholders. The amount of each monthly distribution will vary depending on a number of factors, including distributions payable on preferred shares or notes (if any) or other costs of financial leverage. As portfolio and market conditions change, the rate of distribution on the Common Shares and the Fund’s distribution policy could change. On an annual basis, the Fund intends to distribute all or substantially all of its net investment income (after it pays accrued distributions on any outstanding preferred shares or other costs of financial leverage) to meet the requirements for qualification as a regulated investment company under the Code.

The net investment income of the Fund will consist of all interest income accrued on portfolio investments, short-term capital gain (including short-term gains on options, futures and forward positions and gains on the sale of portfolio investments held for one (1) year or less) in excess of long-term capital loss and income from certain hedging transactions, less all expenses of the Fund. Expenses of the Fund will be accrued each day. The Fund intends to distribute all or substantially all of the Fund’s net investment income each year. In addition, at least annually the Fund intends to distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss). To the extent that the Fund’s net investment income and net capital gain for any year exceed the total distributions paid during the year, the Fund will make a special distribution at or near year-end of such excess amount as may be required. Under the 1940 Act, for any distribution that includes amounts from sources other than net income, the Fund is required to provide Common Shareholders a written statement regarding the components of such distribution. Such a statement will be provided at the time of any distribution believed to include any such amounts.

If, for any taxable year, the total distributions made exceed the Fund’s current and accumulated earnings and profit, the excess will, for U.S. federal income tax purposes, be treated as a tax-free return of capital to each Common Shareholder up to the amount of the Common Shareholder’s tax basis in his or her Common Shares, and thereafter as gain from the sale of Common Shares. The amount treated as a tax-free return of capital will reduce the Common Shareholder’s adjusted tax basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Common Shares. To the extent the Fund’s distribution policy results in distributions in excess of its net investment income and net capital gain, such distributions will decrease its total assets and increase its expense ratio to a greater extent than would have been the case if distributions were limited to these amounts. Distributions in any year may or may not include a substantial return of capital component.

Common Shareholders will automatically reinvest some or all of their distributions in additional Common Shares pursuant to the Fund’s Dividend Reinvestment and Optional Cash Purchase Plan, unless such Common Shareholders contact the Plan Agent and elect to receive distributions in cash. See “Dividend Reinvestment and Optional Cash Purchase Plan.”

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In certain circumstances, the Fund may elect to retain its investment company taxable income or capital gain and pay income or excise tax on such undistributed amount, to the extent that the Board of Directors, in consultation with the Advisers, determines it to be in the best interest of shareholders to do so. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal and calendar year and may be subject to change based on tax regulations.

TAX MATTERS

The following is (i) a description of the material U.S. federal income tax consequences of owning and disposing of Common Shares and (ii) a description of some of the important U.S. federal income tax considerations affecting the Fund. The discussion below provides general tax information related to an investment in Common Shares, but this discussion does not purport to be a complete description of the U.S. federal income tax consequences of an investment in such securities. It is based on the Code and Treasury regulations and administrative pronouncements, all as of the date hereof, any of which is subject to change or differing interpretation, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Common Shareholder’s particular circumstances, including alternative minimum tax consequences and tax consequences applicable to Common Shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding Common Shares as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the Common Shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; real estate investment trusts; insurance companies; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a Common Shareholder that holds Common Shares as a capital asset and is a U.S. holder. A “U.S. holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Shares and is (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person. Tax laws are complex and often change, and Common Shareholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund. For more information, please see the section of the SAI entitled “Tax Matters.”

THE FUND

The Fund has elected to be treated as, and intends to continue to qualify in each taxable year as, a regulated investment company (a “RIC”) under Subchapter M of the Code. Assuming the Fund so qualifies and satisfies certain distribution requirements, the Fund generally will not be subject to U.S. federal income tax on income distributed (including amounts that are reinvested pursuant to the Plan) in a timely manner to its shareholders in the form of dividends or capital gain distributions. If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to its shareholders. If the Fund makes such an election, each Common Shareholder will be required to report its share of such undistributed net capital gain as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gain as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Common Shareholder will be entitled to increase the adjusted tax basis of its Common Shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a taxable year.

To qualify as a RIC for any taxable year, the Fund must, among other things, satisfy both an income test and an asset test for such taxable year. Specifically, (i) at least 90% of the Fund’s gross income for such taxable year must consist of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of stock, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and net income derived from interests in “qualified publicly traded partnerships” (such income, “Qualifying RIC Income”) and (ii) the Fund’s holdings must be diversified so that, at the end of each quarter of such taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (i) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (ii) less than 90% of its gross income for the relevant taxable year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in stock and securities.

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OWNING AND DISPOSING OF COMMON SHARES

Distributions of the Fund’s ordinary income and net short-term capital gains will generally be taxable to the Common Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions or deemed distributions, if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time the Common Shareholder has owned Common Shares. Distributions made to a non-corporate Common Shareholder out of “qualified dividend income,” if any, received by the Fund will be subject to tax at reduced maximum rates, provided that the Common Shareholder meets certain holding period and other requirements with respect to its Common Shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Shareholder as a return of capital that will be applied against and reduce the Common Shareholder’s basis in its Common Shares. To the extent that the amount of any such distribution exceeds the Common Shareholder’s basis in its Common Shares, the excess will be treated as gain from a sale or exchange of the Common Shares. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Shares pursuant to the Plan.

A Common Shareholder may recognize a capital gain or loss on the sale or other disposition of Common Shares. The amount of the gain or loss will be equal to the difference between the amount realized and the Common Shareholder’s adjusted tax basis in the relevant Common Shares. Such gain or loss generally will be a long-term gain or loss if the Common Shareholder’s holding period for such Common Shares is more than one (1) year. Under current law, net capital gains recognized by non-corporate Common Shareholders are generally subject to reduced maximum rates. Losses realized by a Common Shareholder on the sale or exchange of Common Shares held for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or deemed received, as discussed above) with respect to such Common Shares. In addition, no loss will be allowed on a sale or other disposition of Common Shares if the Common Shareholder acquires (including pursuant to the Plan) Common Shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund Common Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

NON-U.S. COMMON SHAREHOLDERS

If a Common Shareholder is a nonresident alien, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes, (a “non-U.S. Common Shareholder”) whose ownership of Common Shares is not “effectively connected” with a U.S. trade or business, ordinary income dividends distributed to such non-U.S. Common Shareholder by the Fund will generally be subject to U.S. federal withholding tax at a rate of 30% (or a lower rate under an applicable treaty). Net capital gain dividends distributed by the Fund to a non-U.S. Common Shareholder whose ownership of Common Shares is not “effectively connected” with a U.S. trade or business and who is not an individual present in the United States for 183 days or more during the taxable year will generally not be subject to U.S. withholding tax. For a more detailed discussion of the tax consequences of the ownership of Common Shares by a non-U.S. Common Shareholder, please see the discussion in the SAI under “Tax Matters — Non-U.S. Common Shareholders.”

If a Common Shareholder does not provide the applicable payor with its correct taxpayer identification number and any required certifications, such Common Shareholder may be subject to backup withholding (currently, at a rate of 24%) on the distributions it receives (or is deemed to receive) from the Fund. Backup withholding will not, however, be applied to payments that have been subject to the 30% withholding tax applicable to non-U.S. Common Shareholders.

In addition, the Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply. Under some circumstances, a foreign shareholder may be eligible for refunds or credits of such taxes.

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CLOSED-END FUND STRUCTURE

The Fund is a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objectives and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Shares might trade at a discount to NAV and that any such discount may not be in the interest of Common Shareholders, the Board, in consultation with the Advisers, from time to time may review possible actions to reduce any such discount. On June 12, 2018, the Board approved a share repurchase program (“Program”) for the Fund. The Program allows the Fund to purchase, in the open market, its outstanding common shares, with the amount and timing of any repurchase determined at the discretion of the Advisers and subject to market conditions and investment considerations. The Board might also consider other options to reduce the discount, such as tender offers for Common Shares at NAV. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to NAV. The Board might also consider the conversion of the Fund to an open-end mutual fund, which would also require a vote of the shareholders of the Fund. Conversion of the Fund to an open-end mutual fund would require approval by both (i) a majority of the Board and (ii) a vote of shareholders representing the lesser of (a) 67% or more of the outstanding voting securities of the Fund at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities are present in person or by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

The Fund has no limitation on investments in illiquid securities (closed-end funds are not required to have any such limitation) and may invest all or a portion of its assets in illiquid securities. In order to meet redemptions upon request by shareholders, open-end funds typically cannot have more than 15% of their net assets in illiquid securities. Thus, if the Fund were to convert to an open-end fund, it would have to adopt a limitation on illiquid securities and may need to revise its investment objectives, strategies and policies. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment funds absent significant changes in portfolio holdings, including with respect to certain illiquid securities, and investment policies. The Board believes, however, that the closed-end structure is desirable, given the Fund’s investment objectives, strategies and policies. Investors should assume, therefore, that it is highly unlikely that the Board would vote to convert the Fund to an open-end investment company. Investors should note that the issuance of preferred shares to provide investment leverage could make a conversion to an open-end fund more difficult because of the voting rights of preferred shareholders, the costs of redeeming preferred shares and other factors. See “Description of Capital Structure.”

DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASE PLAN

The Fund intends to distribute to stockholders substantially all of its net investment income and to distribute any net realized capital gains at least annually. Net investment income for this purpose is income other than net realized long-term and short-term capital gains net of expenses. Pursuant to the Dividend Reinvestment and Optional Cash Purchase Plan (the “Plan”), stockholders whose shares of common stock are registered in their own names will be deemed to have elected to have all distributions automatically reinvested by Computershare Trust Company N.A. (the “Plan Agent” or “Computershare”) in the Fund shares pursuant to the Plan, unless such stockholders elect to receive distributions in cash. Stockholders who elect to receive distributions in cash will receive such distributions paid by check in U.S. Dollars mailed directly to the stockholder by the Plan Agent, as dividend paying agent. In the case of stockholders such as banks, brokers or nominees that hold shares for others who are beneficial owners, the Plan Agent will administer the Plan on the basis of the number of shares certified from time to time by the stockholders as representing the total amount registered in such stockholders’ names and held for the account of beneficial owners that have not elected to receive distributions in cash. Investors that own shares registered in the name of a bank, broker or other nominee should consult with such nominee as to participation in the Plan through such nominee and may be required to have their shares registered in their own names in order to participate in the Plan. Please note that the Fund does not issue certificates so all shares will be registered in book entry form. The Plan Agent serves as agent for the stockholders in administering the Plan. If the Directors of the Fund declare an income dividend or a capital gains distribution payable either in the Fund’s common stock or in cash, nonparticipants in the Plan will receive cash and participants in the Plan will receive common stock, to be issued by the Fund or purchased by the Plan Agent in the open market, as provided below. If the market price per share (plus expected per share fees) on the valuation date equals or exceeds NAV per share on that date, the Fund will issue new shares to participants at NAV; provided, however, that if the NAV is less than 95% of the market price on the valuation date, then such shares will be issued at 95% of the market price. The valuation date will be the payable date for such distribution or dividend or, if that date is not a trading day on the New York Stock Exchange, the immediately preceding trading date. If NAV exceeds the market price of Fund shares at such time, or if the Fund should declare an income dividend or capital gains distribution payable only in cash, the Plan Agent will, as agent for the participants, buy Fund shares in the open market, on the New York Stock Exchange or elsewhere, for the participants’ accounts on, or shortly after, the payment date. If, before the Plan Agent has completed its purchases, the market price exceeds the NAV of a Fund share, the average per share purchase price paid by the Plan Agent may exceed the NAV of the Fund’s shares, resulting in the acquisition of fewer shares than if the distribution had been paid in shares issued by the Fund on the dividend payment date. Because of the foregoing difficulty with respect to open-market purchases, the Plan provides that if the Plan Agent is unable to invest the full dividend amount in open-market purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Agent will cease making open-market purchases and will receive the uninvested portion of the dividend amount in newly issued shares at the close of business on the last purchase date.

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Participants have the option of making additional cash payments of a minimum of $50 per investment (by check, one-time online bank debit or recurring automatic monthly ACH debit) to the Plan Agent for investment in the Fund’s common stock, with an annual maximum contribution of $250,000. The Plan Agent will use all such funds received from participants to purchase Fund shares in the open market on the 25th day of each month or the next trading day if the 25th is not a trading day.

If the participant sets up recurring automatic monthly ACH debits, funds will be withdrawn from his or her U.S. bank account on the 20th of each month or the next business day if the 20th is not a banking business day and invested on the next investment date. The Plan Agent maintains all stockholder accounts in the Plan and furnishes written confirmations of all transactions in an account, including information needed by stockholders for personal and tax records. Shares in the account of each Plan participant will be held by the Plan Agent in the name of the participant, and each stockholder’s proxy will include those shares purchased pursuant to the Plan. There will be no brokerage charges with respect to common shares issued directly by the Fund. However, each participant will pay a per share fee of $0.02 incurred with respect to the Plan Agent’s open market purchases in connection with the reinvestment of dividends, capital gains distributions and voluntary cash payments made by the participant. Per share fees include any applicable brokerage commissions the Plan Agent is required to pay.

Participants also have the option of selling their shares through the Plan. The Plan supports two types of sales orders. Batch order sales are submitted on each market day and will be grouped with other sale requests to be sold. The price will be the average sale price obtained by Computershare’s broker, net of fees, for each batch order and will be sold generally within 2 business days of the request during regular open market hours. Please note that all written sales requests are always processed by Batch Order. ($10 and $0.12 per share). Market Order sales will sell at the next available trade. The shares are sold real time when they hit the market, however an available trade must be presented to complete this transaction. Market Order sales may only be requested by phone at 1-800-647-0584 or using Investor Center through www.computershare.com/buyaberdeen. ($25 and $0.12 per share).

The receipt of dividends and distributions under the Plan will not relieve participants of any income tax that may be payable on such dividends or distributions. The Fund or the Plan Agent may terminate the Plan as applied to any voluntary cash payments made and any dividend or distribution paid subsequent to notice of the termination sent to members of the Plan at least 30 days prior to the record date for such dividend or distribution. The Plan also may be amended by the Fund or the Plan Agent, but (except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority) only by mailing a written notice at least 30 days’ prior to the effective date to the participants in the Plan. All correspondence concerning the Plan should be directed to the Plan Agent by phone at 1-800-647-0584, using Investor Center through www.computershare.com/buyaberdeen or in writing to Computershare Trust Company N.A., P.O. Box 505000, Louisville, KY 40233-5000.

DESCRIPTION OF CAPITAL STRUCTURE

The Fund, which was incorporated under the laws of the State of Maryland on June 28, 1991, is authorized to issue 400,000,000 shares, $0.001 par value per share, which are divided into two classes: 300,000,000 of shares of Common Stock and 100,000,000 shares of Preferred Stock. The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing.

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GENERAL

Set forth below is information with respect to the Fund’s outstanding securities as of June 10, 2021:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Common Shares Held by the Fund or for its Own Account
Common Shares	300,000,000	0	8,740,048
Preferred Shares	100,000,000	0	0

COMMON SHARES

The Articles of Amendment and Restatement permits the Fund to issue 400,000,000 shares, $0.001 par value per share. Each Common Share represents an equal proportionate interest in the assets of the Fund with each other Common Share in the Fund. Common Shareholders will be entitled to the payment of distributions when, as and if declared by the Board. The 1940 Act or the terms of any borrowings or preferred shares may limit the payment of distributions to the Common Shareholders. Each whole Common Share shall be entitled to one (1) vote as to matters on which it is entitled to vote pursuant to the terms of the Articles of Amendment and Restatement. Upon liquidation of the Fund, after paying or adequately providing for the payment of all claims and obligations of the Fund and the liquidation preference with respect to any outstanding preferred shares, and (upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection), the directors may distribute the remaining assets of the Fund among the holders of the Common Shares.

In general, except as provided in the following paragraph, when there are any borrowings, including reverse repurchase agreements, or preferred shares and/or notes outstanding, the Fund may not be permitted to declare any cash distribution on its Common Shares, unless at the time of such declaration, (i) all accrued distributions on preferred shares or accrued interest on borrowings have been paid and (ii) the value of the Fund’s total assets (determined after deducting the amount of such distribution), less all liabilities and indebtedness of the Fund not represented by senior securities, is at least 300% of the aggregate amount of such securities representing indebtedness and at least 200% of the aggregate amount of securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred shares (expected to equal the aggregate original purchase price of the outstanding preferred shares plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon, whether or not earned or declared and on a cumulative basis). In addition to the requirements of the 1940 Act, the Fund may be required to comply with other asset coverage requirements as a condition of the Fund obtaining a rating of the preferred shares or notes from a NRSRO. These requirements may include an asset coverage test more stringent than under the 1940 Act. This limitation on the Fund’s ability to make distributions on its Common Shares could in certain circumstances impair the ability of the Fund to maintain its qualification for taxation as a regulated investment company for federal income tax purposes. The Fund intends, however, to the extent possible to purchase or redeem preferred shares or notes or reduce borrowings from time to time to maintain compliance with such asset coverage requirements and may pay special distributions to the holders of the preferred shares in certain circumstances in connection with any such impairment of the Fund’s status as a regulated investment company. See “Distributions.” Depending on the timing of any such redemption or repayment, the Fund may be required to pay a premium in addition to the liquidation preference of the preferred shares to the holders thereof.

The asset coverage requirements under the 1940 Act set forth in the foregoing paragraph would only apply to the Fund’s “uncovered” reverse repurchase agreements. “Covered” reverse repurchase agreements will not be counted against the foregoing limits under the 1940 Act (although the proceeds of, and assets subject to, such agreements would still be counted as part of the Fund’s total assets). A reverse repurchase agreement will be considered “covered” if the Fund segregates an amount of cash and/or liquid securities equal to the Fund’s obligations under such reverse repurchase agreement (or segregates such other amounts as may be permitted by the 1940 Act or SEC guidance from time to time); otherwise, a reverse repurchase agreement will be considered “uncovered.” The Fund may not cover a reverse repurchase agreement if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of an Adviser, the assets that would have been used to cover could be better used for a different purpose.

The Fund has no present intention of offering additional Common Shares, except as described herein. Other offerings of its Common Shares, if made, will require approval of the Board. Any additional offering will not be sold at a price per Common Share below the then current NAV (exclusive of underwriting discounts and commissions) except in connection with an offering to existing Common Shareholders or with the consent of a majority of the Fund’s outstanding Common Shareholders. The Common Shares have no preemptive rights.

The Fund currently issues its Common Shares without certificates.

The trading or “ticker” symbol of the Common Shares on the NYSE is “FCO.”

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REPURCHASE OF COMMON SHARES

Since inception, the Fund’s Common Shares have frequently traded at a discount in relation to NAV. The Board has authorized repurchases of Common Shares through open market transactions if deemed necessary or desirable in reducing the discount from NAV in the market price of Common Shares, provided that the Fund may not repurchase more than 10% of its outstanding Common Shares in any calendar year. The Board currently has no intention to take any other action in response to a discount from NAV of the Common Shares. Further, it is the Board’s intention not to authorize repurchases of Common Shares or a tender offer for such Common Shares if: (1) such transactions, if consummated, would (a) result in the delisting of the Common Shares from the NYSE or (b) impair the Fund’s status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund’s income to be taxed at the trust level in addition to the taxation of shareholders who receive dividends from the Fund) or as a registered closed-end investment company under the 1940 Act; (2) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund’s investment objectives and policies in order to repurchase Common Shares; or (3) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) general suspension of or limitation on prices for trading securities on the NYSE, (c) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by U.S. or New York banks, (d) material limitation affecting the Fund or the issuers of its portfolio securities by Federal or state authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement or continuation of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect (including any adverse tax effect) on the Fund or its Common Shareholders if Common Shares were repurchased. Even in the absence of such conditions, the Board may decline to take action in response to a discount from NAV of the Common Shares. The Board may in the future modify these conditions in light of experience.

PREFERRED SHARES

The Fund does not currently have any preferred shares outstanding.

The Articles of Amendment and Restatement authorizes the issuance of 100,000,000 shares of beneficial interest with preference rights, including preferred shares, having a par value of $0.001 per share, in one or more series, with rights as determined by the Board, by action of the Board without the approval of the Common Shareholders. To the extent the Directors authorize the issuance of any preferred shares, the Directors are also permitted to amend or supplement the Articles of Amendment and Restatement, as they deem appropriate. Any such amendment or supplement may set forth the rights, preferences, powers and privileges of such preferred shares.

Under the requirements of the 1940 Act, the Fund must, immediately after the issuance of any preferred shares, have an “asset coverage” of at least 200%. Asset coverage means the ratio which the value of the total assets of the Fund, less all liability and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of the preferred shares. If the Fund seeks a rating of the preferred shares, asset coverage requirements, in addition to those set forth in the 1940 Act, may be imposed. The liquidation value of the preferred shares is expected to equal their aggregate original purchase price plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon (on a cumulative basis), whether or not earned or declared. The terms of the preferred shares, including their distribution rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s Articles of Amendment and Restatement) if and when it authorizes the preferred shares. The Fund may issue preferred shares that provide for the periodic redetermination of the distribution rate at relatively short intervals through an auction or remarketing procedure, although the terms of the preferred shares may also enable the Fund to lengthen such intervals. At times, the distribution rate on the Fund’s preferred shares may exceed the Fund’s return after expenses on the investment of proceeds from the preferred shares, resulting in a lower rate of return to Common Shareholders than if the preferred shares were not outstanding.

A Prospectus Supplement relating to any preferred shares will include specific terms relating to the offering. The terms to be stated in a Prospectus Supplement will include the following:

•	the form and title of the security;

•	the aggregate principal amount of the securities;

•	the interest rate of the securities;

•	whether the interest rate for the securities will be determined by auction or remarketing;

•	the maturity dates on which the principal of the securities will be payable;

•	the frequency with which auctions or remarketings, if any, will be held;

•	any changes to or additional events of default or covenants;

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•	any minimum period prior to which the securities may not be called;

•	any optional or mandatory call or redemption provisions;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance of the notes; and

•	any other terms of the securities.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the terms of any preferred shares may entitle the holders of preferred shares to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus the applicable redemption premium, if any, together with accrued and unpaid distributions, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to Common Shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred shareholders would not be entitled to any further participation in any distribution of assets by the Fund.

If issued, the Fund expects that holders of preferred shares, voting as a class, shall be entitled to elect at least two of the Fund’s Directors. Under the 1940 Act, if at any time distributions on the preferred shares are unpaid in an amount equal to two (2) full years’ distributions thereon, the holders of all outstanding preferred shares, voting as a class, will be allowed to elect at least a majority of the Fund’s directors with the number of Directors increased appropriately to the extent necessary to effectuate such rights until all distributions in arrears have been paid or declared and set apart for payment. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred shares and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including among other things, changes in the Fund’s sub-classification as a closed-end investment company or changes in its fundamental investment restrictions. In addition, if required by a NRSRO rating the preferred shares or if the Board determines it to be in the best interests of the Common Shareholders, issuance of the preferred shares may result in more restrictive provisions than required by the 1940 Act being imposed. In this regard, holders of the preferred shares may be entitled to elect a majority of the Fund’s Board in other circumstances, for example, if one payment on the preferred shares is in arrears.

The Fund expects that the affirmative vote of the holders of a majority of any outstanding preferred shares, voting as a separate class, will be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred shares so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of preferred shares. The class vote of holders of preferred shares described above will in each case be in addition to any other vote required to authorize the action in question.

The Fund currently intends to seek the highest credit rating possible from one or more NRSROs on any preferred shares that the Fund issues. The Fund intends that, as long as preferred shares are outstanding, the composition of its portfolio will reflect guidelines established by such NRSRO. Although, as of the date hereof, no NRSRO has established guidelines relating to the Fund’s preferred shares, based on previous guidelines established by NRSROs for the securities of other issuers, the Fund anticipates that the guidelines with respect to the preferred shares will establish a set of tests for portfolio composition and asset coverage that supplement (and in some cases are more restrictive than) the applicable requirements under the 1940 Act. Although no assurance can be given at this time as to the nature or extent of the guidelines that may be imposed in connection with obtaining a rating of the preferred shares, the Fund currently anticipates that such guidelines will include asset coverage requirements which are more restrictive than those under the 1940 Act, restrictions on certain portfolio investments and investment practices, requirements that the Fund maintain a portion of its assets in short-term, high-quality investments and certain mandatory redemption requirements relating to the preferred shares. No assurance can be given that the guidelines actually imposed with respect to the preferred shares by a NRSRO will be more or less restrictive than as described in this prospectus.

Notes

The Fund does not currently have any notes outstanding.

The Articles of Amendment and Restatement authorizes the issuance of debt securities or notes, with rights as determined by the Board, by action of the Board without the approval of the Common Shareholders. To the extent the Directors authorize the issuance of any notes, the Directors are also permitted to amend or supplement the Articles of Amendment and Restatement, as they deem appropriate. Any such amendment or supplement may set forth the rights, preferences, powers and privileges of such notes.

Under the 1940 Act, the Fund may only issue one class of senior securities representing indebtedness, which in the aggregate must have asset coverage immediately after the time of issuance of at least 300%. So long as notes are outstanding, additional debt securities must rank on a parity with notes with respect to the payment of interest and upon the distribution of the Fund’s assets.

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A Prospectus Supplement relating to any notes will include specific terms relating to the offering. The terms to be stated in a Prospectus Supplement will include the following:

•	the form and title of the security;

•	the aggregate principal amount of the securities;

•	the interest rate of the securities;

•	whether the interest rate for the securities will be determined by auction or remarketing;

•	the maturity dates on which the principal of the securities will be payable;

•	the frequency with which auctions or remarketings, if any, will be held;

•	any changes to or additional events of default or covenants;

•	any minimum period prior to which the securities may not be called;

•	any optional or mandatory call or redemption provisions;

•	the credit rating of the notes;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance of the notes; and

•	any other terms of the securities.

The Prospectus Supplement will describe the interest payment provisions relating to notes. Interest on notes will be payable when due as described in the related Prospectus Supplement. If the Fund does not pay interest when due, it will trigger an event of default and the Fund will be restricted from declaring dividends and making other distributions with respect to its common shares and preferred shares.

Under the requirements of the 1940 Act, immediately after issuing any notes the value of the Fund’s total assets, less certain ordinary course liabilities, must equal or exceed 300% of the amount of the notes outstanding. Other types of borrowings also may result in the Fund being subject to similar covenants in credit agreements.

Additionally, the 1940 Act requires that the Fund prohibit the declaration of any dividend or distribution (other than a dividend or distribution paid in the Fund’s common or preferred shares or in options, warrants or rights to subscribe for or purchase the Fund’s common or preferred shares) in respect of the Fund’s common or preferred shares, or call for redemption, redeem, purchase or otherwise acquire for consideration any such fund common or preferred shares, unless the Fund’s notes have asset coverage of at least 300% (200% in the case of a dividend or distribution on preferred shares) after deducting the amount of such dividend, distribution, or acquisition price, as the case may be. These 1940 Act requirements do not apply to any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed; however, any such borrowings may result in the Fund being subject to similar covenants in credit agreements. Moreover, the Indenture related to the notes could contain provisions more restrictive than those required by the 1940 Act, and any such provisions would be described in the related Prospectus Supplement.

Upon the occurrence and continuance of an event of default, the holders of a majority in principal amount of a series of outstanding notes or the directors will be able to declare the principal amount of that series of notes immediately due and payable upon written notice to the Fund. A default that relates only to one series of notes does not affect any other series and the holders of such other series of notes will not be entitled to receive notice of such a default under the Indenture. Upon an event of default relating to bankruptcy, insolvency or other similar laws, acceleration of maturity will occur automatically with respect to all series. At any time after a declaration of acceleration with respect to a series of notes has been made, and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding notes of that series, by written notice to the Fund and the directors, may rescind and annul the declaration of acceleration and its consequences if all events of default with respect to that series of notes, other than the non-payment of the principal of that series of notes which has become due solely by such declaration of acceleration, have been cured or waived and other conditions have been met.

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In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Fund or to the Fund’s creditors, as such, or to the Fund’s assets, or (b) any liquidation, dissolution or other winding up of the Fund, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Fund, then (after any payments with respect to any secured creditor of the Fund outstanding at such time) and in any such event the holders of notes shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all notes (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the notes, before the holders of any of the Fund’s common or preferred shares are entitled to receive any payment on account of any redemption proceeds, liquidation preference or dividends from such shares. The holders of notes shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Fund being subordinated to the payment of the notes, which may be payable or deliverable in respect of the notes in any such case, proceeding, dissolution, liquidation or other winding up event.

Unsecured creditors may include, without limitation, service providers including the Advisers, Custodian, administrator, auction agent, broker-dealers and the director, pursuant to the terms of various contracts with the Fund. Secured creditors may include without limitation parties entering into any interest rate swap, floor or cap transactions, or other similar transactions with the Fund that create liens, pledges, charges, security interests, security agreements or other encumbrances on the Fund’s assets.

A consolidation, reorganization or merger of the Fund with or into any other company, or a sale, lease or exchange of all or substantially all of the Fund’s assets in consideration for the issuance of equity securities of another company shall not be deemed to be a liquidation, dissolution or winding up of the Fund.

The notes have no voting rights, except as mentioned below and to the extent required by law or as otherwise provided in the Indenture relating to the acceleration of maturity upon the occurrence and continuance of an event of default. In connection with the notes or certain other borrowings (if any), the 1940 Act does in certain circumstances grant to the note holders or lenders certain voting rights. The 1940 Act requires that provision is made either (i) that, if on the last business day of each of twelve consecutive calendar months such notes shall have an asset coverage of less than 100%, the holders of such notes voting as a class shall be entitled to elect at least a majority of the members of the Fund’s Directors, such voting right to continue until such notes shall have an asset coverage of 110% or more on the last business day of each of three consecutive calendar months, or (ii) that, if on the last business day of each of twenty-four consecutive calendar months such notes shall have an asset coverage of less than 100%, an event of default shall be deemed to have occurred. It is expected that, unless otherwise stated in the related Prospectus Supplement, provision will be made that, if on the last business day of each of twenty-four consecutive calendar months such notes shall have an asset coverage of less than 100%, an event of default shall be deemed to have occurred. These 1940 Act requirements do not apply to any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed; however, any such borrowings may result in the Fund being subject to similar covenants in credit agreements. As reflected above, the Indenture relating to the notes may also grant to the note holders voting rights relating to the acceleration of maturity upon the occurrence and continuance of an event of default, and any such rights would be described in the related Prospectus Supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The Fund may issue subscription rights to holders of Common Shares to purchase Common Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares, the Fund would distribute certificates evidencing the subscription rights and a Prospectus Supplement to the Fund’s common shareholders as of the record date that the Fund sets for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights and described in the Prospectus Supplement.

The applicable Prospectus Supplement, which would accompany this Prospectus, would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

•	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the number of such subscription rights issued in respect of each share;

•	the number of rights required to purchase a single share;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right the Fund may have in connection with such subscription rights offering;

•	the expected trading market, if any, for rights; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

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Exercise of Subscription Right

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Fund would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Transferable Rights Offering

Subscription rights issued by the Fund may be transferrable. The distribution to shareholders of transferable rights, which may themselves have intrinsic value, also will afford non-participating shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the rights offering. In a transferrable rights offering, management of the Fund will use its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights. However, there can be no assurance that a market for transferable rights will develop or, if such a market does develop, what the price of the transferable rights will be. In a transferrable rights offering to purchase Common Shares at a price below net asset value, the subscription ratio will not be less than 1-for-3, that is the holders of Common Shares of record on the record date of the rights offering will receive one right for each outstanding Common Share owned on the record date and the rights will entitle their holders to purchase one new Common Share for every three rights held (provided that any Common Shareholder who owns fewer than three Common Shares as of the record date may subscribe for one full Common Share). Assuming the exercise of all rights, such a rights offering would result in an approximately 331⁄3% increase in the Fund’s Common Shares outstanding.

Additional Information on the Transferability of Rights.  The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase Common Shares at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional Rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

REVERSE REPURCHASE AGREEMENTS AND DERIVATIVES

Financial leverage may be achieved through entering into reverse repurchase agreements under which the Fund sells portfolio securities to financial institutions such as banks and broker-dealers and generally agrees to repurchase them at a mutually agreed future date and price. The 1940 Act generally limits the extent to which the Fund may utilize “uncovered” reverse repurchase agreements and borrowings, together with any other senior securities representing indebtedness, to 33 1/3 % of the Fund’s total assets at the time utilized. “Covered” reverse repurchase agreements will not be counted against the foregoing limits under the 1940 Act. A reverse repurchase agreement will be considered “covered” if the Fund segregates an amount of cash and/or liquid securities equal to the Fund’s obligations under such reverse repurchase agreement (or segregates such other amounts as may be permitted by the 1940 Act or SEC guidance from time to time); otherwise, a reverse repurchase agreement will be considered “uncovered.” The Fund may not cover a reverse repurchase agreement if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Adviser, the assets that would have been used to cover could be better used for a different purpose.

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The Fund also expects to enter into other transactions that may give rise to a form of leverage including, among others, swaps, futures and forward contracts, options and other derivative transactions. To the extent that the Fund covers its obligations under such other transactions, as described in this prospectus, such transactions should not be treated as borrowings for purposes of the 1940 Act. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. Further, the Fund may incur losses on such transactions (including the entire amount of the Fund’s investment in such transaction) even if they are covered.

CREDIT FACILITY/NOTES

The Fund utilizes leverage through borrowings and may enter into definitive agreements with respect to a credit facility or other borrowing program. The Fund may negotiate with commercial banks to arrange a credit facility pursuant to which the Fund would expect to be entitled to borrow an amount equal to approximately one-third (1/3) of the Fund’s total assets (inclusive of the amount borrowed). Any such borrowings would constitute financial leverage. Such a credit facility is not expected to be convertible into any other securities of the Fund, outstanding amounts are expected to be pre-payable by the Fund prior to final maturity without significant penalty and there are not expected to be any sinking fund or mandatory retirement provisions. Outstanding amounts would be payable at maturity or such earlier times as required by the agreement. The Fund may be required to prepay outstanding amounts under the credit facility or incur a penalty rate of interest upon the occurrence of certain events of default. The Fund would be expected to indemnify the lenders under the credit facility against liabilities they may incur in connection with the credit facility. The Fund is currently a party to the Credit Facility. The Credit Facility expires on November 24, 2021 (although, subject to certain conditions including the payment of an additional fee, the Fund may extend the maturity date of its outstanding loans for up to approximately one (1) year following such expiration date). Although the Fund currently intends to renew the Credit Facility, prior to its expiration date there can be no assurance that the Fund will be able to do so or do so on terms similar to the current Credit Facility, which may adversely affect the ability of the Fund to pursue its investment objectives and strategies.

The Fund may also obtain leverage through the issuance of notes representing indebtedness. Such notes are not expected to be convertible into any other securities of the Fund. Outstanding amounts would be payable at maturity or such earlier times as required by the terms of the notes. The Fund may be required to prepay outstanding amounts under the notes or incur a penalty rate of interest upon the occurrence of certain events of default.

The Fund may use leverage to the maximum extent permitted by the 1940 Act. Under the 1940 Act, the Fund is not permitted to incur indebtedness, including through the issuance of notes or other debt securities, unless immediately thereafter the total asset value of the Fund’s portfolio is at least 300% of the aggregate amount of the outstanding indebtedness (i.e., such aggregate amount may not exceed 33 1/3 % of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash distribution on its Common Shares unless, at the time of such declaration, the NAV of the Fund’s portfolio (determined after deducting the amount of such distribution) is at least 300% of such aggregate amount. If the Fund issues notes, borrows money or enters into a credit facility, the Fund intends, to the extent possible, to retire outstanding debt, from time to time, to maintain coverage of any outstanding indebtedness of at least 300%.

The Fund may seek the highest credit rating possible from one or more NRSROs on any notes that the Fund issues. In such a case, the Fund intends that, as long as notes are outstanding, the composition of its portfolio will reflect guidelines established by such NRSRO. Although, as of the date hereof, no NRSRO has established guidelines relating to the Fund’s notes, based on previous guidelines established by NRSROs for the securities of other issuers, the Fund anticipates that the guidelines with respect to the notes will establish a set of tests for portfolio composition and asset coverage that supplement (and in some cases are more restrictive than) the applicable requirements under the 1940 Act. Although, at this time, no assurance can be given as to the nature or extent of the guidelines which may be imposed in connection with obtaining a rating of the notes, the Fund currently anticipates that such guidelines will include asset coverage requirements which are more restrictive than those under the 1940 Act, restrictions on certain portfolio investments and investment practices, requirements that the Fund maintain a portion of its assets in short-term, high-quality investments and certain mandatory redemption requirements relating to the notes. No assurance can be given that the guidelines actually imposed with respect to the notes by a NRSRO will be more or less restrictive than as described in this prospectus.

In addition, the Fund expects that any notes or a credit facility would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change its fundamental investment policies, engage in certain transactions, including mergers and consolidations, and may require asset coverage ratios in addition to those required by the 1940 Act. The Fund would only agree to a limit on its ability to change its fundamental investment policies if doing so was consistent with the 1940 Act and applicable state law. The Fund may be required to pledge (or otherwise grant a security interest in) some or all of its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Fund expects that any notes or credit facility would have customary covenant, negative covenant and default provisions. There can be no assurance that the Fund will enter into an agreement for a credit facility, or issue notes, on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into or issued, any such notes or credit facility may in the future be replaced or refinanced by one or more credit facilities having substantially different terms or by the issuance of preferred shares and/or notes or debt securities. The Fund is currently a party to the Credit Facility. See “Investment Objectives and Principal Investment Strategy — Use of Leverage and Related Risks” for more information.

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CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND THE CHARTER AND BYLAWS

The Fund’s charter and bylaws contain certain provisions, described below, that may be regarded as “anti-takeover” provisions and that may deprive shareholders of certain opportunities to sell their shares at a premium over prevailing market prices. The following is only a summary and is qualified in its entirety by reference to the Fund’s charter and bylaws, and to the provisions of the Maryland General Corporation Law.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets or engage in a share exchange, unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these and other matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. The Fund has such a charter provision, but it is not applicable to certain transactions requiring a vote of at least 80% of the Fund’s Common and Preferred Stock, voting as a single class, unless approved by a vote of 66-2/3% of Continuing Directors. Such transactions include (i) charter amendments to make the Common Stock a redeemable security or to otherwise convert the Fund from closed-end to open-end status, (ii) charter amendments to provide for fewer than three classes of Directors elected by the holders of Common Stock, (iii) any stockholder proposal as to specific investment decisions with respect to the Fund’s assets, and (iv) any Business Combination. The term “Business Combination” means (A) any merger or consolidation of the Fund with any other person, (B) the liquidation or dissolution of the Fund, (C) sale, lease, exchange or other transfer of assets valued at $1,000,000 or more (except for transactions effected in the ordinary course of the Fund’s investment activities), and (D) certain issuances or transfers of any securities of the Fund in exchange for cash, securities or other property (excluding sales or issuances of Fund securities in connection with a public offering, or pursuant to a Fund dividend reinvestment plan, or upon exercise of stock subscription rights distributed by the Fund). The term “Continuing Director” means any member of the Fund’s Board of Directors who has been such a member for at least 12 months or who is a successor of a Continuing Director and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

The charter has no special provisions for statutory share exchanges under Maryland law, which may be approved by the affirmative vote of the holders of a majority of the total number of all classes of the Fund’s stock outstanding and entitled to vote thereon.

The Fund, by supplement to its charter, has elected to be subject to certain provisions of Maryland law that make it more difficult for challengers to gain control of the Board. Articles Supplementary approved by the Board of Directors in 2000 subject the Fund to certain provisions of Subtitle 8 of the Maryland General Corporation Law with respect to unsolicited takeovers. These provisions: (i) provide that the shareholders of the Fund may remove any Director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the shareholders generally in the election of Directors (and since the Fund’s directors have been divided into classes, a director may not be removed without cause), (ii) require that the number of Directors of the Fund shall be fixed only by the vote of the Board of Directors, (iii) provide that a vacancy on the Board of Directors due to an increase in the size of the Board or the death, resignation or removal of a Director, may be filled only by the affirmative vote of the majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and (iv) provide that the Secretary of the Fund may call a shareholder-requested special meeting only on the written request of the stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Additionally, as described below, the Fund’s bylaws contain certain provisions that may tend to make a change of control of the Fund more difficult.

The bylaws:

1.	Provide (as does the charter provide) for three classes of Directors elected by common shareholders, with staggered terms. Each year, directors are elected for three-year terms and until their successors are duly elected and qualify. Only one class of those Directors is up for election each year, so that two years would be required to change a majority of the Fund’s Directors.

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2.	Establish procedures for shareholder-requested special meetings upon the written request of shareholders entitled to cast not less than a majority of all the votes cast at such meeting, including procedures for setting the record date for the shareholders entitled to request a special meeting, procedures for setting the record date for the meeting and the time, place and date of the meeting and specific provisions governing who shall chair the meeting. Consistent with the Maryland General Corporation Law, shareholders requesting a meeting would be required to disclose the purpose of the meeting and the matters to be proposed for action at the meeting.

3.	Require a shareholder to give written advance notice and other information to the Fund of the shareholder’s nominees for Directors and proposals for other business to be considered at shareholders meetings.

4.	Establish qualifications for Fund Directors. These qualifications are designed to assure that individuals have the type of background and experience necessary to provide competent service as Directors of a closed-end fund that invests in fixed income globally. To qualify as a nominee for a Fund Directorship, a candidate must (a) have at least 5 years’ experience in either investment management, economics, public accounting or Australian business; (b) have a college undergraduate degree in economics, finance, business administration, accounting, or engineering, or a professional degree in law, engineering, or medicine from an accredited university or college in the United States or Australia or the equivalent degree from an equivalent institution of higher learning in another country; and (c) not have violated any provision of the U.S. federal or state securities laws, or comparable laws of another country. In addition, the Fund’s Nominating and Corporate Governance Committee shall apply the Fund’s Conflict of Interest and Corporate Opportunities Policy as a standard in selecting nominees to ensure that an incumbent nominee has not violated the Policy and that a non-incumbent nominee would not be in violation of the Policy if elected. Directors who served in such capacity as of September 13, 2004, the initial date of adoption of the qualifications for Fund Directors are exempted from these requirements (except compliance with the Fund’s conflict of interest policy) because they had become qualified through past experience as Directors of the Fund. Nevertheless, almost all current Directors satisfy the Fund’s qualification requirements. No person shall be qualified to be a Director unless the Nominating and Corporate Governance Committee, in consultation with Fund counsel, determines that such person, if elected, would not cause the Fund to be in violation of applicable law, regulation or regulatory interpretation, the Fund’s charter or any general policy adopted by the Board regarding retirement age or specifying proportions of Directors who may be “interested persons,” as defined in the 1940 Act.

5.	Establish supermajority Board vote requirements for certain actions, including election of officers, officer and Director compensation, the amendment of the Director term and qualification requirements and Director quorum and voting requirements.

6.	Reserve to the Board the exclusive power to adopt, alter, or repeal any provision of the bylaws or to make new bylaws, unless otherwise provided in the bylaws.

7.	Provide that Directors and officers are entitled to indemnification and that the Fund may pay or reimburse expenses of Directors and officers to the maximum extent permitted by Maryland law and the 1940 Act.

PLAN OF DISTRIBUTION

The Fund may offer up to $50,000,000 in aggregate initial offering price of Common Shares, Preferred Shares, Notes or Rights from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing shareholders in a Rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Fund’s Dividend Reinvestment and Optional Cash Purchase Plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any agents, underwriters or dealers;

•	any sales loads or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents;

•	the public offering or purchase price of the offered Securities and the net proceeds the Fund will receive from the sale; and

•	any securities exchange on which the offered Securities may be listed

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

44

By Agents

The Fund may offer Securities through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.

•	An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares remaining unsubscribed for after the Rights offering.

45

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund and the Advisers against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the maximum compensation to be received by any FINRA member or independent broker-dealer in connection with an offering of the Fund’s securities may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR

State Street serves as Custodian for the Fund. The Custodian holds cash, securities, and other assets of the Fund as required by the 1940 Act and also provides certain Fund accounting services. Custody and accounting fees are payable monthly based on assets held in custody, investment purchases and sales activity and other factors, plus reimbursement for certain out of pocket expenses. The principal business address of State Street is 1 Heritage Drive, 3rd Floor, North Quincy, Massachusetts 02171.

Computershare, P.O. Box 505000, Louisville, KY 40233, acts as the Fund’s dividend paying agent, transfer agent and the registrar for the Fund’s Common Shares.

LEGAL OPINIONS

Certain legal matters in connection with the Common Shares will be passed on for the Fund by Dechert LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of and for the fiscal year ended October 31, 2020 incorporated by reference in the SAI have been so incorporated in reliance on the report of KPMG LLP , an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal place of business of KPMG is located at 1601 Market Street, Philadelphia, Pennsylvania 19103. KPMG provides audit services, tax return preparation, and consultation with respect to the preparation of filings with the SEC.

ADDITIONAL INFORMATION

This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the SAI, dated July 2, 2021, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. The SAI and the Fund’s annual and semi-annual reports and other information filed with the SEC, can be obtained upon request and without charge by writing to the Fund at 1900 Market Street, Suite 200, Philadelphia, PA 19103, by calling Investor Relations toll-free at 1-800-522-5465 or by visiting the Fund’s website at http:/www.aberdeenfco.com. Investors may request the Fund’s SAI, annual and semi-annual reports and other information about the Fund or make Shareholder inquiries by calling Investor Relations toll-free at 1-800-522-5465 or by visiting http:/www.aberdeenfco.com. In addition, the contact information provided above may be used to request additional information about the Fund and to make Shareholder inquiries. The SAI, other material incorporated by reference into this prospectus and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

46

Table of contents for the statement of additional information

Investment objectives, policies and risks	S-3

Investment restrictions	S-4

Management of the Fund	S-4

Portfolio transactions and brokerage allocation	S-16

Description of shares	S-19

Repurchase of Common Shares	S-19

Tax matters	S-20

Proxy voting policy and proxy voting record	S-25

Incorporation by reference	S-25

Financial statements	S-25

Legal counsel	S-25

Additional information	S-25

Appendix A—Description of securities ratings	A-1

Appendix B—Proxy voting guidelines	B-1

47

Aberdeen Global Income Fund, Inc.

Up to $35,000,000

Common Shares

PROSPECTUS
SUPPLEMENT

Until October 18, 2021 (25 days after the date of this Prospectus Supplement), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

Aberdeen Global Income Fund, Inc.

Statement of Additional Information

July 2, 2021

This Statement of Additional Information (the “SAI”) provides additional information to the Prospectus for Aberdeen Global Income Fund, Inc. (the “Fund”) dated July 2, 2021 as it may be amended from time to time. This SAI is not a prospectus and should only be read in conjunction with the Prospectus. You may obtain the Prospectus without charge by writing to the Fund at 1900 Market Street, Suite 200, Philadelphia, PA 19103, by calling Investor Relations toll-free at 1-800-522-5465 or by visiting the Fund’s website at http:/www.aberdeenfco.com.

Investors in the Fund will be informed of the Fund’s progress through periodic reports. Financial statements certified by an independent registered public accounting firm will be submitted to Shareholders at least annually. Once available, copies of the reports to Shareholders may be obtained upon request, without charge, by contacting the Fund at the address or telephone number listed above.

S-1

Table of Contents

Investment objectives, policies and risks	S-3

Investment restrictions	S-4

Management of the Fund	S-4

Portfolio transactions and brokerage allocation	S-16

Description of shares	S-19

Repurchase of Common Shares	S-19

Tax matters	S-20

Proxy voting policy and proxy voting record	S-25

Incorporation by reference	S-25

Financial statements	S-25

Legal counsel	S-25

Additional information	S-25

Appendix A—Description of securities ratings	A-1

Appendix B—Proxy voting guidelines	B-1

S-2

Investment objectives, policies and risks

The following disclosure supplements the disclosure set forth under the caption “Investment Objectives and Principal Investment Strategy” in the prospectus and does not, by itself, present a complete or accurate explanation of the matters disclosed. Readers must refer also to this caption in the prospectus for a complete presentation of the matters disclosed below.

Debt Securities

The information contained under the heading “Additional Information Regarding the Fund—Debt Securities” in the Fund’s Annual Report for the fiscal year ended October 31, 2020 (together with any updates thereto in subsequent periodic filings) (the “Annual Report”) is incorporated herein by reference.

U.S. Securities

The information contained under the heading “Additional Information Regarding the Fund—U.S. Securities” in the Fund’s Annual Report is incorporated herein by reference.

Derivatives

The information contained under the heading “Additional Information Regarding the Fund—Derivatives” in the Fund’s Annual Report is incorporated herein by reference.

Private Placements

The information contained under the heading “Additional Information Regarding the Fund—Private Placements” in the Fund’s Annual Report is incorporated herein by reference.

Other Investment Companies

The information contained under the heading “Additional Information Regarding the Fund—Other Investment Companies” in the Fund’s Annual Report is incorporated herein by reference.

Repurchase and Securities Lending Agreements

The information contained under the heading “Additional Information Regarding the Fund—Repurchase and Securities Lending Agreements” in the Fund’s Annual Report is incorporated herein by reference.

Firm Commitment Agreements and When-Issued Securities

The information contained under the heading “Additional Information Regarding the Fund—Firm Commitment Agreements and When-Issued Securities” in the Fund’s Annual Report is incorporated herein by reference.

China Interbank Bond Market.

The Fund may transact in the China Interbank Bond Market (“CIBM”) when buying or selling portfolio securities for the Fund. The China bond market is made up of the CIBM and the exchange listed bond market. The CIBM was established in 1997 and was limited to domestic participants, but access to the market has since been expanded to foreign institutional investors. To the extent permissible by the relevant regulations or authorities, the Fund may invest in the CIBM through CIBM Direct or Bond Connect. Under the CIBM Direct regime, foreign institutional investors have direct access to bonds traded on the CIBM, subject to the relevant rules established by the People's Bank of China (“PBOC”) (“CIBM Direct Rules”). An onshore trading and settlement agent shall be engaged to make the filing on behalf of the relevant Fund and conduct trading and settlement agency services for the Fund. PBOC will exercise on-going supervision on the onshore settlement agent and the Fund's trading under the CIBM Direct Rules and may take relevant administrative actions such as suspension of trading and mandatory exit against the Fund and/or ASIAL in the event of any incompliance with the CIBM Direct Rules. The CIBM Direct Rules are relatively new and are still subject to continuous evolvement, which may adversely affect the Fund's capability to invest in the CIBM.

Bond Connect is a trading and settlement link program developed by the PBOC and the Hong Kong Monetary Authority (“HKMA”) with a view to establish mutual bond market access between the PRC and Hong Kong. Trading through Bond Connect is subject to a number of restrictions that may affect the Fund's investments and returns. Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in the PRC, which could pose risks to the Fund. The Fund's investments in securities via Bond Connect are generally subject to Chinese securities regulations and listing rules, among other restrictions. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Bond Connect. The Bond Connect program is a relatively new program and may be subject to further interpretation and guidance.

S-3

Market volatility and potential lack of liquidity due to low trading volume of certain debt securities may result in prices of debt securities traded on such market fluctuating significantly. The bid and offer spreads of the prices of the PRC bonds may be large, and if the Fund transacts in the CIBM, it may therefore incur significant trading and realization costs and may even suffer losses when selling such investments. To the extent that the Fund transacts in the CIBM, it may also be exposed to risks associated with settlement procedures and default of counterparties. The CIBM is also subject to regulatory risks.

Investment Restrictions

The following restrictions are fundamental policies, which cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities. A majority of the Fund’s outstanding voting securities means the lesser of (i) 67% or more of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. In the event that the Fund issues preferred shares, changes in investment restrictions would also require approval by a majority of the outstanding preferred shares, voting as a separate class. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in a percentage resulting from changing values will not be considered a violation, except that any borrowing by the Fund that exceeds the corresponding fundamental investment limitation below must be reduced to meet such limitation within the period required by the 1940 Act (currently three days).

The Fund will not:

1.	Issue senior securities except (i) insofar as the Fund may be deemed to have issued a senior security in connection with any repurchase or securities lending agreement or any borrowing permitted by these investment restrictions, and (ii) that the Fund may issue one or more series of a class of preferred shares pursuant to its Articles of Amendment and Restatement.

2.	Borrow money, except as permitted under, or to the extent not prohibited by, the 1940 Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

3.	“Concentrate” its investments in a particular industry or group of industries, except as permitted under the 1940 Act, and as interpreted or modified by regulatory authority having jurisdiction from time to time, and further provided that this limitation will not apply to the Fund’s investments in, among other things, (i) securities of other investment companies; (ii) securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities; or (iii) repurchase agreements (collateralized by the instruments described in clause (ii)).

4.	Make loans except through the purchase of debt obligations and the entering into of repurchase and securities lending agreements in accordance with the Fund’s investment objectives and policies.

5.	Act as an underwriter of other issuer’s securities (except to the extent the Fund may be deemed to be an underwriter in connection with the sale of securities in the Fund’s investment portfolio).

6.	(i) Purchase or sell real estate, except that it may purchase and sell mortgage-backed securities, debt securities issued by real estate investment trusts, and debt securities of companies which deal in real estate or interests therein, or (ii) purchase or sell commodities (other than transactions in foreign currencies and forward currency contracts or derivatives in accordance with the Fund’s investment objectives and policies).

For the purposes of determining compliance with the Fund’s policy on concentrating in any one industry or group of industries, the Fund will endeavor to consider the concentration policy of underlying investment companies in which the Fund is invested.

Management of the Fund

Directors and Officers

The business and affairs of the Fund are managed under the direction of the Board and the Fund’s officers appointed by the Board. The tables below list the directors and officers of the Fund and their present positions and principal occupations during the past five years. The term “Fund Complex” includes each of the registered investment companies advised by the Advisers or their affiliates as of the date of this SAI. Directors serve three year terms or until their successors are duly elected and qualifies. Officers hold their positions with the Fund until a successor has been duly elected and qualified.

S-4

The names of the Directors and Officers of the Fund, their addresses, years of birth, and principal occupations during the past five years are provided in the tables below. Directors that are deemed “interested persons” (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Fund, the Investment Manager or Investment Adviser are included in the table below under the heading “Interested Directors.” Directors who are not interested persons, as described above, are referred to in the table below under the heading “Independent Directors.”

Name, Address* and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen in Fund Complex**	Other Directorships Held by Director***
Interested Directors
Stephen Bird**** Year of Birth: 1967	Class III Director	Term expires 2022 Director since 2021	Mr. Bird joined the Board of SLA plc in July 2020 as Chief Executive-Designate, and was formally appointed Chief Executive Officer in September 2020. Previously, Mr. Bird served as chief executive officer of global consumer banking at Citigroup from 2015, retiring from the role in November 2019. His responsibilities encompassed all consumer and commercial banking businesses in 19 countries, including retail banking and wealth management, credit cards, mortgages, and operations and technology supporting these businesses. Prior to this, Mr. Bird was chief executive for all of Citigroup’s Asia Pacific business lines across 17 markets in the region, including India and China. Mr. Bird joined Citigroup in 1998, and during his 21 years with the company he held a number of leadership roles in banking, operations and technology across its Asian and Latin American businesses. Before this, he held management positions in the UK at GE Capital — where he was director of UK operations from 1996 to 1998 — and at British Steel.	10 RICs consisting of 26 Portfolios	None.

S-5

Independent Directors
P. Gerald Malone Year of Birth: 1950	Chairman of the Board; Class I Director	Term expires 2023; Director since 2005	Mr. Malone is, by profession, a lawyer of over 40 years. Currently, he is a non-executive director of a number of U.S. companies, including Medality Medical (medical technology company) and Bionik Laboratories Corp. (US healthcare company) since 2018. He is also Chairman of many of the open and closed end funds in the Fund Complex. He previously served as Independent Chairman of UK companies Crescent OTC Ltd (pharmaceutical services) until February 2018; and fluidOil Ltd. (oil services) until June 2018; U.S. company Rejuvenan llc (wellbeing services) until September 2017 and as chairman of UK company Ultrasis plc (healthcare software services company) until October 2014. Mr. Malone was previously a Member of Parliament in the U.K. from 1983 to 1997 and served as Minister of State for Health in the U.K. government from 1994 to 1997.	10 RICs consisting of 26 Portfolios	Director of Bionik Laboratories Corporation (U.S. healthcare company) since 2018.
Radhika Ajmera† Year of Birth: 1964	Class III Director	Term expires 2022; Director since 2021	Ms. Ajmera has been an Independent Trustee of Aberdeen Funds since February 2020. She is also an independent non-executive director of Aberdeen Asia-Pacific Income Investment Company Limited (Canadian investment fund) since June 2015. She has also held a number of UK closed end fund non-executive directorships.	5 RICs consisting of 21 Portfolios
Neville J. Miles Year of Birth: 1946	Class III Director	Term expires 2022; Director since 1999	Mr. Miles is a non-executive director of a number of Australian and overseas companies and serves as Chairman of Ballyshaw Pty. Ltd. (share trading, real estate development and investment).	4 RICs consisting of 20 Portfolios	None.
William J. Potter Year of Birth: 1948	Class II Director	Term expires 2024; Director since 1992	Mr. Potter has been the Chairman of Arsenal Square Holdings (consulting and advisory) since 2018, a Director of Alexandria Bancorp (international banking and trustee services) since 1989, a Director of the National Foreign Trade Council (international trade) 1983-2017, director of Howell Biopharma Ltd (healthcare) since 2018, and director and chairman of Arrow Robotics Ltd (technology) since 2018. He also serves on the boards or advisory boards of a number of private companies and charities including the Queen Elizabeth September 11th Garden and the National Foundation for Cancer Research.	3 RICs consisting of 3 Portfolios	None.
Moritz Sell Year of Birth: 1967	Class I Director	Term expires 2023; Director since 2018	Mr. Sell currently serves as a Principal at Edison Holdings GmbH (commercial real estate and venture capital) (since October 2015). In addition, Mr. Sell serves as a Senior Advisor for Markston International LLC, an independent investment manager (since January 2014).	3 RICs consisting of 3 Portfolios	Swiss Helvetia Fund (since June 2017) and High Income Securities Fund (since June 2018),

*The address of each Trustee in the table above is c/o Aberdeen Standard Investments Inc., 1900 Market St., Suite 200, Philadelphia, PA 19103.

** The Aberdeen Fund Complex consists of Aberdeen Funds, which currently consists of 17 portfolios, Aberdeen Asia-Pacific Income Fund, Inc., Aberdeen Global Income Fund, Inc., Aberdeen Australia Equity Fund, Inc., Aberdeen Emerging Markets Equity Income Fund, Inc., The India Fund, Inc., Aberdeen Japan Equity Fund, Inc., Aberdeen Income Credit Strategies Fund, Aberdeen Global Dynamic Dividend Fund, Aberdeen Global Premier Properties Fund, Aberdeen Total Dynamic Dividend Fund, Aberdeen Standard Global Infrastructure Income Fund Inc., Aberdeen Investment Funds (consisting of 4 portfolios) and Aberdeen Standard Investments ETFs (consisting of 2 portfolios).

S-6

***Current directorships held in (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

****  Appointed to the Board of the Fund effective June 14, 2021. Mr. Bird is deemed to be an interested person because of his affiliation with the Fund’s Investment Manager. Mr. Bird serves as a Director of several Funds in the Fund Complex.

† Appointed to the Board of the Fund effective April 29, 2021.

Information regarding Officers who are not Directors

Name, Address and Year of Birth	Position(s) Held with the Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years
Kenneth Akintewe** Aberdeen Standard Investments (Asia) Limited 21 Church Street #01-01 Capital Square Two Singapore 049480 Year of Birth: 1980	Vice President	Since 2014	Currently, Head of Asian Sovereign Debt for Aberdeen Standard Investments (Asia) Limited. Mr. Akintewe joined Aberdeen in 2002.
Joseph Andolina** Aberdeen Standard Investments Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1978	Chief Compliance Officer; Vice President – Compliance	Since 2017	Currently, Chief Risk Officer – Americas for ASII and serves as the Chief Compliance Officer for ASII. Prior to joining the Risk and Compliance Department, he was a member of ASII's Legal Department, where he served as US Counsel since 2012.
Mark Baker** Aberdeen Standard Investments (Asia) Limited 21 Church Street #01-01 Capital Square Two Singapore 049480 Year of Birth: 1981	Vice President	Since 2019	Currently, an Investment Director within the Emerging Markets Debt team at Aberdeen Standard Investments. Mr. Baker joined ASI in 2012.
Chris Demetriou** Aberdeen Standard Investments Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1983	Vice President	Since 2020	Currently, Chief Executive Officer – UK, EMEA and Americas for ASI. Mr. Demetriou joined ASII in 2013, as a result of the acquisition of SVG, a FTSE 250 private equity investor based in London.
Sharon Ferrari** Aberdeen Standard Investments Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1977	Assistant Treasurer	Since 2009	Currently, Senior Fund Administration Manager US for ASII. Ms. Ferrari joined ASII as a Senior Fund Administrator in 2008.

S-7

Alan Goodson** Aberdeen Standard Investments Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1974	Vice President	Since 2009	Currently, Head of Product & Client Solutions – Americas, overseeing Product Management, Product Development and Client Solutions for ASII's registered and unregistered investment companies in the US, Brazil and Canada. Mr. Goodson joined ASII in 2000.
Bev Hendry** Aberdeen Standard Investments Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1953	Vice President	Since 2015	Currently Chairman of Americas for Standard Life Aberdeen PLC since 2018. Mr. Hendry was Chief Executive Officer – Americas for Aberdeen Asset Management PLC (2014-2018).
Megan Kennedy** Aberdeen Standard Investments Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1974	Vice President and Secretary	Since 2008	Currently, Director, Product Governance for ASII. Ms. Kennedy joined ASII in 2005 as a Senior Fund Administrator.
Adam McCabe** Aberdeen Standard Investments (Asia) Limited 21 Church Street #01-01 Capital Square Two Singapore 049480 Year of Birth: 1979	Vice President	Since 2011	Currently, Head of Asian Fixed Income for Aberdeen Standard Investments (Asia) Limited. Mr. McCabe joined Aberdeen in 2009 following the acquisition of certain asset management businesses from Credit Suisse.
Andrea Melia** Aberdeen Standard Investments Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1969	Treasurer and Principal Accounting Officer	Since 2009	Currently, Director, Product Management – Americas and Vice President for ASII. Ms. Melia joined ASII in September 2009.
Jim O'Connor** Aberdeen Standard Investments Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1976	Vice President	Since 2020	Currently, Chief Operating Officer for Aberdeen Standard Investments Inc. Mr. O'Connor joined ASII in 2010.
Christian Pittard** Aberdeen Asset Managers Limited Bow Bells House, 1 Bread Street London United Kingdom Year of Birth: 1973	President	Since 2009	Currently, Global Head of Product Opportunities for Aberdeen Asset Management PLC. Mr. Pittard joined Aberdeen from KPMG in 1999.
Lucia Sitar** Aberdeen Standard Investments Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1971	Vice President	Since 2008	Currently, Head of Product Management & Governance - Americas for ASII. Ms. Sitar joined ASII in July 2007 as U.S. Counsel.

*Officers hold their positions with the Fund until a successor has been duly elected and qualifies.

**Messrs. Akintewe, Andolina, Baker, Demetriou, Goodson, Hendry, Keener, McCabe, O'Connor and Pittard and Mses. Ferrari, Kennedy, Melia, and Sitar may serve as officers of one or more other funds in the Fund Complex.

S-8

Risk Oversight

The information contained under the heading “Board and Committee Structure—Board Oversight of Risk Management” in the Fund’s definitive proxy statement on Schedule 14A for the Fund’s 2021 annual meeting of shareholders, filed with the SEC on April 29, 2021 (“Proxy Statement”) is incorporated herein by reference.

Experience of Directors

The information contained under the heading “Additional Information About the DIRECTORS” in the Fund’s Proxy Statement is incorporated herein by reference.

Effective June 14, 2021, Mr. Martin Gilbert, the former co-CEO of Standard Life Aberdeen plc and an interested Director of the Fund, resigned as a Class III Trustee of the Fund. Effective June 14, 2021, the Board of Directors of the Fund appointed Mr. Stephen Bird to serve as a Class III Trustee of the Fund to hold office for the remainder of the term for Class III Trustees expiring at the 2022 annual meeting of shareholders, and until a successor has been elected and qualifies.

The following specific experience, qualifications, attributes and/or skills apply as to Mr. Bird in addition to the information set forth in the table above under “Interested Directors”: Mr. Bird, investment management experience as the Chief Executive Officer of Standard Life Aberdeen plc and executive experience with other financial services and banking companies.

Compensation

Officers of the Fund do not receive any compensation directly from the Fund or any other fund in the Fund Complex for performing their duties as officers.

Additional information regarding compensation and benefits for directors is set forth below for the periods described in the notes accompanying the table.

Compensation Table

The following table sets forth information regarding compensation of Directors by the Fund and by the Fund Complex of which the Fund is a part for the fiscal year ended October 31, 2020. Officers of the Fund do not receive any compensation directly from the Fund or any other fund in the Fund Complex for performing their duties as officers.

Name of Director	Aggregate Compensation from Fund for Fiscal Year Ended October 31, 2020	Total Compensation From Fund and Fund Complex Paid To Directors*
Independent Directors:
Radhika Ajmera**	$0	$160,481	(21)
P. Gerald Malone	$76,333	$441,348	(26)
Neville J. Miles	$52,667	$227,250	(20)
William J. Potter	$54,333	$228,813	(3)
Peter D. Sacks***	$60,000	$211,000	(0)
Moritz Sell	$46,667	$200,250	(3)
Interested Directors:
Stephen Bird****	N/A	N/A	(0)
Martin J. Gilbert*****	N/A	N/A	(24)

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*  The number in parentheses indicates the total number of funds in the Fund Complex on which the Director serves or served at any time during the fiscal year ended October 31, 2020.

**  Appointed to the Board of the Fund effective April 29, 2021.

***  Retired from the Board of the Fund effective April 29, 2021.

****  Appointed to the Board of the Fund effective June 14, 2021.

*****  Retired from the Board of the Fund effective June 14, 2021.

Board and Committee Structure

The Board is currently composed of five Independent Directors and one Interested Director, Stephen Bird. The Fund’s Charter provides that the Board shall be divided into three classes: Class I, Class II and Class III. The terms of office of the Directors of the Fund in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I in 2022, Class II in 2023 and Class III in 2024.

The Board has appointed Mr. Malone, an Independent Director, as Chairman. The Chairman presides at meetings of the Directors, participates in the preparation of the agenda for meetings of the Board, and acts as a liaison between the Directors and management between Board meetings. Except for any duties specified herein, the designation of the Chairman does not impose on such Director any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Board holds regular quarterly meetings each year to consider and address matters involving the Fund. The Board also may hold special meetings to address matters arising between regular meetings. The Independent Directors also meet outside the presence of management in executive session at least quarterly and have engaged separate, independent legal counsel to assist them in performing their oversight responsibilities.

The Board has established a committee structure that includes an Audit and Valuation Committee, a Contract Review Committee, a Nominating and Corporate Governance Committee, a Cost Review Committee and a Leverage Committee (each discussed in more detail below) to assist the Board in the oversight and direction of the business affairs of the Fund, and from time to time may establish informal ad hoc committees or working groups to review and address the practices of the und with respect to specific matters. The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Fund’s activities and associated risks. The standing Committees currently conduct an annual review of their charters, which includes a review of their responsibilities and operations. The Nominating and Corporate Governance Committee and the Board as a whole also conducts an annual self-assessment of the performance of the Board, including consideration of the effectiveness of the Board’s Committee structure. Each Committee is comprised entirely of Independent Directors. Each Committee member is also “independent” within the meaning of the NYSE MKT listing standards. The Board reviews its structure regularly and believes that its leadership structure, including having a super-majority of Independent Directors, coupled with an Independent Director as Chairman, is appropriate because it allows the Board to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among the Committees and the full Board in a manner that enhances efficient and effective oversight.

Audit and Valuation Committee

The Fund’s Audit and Valuation Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), is responsible for the selection and engagement of the Fund’s independent registered public accounting firm (subject to ratification by the Fund’s Independent Directors), pre-approves and reviews both the audit and non-audit work of the Fund’s independent registered public accounting firm, and reviews compliance of the Fund with regulations of the SEC and the Internal Revenue Service, and other related matters. The members of the Fund’s Audit and Valuation Committee are Ms. Ajmera and Messrs. P. Gerald Malone, Neville J. Miles and Moritz Sell. Mr. Sell has been designated as the audit committee financial expert.

The Audit and Valuation Committee oversees the activities of the Fund’s Pricing Committee and performs the responsibilities assigned to the Audit and Valuation Committee in the Fund’s Valuation and Liquidity Procedures, such as overseeing the implementation of the Valuation and Liquidity Procedures. The Board has delegated to the Audit and Valuation Committee the responsibility of determining the fair value of the Fund’s securities or other assets in situations set forth in the Valuation and Liquidity Procedures. The Audit and Valuation Committee met three times during the fiscal year ended October 31, 2020.

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Contract Review Committee

The Contract Review Committee reviews and makes recommendations to the Board with respect to entering into, reviewing or amending the Fund’s management agreement, advisory agreement, sub-advisory agreement, administration agreement, investor relations services agreement and other agreements. The members of the Fund’s Contract Review Committee are Messrs. P. Gerald Malone, Neville J. Miles, William J. Potter and Moritz Sell.

Nominating and Corporate Governance Committee; Consideration of Potential Director Nominees

The Fund’s Nominating and Corporate Governance Committee recommends nominations for membership on the Board and reviews and evaluates the effectiveness of the Board in its role in governing the Fund and overseeing the management of the Fund. It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as Independent Directors, their independence from the Fund’s Investment Manager, Investment Adviser and Sub-Adviser, as appropriate, and other principal service providers. The Nominating and Corporate Governance Committee generally meets twice annually to identify and evaluate nominees for Directors and makes its recommendations to the Board at the time of the Board’s fourth quarter meeting. The Nominating and Corporate Governance Committee also periodically reviews director compensation and will recommend any appropriate changes to the Board. The Nominating and Corporate Governance Committee also reviews and may make recommendations to the Board relating to the effectiveness of the Board in carrying out its responsibilities in governing the Fund and overseeing the management of the Fund. The members of the Fund’s Nominating and Corporate Governance Committee are Ms. Ajmera and Messrs. P. Gerald Malone, Neville J. Miles, William J. Potter and Moritz Sell.

The Nominating and Corporate Governance Committee may take into account a wide variety of factors in considering prospective director candidates, including (but not limited to): (i) availability (including availability to attend to Board business on short notice) and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) reputation; (v) financial expertise; (vi) the candidate’s ability, judgment and expertise; (vii) overall diversity of the Board’s composition; and (viii) commitment to the representation of the interests of the Fund and its shareholders. The Nominating and Corporate Governance Committee also considers the effect of any relationships beyond those delineated in the 1940 Act that might impair independence, such as business, financial or family relationships with the Investment Manager, Investment Adviser or Sub-Adviser or their affiliates, as appropriate. The Nominating and Corporate Governance Committee will consider potential director candidates, if any, recommended by Fund shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Fund for its directors, and; (ii) are not “interested persons” of the Fund, as that term is defined in the 1940 Act; and (iii) are “independent” as defined in the listing standards of any exchange on which the Fund’s shares are listed. The Nominating and Corporate Governance Committee met one time during the fiscal year ended October 31, 2020.

While the Nominating and Corporate Governance Committee has not adopted a particular definition of diversity or a particular policy with regard to the consideration of diversity in identifying candidates, when considering a candidate’s and the Board’s diversity, the Committee generally considers the manner in which each candidate’s leadership, independence, interpersonal skills, financial acumen, integrity and professional ethics, educational and professional background, prior directors or executive experience, industry knowledge, business judgment and specific experiences or expertise would complement or benefit the Board and, as a whole, contribute to the ability of the Board to oversee the Fund. The Committee may also consider other factors or attributes as they may determine appropriate in their judgment. The Committee believes that the significance of each candidate’s background, experience, qualifications, attributes or skills must be considered in the context of the Board as a whole.

The Fund’s bylaws contain provisions regarding minimum qualifications for directors. These include a requirement that, to qualify as a nominee for a directorship, each candidate, at the time of nomination, other than persons who were directors at the time of the adoption of the minimum qualifications, must possess at least the following specific minimum qualifications: (i) a nominee shall have at least five years’ experience in any of investment management, economics, public accounting or Australian business; (ii) a nominee shall have a college undergraduate or graduate degree in economics, finance, business administration, accounting or engineering, or a professional degree in law, engineering, or medicine, from an accredited university or college in the United States, Australia, the United Kingdom, Canada or New Zealand, or the equivalent degree from an equivalent institution of higher learning in another country; and (iii) a nominee shall not have violated any provision of the U.S. federal or state securities laws, or comparable laws of another country.

Cost Review Committee

The Cost Review Committee reviews on an ongoing basis the fees and expenses incurred by the Fund, to ensure that such expenses are commensurate with the services provided. The members of the Fund’s Cost Review Committee are Messrs. Neville J. Miles, William J. Potter and Moritz Sell.

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Leverage Committee

The Leverage Committee monitors the Fund’s leverage and reviews leverage options for the Fund. The members of the Leverage Committee are Messrs. P. Gerald Malone and William J. Potter.

Communications with the Board of Directors

Shareholders who wish to communicate with Board members with respect to matters relating to the Fund may address their written correspondence to the Board as a whole or to individual Board members c/o Aberdeen Standard Investments Inc., the Fund’s administrator, at 1900 Market Street, Suite 200, Philadelphia, PA 19103, or via e-mail to the Director(s) c/o Aberdeen Standard Investments Inc. at InvestorRelations@aberdeenstandard.com.

Director Beneficial Ownership of Securities

As of the date of this SAI, the Fund’s directors and executive officers, as a group, owned less than 1% of the Fund’s outstanding Common Shares. The information as to ownership of securities which appears below is based on statements furnished to the Fund by its directors and executive officers.

As of December 31, 2020, the dollar range of equity securities owned beneficially by each director in the Fund and in all registered investment companies overseen by the directors within the same family of investment companies as the Fund appears in the chart below. The following key relates to the dollar ranges in the chart:

A. None
B. $1 — $10,000
C. $10,001 — $50,000
D. $50,001 — $100,000
E. over $100,000

Name of Director	Dollar Range of Equity Securities Owned in Fund(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Director or Nominee in the Family of Investment Companies(2)
Independent Directors:
P. Gerald Malone	B	D
Neville J. Miles	C	C
William J. Potter	B	C
Peter D. Sacks*	B	C
Moritz Sell	B	D
Radhika Ajmera**	A	B
Interested Director:
Stephen Bird***	A	A
Martin Gilbert****	A	A

*  Retired from the Board of the Fund effective April 29, 2021.

**  Appointed effective April 29, 2021.

***  Appointed effective June 14, 2021.

****  Retired from the Board of the Fund effective June 14, 2021.

(1)  This information has been furnished by each Director as of October 31, 2020. “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(2)  ”Family of Investment Companies” means those registered investment companies that are advised by the Investment Manager or an affiliate and that hold themselves out to investors as related companies for purposes of investment and investor services.

As of December 31, 2020, none of the Independent Directors or their immediate family members owned any shares of the Advisers or principal underwriter of the Fund or of any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Advisers or principal underwriter.

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Codes of Ethics

The Fund and the Advisers have each adopted a code of ethics under Rule 17j-1 of the 1940 Act governing the personal securities transactions of their respective personnel. Under each code of ethics, personnel may invest in securities for their personal accounts (including securities that may be purchased or held by the Fund), subject to certain general restrictions and procedures. Copies of these Codes of Ethics are on the EDGAR Database on the SEC’s internet web site at www.sec.gov.

Beneficial Ownership

Based upon filings made with the SEC, as of the date hereof, the following table shows certain information concerning persons who may be deemed beneficial owners of 5% or more of a class of shares of the Fund because they possessed or shared voting or investment power with respect to the Fund’s shares:

Name and Address	Number of Shares Beneficially Owned	Percentage of Shares
First Trust Portfolios L.P./ First Trust Advisors L.P. / The Charger Corporation (1) 120 East Liberty Drive Wheaton, IL 60187	1,149,049	13.16%

 (1) The information regarding share ownership of the Fund is based solely upon information presented in a Schedule 13G/A, dated February 1, 2021, filed jointly by The Charger Corporation, First Trust Portfolios L.P. and First Trust Advisors L.P.

Investment Manager, Investment Adviser, Sub-Adviser and Administrator

Each of the Advisers (defined below) and Aberdeen Standard Investments Inc. (“ASII”) is an indirect wholly-owned subsidiary of Standard Life Aberdeen plc, which manages or administers approximately $624.47 billion in assets as of December 31, 2020. Standard Life Aberdeen plc and its affiliates provide asset management and investment solutions for clients and customers worldwide and also have a strong position in the pensions and savings market. Standard Life Aberdeen plc, its affiliates and subsidiaries are referred to collectively herein as “Aberdeen.”

In rendering investment advisory services, the Advisers may use the resources of investment advisor subsidiaries of Standard Life Aberdeen plc. These affiliates have entered into a memorandum of understanding / personnel sharing procedures (“MOU”) pursuant to which investment professionals from each affiliate may render portfolio management, research or trading services to U.S. clients of the Standard Life Aberdeen plc affiliates, including the Fund, as associated persons of the Adviser. Each investment professional who renders portfolio management, research or trading services under a MOU or personnel sharing arrangement must comply with the provisions of the Investment Advisers Act of 1940, the 1940 Act, the Securities Act of 1933, as amended, (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Employee Retirement Income Security Act of 1974, and the laws of states or countries in which the Advisers do business or has clients. No remuneration is paid by the Fund with regards to the MOU/personnel sharing arrangements.

During periods when the Fund is using leverage, the fee paid to Aberdeen (for various services) will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s Managed Assets, which includes the assets purchased through leverage. For the purpose of calculating Managed Assets, derivatives are valued at their market value.

The Investment Manager

Aberdeen Standard Investments (Asia) Limited (“ASIAL” or the “Investment Manager”) serves as investment manager to the Fund, pursuant to a management agreement (the “Management Agreement”). The Investment Manager manages the Fund’s investments and makes investment decisions on behalf of the Fund, including the selection of and the placement of orders with, brokers and dealers to execute portfolio transactions on behalf of the Fund. At the Investment Manager’s request, the Investment Adviser will make recommendations of the overall structure of the Fund’s portfolio including asset allocation advice and general advice on investment strategy. The Sub-Adviser manages the portion of the Fund’s assets that the Investment Manager allocates to it. The Investment Adviser and Sub-Adviser are paid by the Investment Manager, not the Fund. The Investment Manager is located at 21 Church Street, #01-01 Capital Square Two, Singapore 049480.

The Investment Adviser

Aberdeen Standard Investments Australia Limited (the “Investment Adviser”), an Australian Company, serves as investment adviser and provides day-to-day investment management services to the Fund, and will serve as such through about July 23, 2021. Aberdeen Standard Investments Australia Limited’s principal place of business is located at Level 10, 255 George Street, Sydney, NSW 2000, Australia. At a meeting held on June 16, 2021, the Fund’s Board of Directors approved the termination of Aberdeen Standard Investments Australia Limited as Investment Adviser of the Fund, effective on or about July 23, 2021. Upon the effectiveness of the termination of Aberdeen Standard Investments Australia Limited, ASIAL will continue to serve as the Fund’s Investment Manager and Aberdeen Asset Managers Limited will continue to serve as the sub-adviser to the Fund and will maintain responsibility for investing the Fund’s assets.

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The Sub-Adviser

Aberdeen Asset Managers Limited (the “Sub-Adviser”) serves as the sub-adviser to the Fund, pursuant to a sub-advisory agreement. The Sub-Adviser is located at Bow Bells House, 1 Bread Street, London, England EC4M 9HH.

Advisory Agreements

Aberdeen Standard Investments (Asia) Limited serves as investment manager to the Fund, pursuant to the Management Agreement. Aberdeen Standard Investments Australia Limited serves as the investment adviser and Aberdeen Asset Managers Limited serves as the sub-adviser, pursuant to an advisory agreement (the “Advisory Agreement”) and a sub-advisory agreement (the “Sub-Advisory Agreement”), respectively. The Investment Manager, the Investment Adviser and the Sub-Adviser are referred to collectively herein as the “Advisers.” In rendering advisory services, the Advisers may use the resources of investment advisor subsidiaries of SLA plc. These affiliates have entered into procedures pursuant to which investment professionals from affiliates may render portfolio management and research services as associated persons of the Advisers.

The Investment Manager manages the Fund’s investments and makes investment decisions on behalf of the Fund, including the selection of and the placement of orders with, brokers and dealers to execute portfolio transactions on behalf of the Fund. At the Investment Manager’s request, the Investment Adviser will make recommendations of the overall structure of the Fund’s portfolio including asset allocation advice and general advice on investment strategy. The Sub-Adviser manages the portion of the Fund’s assets that the Investment Manager allocates to it. The Investment Adviser and Sub-Adviser are paid by the Investment Manager, not the Fund.

The Management Agreement provides the Investment Manager with a fee, payable monthly by the Fund, at the following annual rates: 0.65% of the Fund’s average weekly Managed Assets up to $200 million, 0.60% of Managed Assets between $200 million and $500 million, and 0.55% of Managed Assets in excess of $500 million. Managed Assets is defined in the Management Agreement as net assets plus the amount of any borrowings for investment purposes. The Advisory Agreement provides that the Investment Manager will pay the Investment Adviser a fee computed at the annual rate of up to 0.15% of the Fund’s average weekly Managed Assets computed based upon the value of the Managed Assets determined weekly and payable on the first business day of each calendar month.  The Sub-Advisory Agreement provides that the Investment Manager will pay the Sub-Adviser an annual fee paid monthly based on average weekly Managed Assets of the Fund allocated to the Sub-Adviser according to the following schedule: 0.17% on the first $200 million; 0.16% between $200 million and up to $500 million; and 0.15% in excess of $500 million.

For the fiscal years ended October 31, 2018, 2019 and 2020, the Investment Manager earned management fees of $695,934, $637,269 and $543,253, respectively, for management services.  The advisory and subadvisory fees paid to the Investment Adviser and Sub-Adviser, respectively, are paid by the Investment Manager from the management fee it receives. For the fiscal years ended October 31, 2018, 2019 and 2020, the investment manager paid advisory fees of $107,067, $98,041 and $83,577, respectively, to the Investment Adviser, and $182,014, $166,670 and $142,082, respectively, to the Sub-Adviser.

The Administrator

Aberdeen Standard Investments Inc., located at 1900 Market Street, Suite 200, Philadelphia, PA 19103, serves as administrator to the Fund. Under the administration agreement, ASI is generally responsible for managing the administrative affairs of the Fund.

For administration related services, ASII is entitled to receive a fee that is computed monthly and paid quarterly at an annual rate of 0.125% of the Fund’s average weekly Managed Assets up to $1 billion, 0.10% of the Fund’s average weekly Managed Assets between $1 billion and $2 billion, and 0.075% of the Fund’s average weekly Managed Assets in excess of $2 billion, plus out of pocket expenses.

For the fiscal years ended October 31, 2018, 2019 and 2020, ASII earned $133,833, $122,552 and $104,472, respectively from the Fund for administration services.

State Street Bank and Trust Company serves as sub-administrator of the Fund and is paid by ASII out of the fees it receives as the Fund’s administrator.

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Custodian, Dividend Paying Agent, Transfer Agent and Registrar

State Street Bank and Trust Company (“State Street”) serves as Custodian for the Fund. The Custodian holds cash, securities, and other assets of the Fund as required by the 1940 Act and also provides certain Fund accounting services. Custody and accounting fees are payable monthly based on assets held in custody, investment purchases and sales activity and other factors, plus reimbursement for certain out of pocket expenses. The principal business address of State Street is State Street is 1 Heritage Drive, 3rd Floor, North Quincy, Massachusetts 02171.

Computershare Trust Company, N.A. (“Computershare”), P.O. Box 43078, Providence, RI 02940, serves as the Fund’s dividend paying agent, transfer agent and the registrar for the Fund’s Common Shares.

Investor Relations Provider

Under the terms of the Investor Relations Services Agreement, ASII provides and/or engages third parties to provide investor relations services to the Fund and certain other funds advised by ASIAL or its affiliates as part of an Investor Relations Program. Under the Investor Relations Services Agreement, the Fund owes a portion of the fees related to the Investor Relations Program (the “Fund’s Portion”). However, investor relations services fees are limited by ASII so that the Fund will only pay up to an annual rate of 0.05% of the Fund’s average weekly net assets. Any difference between the capped rate of 0.05% of the Fund’s average weekly net assets and the Fund’s Portion is paid for by ASII.

Pursuant to the terms of the Investor Relations Services Agreement, ASII (or third parties engaged by ASII), among other things, provides objective and timely information to shareholders based on publicly-available information; provides information efficiently through the use of technology while offering shareholders immediate access to knowledgeable investor relations representatives; develops and maintains effective communications with investment professionals from a wide variety of firms; creates and maintains investor relations communication materials such as fund manager interviews, films and webcasts, publishes white papers, magazine articles and other relevant materials discussing the Fund’s investment results, portfolio positioning and outlook; develops and maintains effective communications with large institutional shareholders; responds to specific shareholder questions; and reports activities and results to the Board and management detailing insight into general shareholder sentiment.

During the fiscal year ended October 31, 2020, the Fund incurred investor relations fees of approximately $51,023. For the fiscal year ended October 31, 2020, ASII bore $20,654 of the investor relations cost allocated to the Fund because the investor relations fees were above 0.05% of the Fund’s average weekly net assets on an annual basis.

Portfolio Management

The information contained under “Item 8. Portfolio Managers of Closed-End Management Investment Companies” of the Fund’s Annual Report is incorporated herein by reference.

Kenneth Akintewe, Mark Baker, Erlend Lochen, Paul Lukaszewski and Adam McCabe are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.

Potential Conflicts of Interest of the Advisers

Because the Advisers manage and/or administer assets for other investment companies, pooled investment vehicles and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), certain conflicts of interest are present. For instance, the Advisers receive fees from certain accounts that are higher than the fees received from the Fund, or receive a performance-based fee on certain accounts. In those instances, the Advisers have an incentive to favor the higher and/or performance-based fee accounts over the Fund. In addition, a conflict of interest exists to the extent the Advisers have proprietary investments in certain accounts or where the portfolio manager or other employees of the Advisers have personal investments in certain accounts. The Advisers have an incentive to favor these accounts over the Fund. Because the Advisers manage accounts that engage in short sales of (or otherwise take short positions in) securities or other instruments of the type in which the Fund invests, the Advisers could be seen as harming the performance of the Fund for the benefit of the accounts taking short positions, if such short positions cause the market value of the securities to fall. The Advisers have adopted trade allocation and other policies and procedures that they believe are reasonably designed to address these and other conflicts of interest. These policies and procedures will have the effect of foreclosing certain investment opportunities for the Fund from time to time.

The Advisers manage and/or administer assets for accounts other than the Fund, including private accounts and private funds. The Advisers also currently serve as investment advisers or administrators to other registered, open and closed-end management investment companies (the Fund and all other accounts managed by the Advisers or their affiliates, including private and registered funds, are collectively referred to as “ASI funds”). The Fund may invest in the same credit obligations as the ASI funds, although their investments may include different obligations of the same issuer. For example, the Fund might invest in Senior Loans issued by a borrower and one or more ASI funds might invest in the borrower’s junior debt. In addition, the Advisers also manage certain accounts (including collateralized loan obligations (CLOs)) that invest in certain types of credit obligations in which the Fund may also invest. Investment opportunities appropriate for both the Fund and another ASI fund generally will be allocated between the Fund and the other ASI fund in a manner that the Advisers believe to be fair and equitable under the circumstances, in accordance with the Advisers’ trade allocation policies.

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Conflicts of interest may arise where the Fund and other funds or accounts managed or administered by the Advisers simultaneously hold securities representing different parts of the capital structure of a stressed or distressed issuer. In such circumstances, decisions made with respect to the securities held by one fund or account may cause (or have the potential to cause) harm to the different class of securities of the issuer held by other fund or account (including the Fund). For example, if such an issuer goes into bankruptcy or reorganization, becomes insolvent or otherwise experiences financial distress or is unable to meet its payment obligations or comply with covenants relating to credit obligations held by the Fund or by the other funds or accounts managed by the Advisers, such other funds or accounts may have an interest that conflicts with the interests of the Fund. If additional financing for such an issuer is necessary as a result of financial or other difficulties, it may not be in the best interests of the Fund to provide such additional financing, but if the other funds or accounts were to lose their respective investments as a result of such difficulties, the Advisers may have a conflict in recommending actions in the best interests of the Fund. In such situations, the Advisers will seek to act in the best interests of each of the funds and accounts (including the Fund) and will seek to resolve such conflicts in accordance with its compliance policies and procedures.

In addition, the 1940 Act limits the Fund’s ability to enter into certain transactions with certain affiliates of the Advisers. As a result of these restrictions, the Fund may be prohibited from buying or selling any security directly from or to any portfolio company of a fund managed by the Advisers or one of their affiliates. Nonetheless, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Advisers between the interests of the Fund and the portfolio company, in that the ability of the Advisers to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates (which could include other ASI Funds), which could be deemed to include certain types of investments, or restructuring of investments, in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund. The Board has approved policies and procedures reasonably designed to monitor potential conflicts of interest. The Board will review these procedures and any conflicts that may arise.

Although the professional staff of the Advisers will devote as much time to the management of the Fund as the Advisers deem appropriate to perform their duties in accordance with the investment advisory agreement and in accordance with reasonable commercial standards, the professional staff of the Advisers may have conflicts in allocating their time and services among the Fund and other funds managed or administered by the Advisers. The Advisers and their affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Advisers and their professional staff. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Advisers and their officers and employees will not be devoted exclusively to the business of the Fund but will be allocated between the business of the Fund and the management of the assets of other clients of the Advisers.

The Advisers or their respective members, officers, directors, employees, principals or affiliates may come into possession of material, non-public information. The possession of such information may limit the ability of the Fund to buy or sell a security or otherwise to participate in an investment opportunity. Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by the Advisers for other clients, and the Advisers will not employ information barriers with regard to its operations on behalf of its registered and private funds, or other accounts. In certain circumstances, employees of the Advisers may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict the Fund’s ability to trade in the securities of such companies.

Portfolio transactions and brokerage allocation

The Advisers have responsibility for decisions to buy and sell securities and other instruments for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions on such transactions. While the Advisers will be primarily responsible for the placement of the Fund’s portfolio business, the policies and practices in this regard are subject to review by the Board.

With respect to interests in Senior Loans, the Fund generally will engage in privately negotiated transactions for purchase or sale in which the Advisers, as applicable, will negotiate on behalf of the Fund (although a more developed market may exist for certain Senior Loans). The Fund may be required to pay fees, or give up a portion of interest and any fees payable to the Fund, to the lender selling Participations or Assignments to the Fund. The Advisers will determine the lenders from whom the Fund will purchase Assignments and Participations by considering their professional ability, level of service, relationship with the borrower, financial condition, credit standards and quality of management. The illiquidity of many Senior Loans may restrict the ability of the Advisers to locate in a timely manner persons willing to purchase the Fund’s interests in Senior Loans at a fair price should the Fund desire to sell such interests. See “Risk factors—Risks Relating to Investing in the Fund’s Common Shares—Risks of Senior Loans” in the prospectus. Affiliates of the Advisers may participate in the primary and secondary market for Senior Loans. Because of certain limitations imposed by the 1940 Act, this may restrict the Fund’s ability to acquire some Senior Loans. The Advisers do not believe that this will have a material effect on the Fund’s ability to acquire Senior Loans consistent with its investment policies.

S-16

As most transactions made by the Fund are principal transactions at net prices, the Fund generally incurs little or no brokerage costs. The portfolio securities in which the Fund invests are normally purchased directly from the issuer or in the OTC market from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers include a spread or markup to the dealer between the bid and asked price. Sales to dealers are effected at bid prices.

The Fund may also purchase certain money market instruments directly from an issuer, in which case no commissions or discounts are paid (although the Fund may indirectly bear fees and expenses of any money market funds in which it invests), or may purchase and sell listed securities on an exchange, which are effected through brokers who charge a commission for their services.

Except as described below, the primary consideration in portfolio security transactions is best execution of the transaction (i.e., execution at a favorable price and in the most effective manner possible). “Best execution” encompasses many factors affecting the overall benefit obtained by the client account in the transaction including, but not necessarily limited to, the price paid or received for a security, the commission charged, the promptness, availability and reliability of execution, the confidentiality and placement accorded the order, and customer service. Therefore, “best execution” does not necessarily mean obtaining the best price alone but is evaluated in the context of all the execution services provided. The Advisers have complete freedom as to the markets in and the broker-dealers through which they seek this result.

Subject to the primary consideration of seeking best execution and as discussed below, securities may be bought or sold through broker-dealers who have furnished statistical, research, corporate access, and other information or services to the Advisers. SEC regulations provide a “safe harbor” that allows an investment adviser to pay for research and brokerage services with commission dollars generated by client transactions. Effective with the implementation of MiFID II, the Aberdeen Group absorbs all research costs and generally no longer relies on the “safe harbor” under Section 28(e) of the Exchange Act.

There may be occasions when portfolio transactions for the Fund are executed as part of concurrent authorizations to purchase or sell the same security for trusts or other accounts (including other mutual Fund) served by the Advisers or by an affiliated company thereof. Although such concurrent authorizations potentially could be either advantageous or disadvantageous to the Fund, they are affected only when the Advisers believes that to do so is in the interest of the Fund. When such concurrent authorizations occur, the executions will be allocated in an equitable manner.

In purchasing and selling investments for the Fund, it is the policy of the Advisers to seek best execution through responsible broker-dealers. The determination of what may constitute best execution in a securities transaction by a broker involves a number of considerations, including the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all when a large block is involved, the availability of the broker to stand ready to execute possibly difficult transactions in the future, the professionalism of the broker, and the financial strength and stability of the broker. These considerations are judgmental and are weighed by the Advisers in determining the overall reasonableness of securities executions and commissions paid. In selecting broker-dealers, the Advisers will consider various relevant factors, including, but not limited to, the size and type of the transaction; the nature and character of the markets for the security or asset to be purchased or sold; the execution efficiency, settlement capability, and financial condition of the broker-dealer’s firm; the broker-dealer’s execution services, rendered on a continuing basis; and the reasonableness of any commissions.

With respect to FX transactions, different considerations or circumstances may apply, particularly with respect to Restricted Market FX. FX transactions executed for the Fund are divided into two main categories: (1) Restricted Market FX and (2) Unrestricted Market FX. Restricted Market FX are required to be executed by a local bank in the applicable market. Unrestricted Market FX are not required to be executed by a local bank. The Advisers or third-party agent execute Unrestricted Market FX relating to trading decisions. The Fund’s custodian executes all Restricted Market FX because it has local banks or relationships with local banks in each of the restricted markets where custodial client accounts hold securities. Unrestricted Market FX relating to the repatriation of dividends and/or income/expense items not directly relating to trading may be executed by the Advisers or by the Fund’s custodian due to the small currency amount and lower volume of such transactions. The Fund and the Advisers have limited ability to negotiate prices at which certain FX transactions are customarily executed by the Fund’s custodian, i.e., transactions in Restricted Market FX and repatriation transactions.

S-17

The Advisers may cause the Fund to pay a broker-dealer a commission that is in excess of the commission another broker-dealer would have received for executing the transaction if it is determined to be consistent with the Advisers’ obligation to seek best-execution pursuant to the standards described above.

Under the 1940 Act, “affiliated persons” of the Fund are prohibited from dealing with it as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. However, each Fund may purchase securities from underwriting syndicates of which a sub-adviser (if applicable) or any of its affiliates, as defined in the 1940 Act, is a member under certain conditions, in accordance with Rule 10f-3 under the 1940 Act.

The Fund contemplates that, consistent with the policy of seeking to obtain best execution, brokerage transactions may be conducted through “affiliated brokers or dealers,” as defined in rules under the 1940 Act. Under the 1940 Act, commissions paid by the Fund to an “affiliated broker or dealer” in connection with a purchase or sale of securities offered on a securities exchange may not exceed the usual and customary broker’s commission. Accordingly, it is the Fund’s policy that the commissions to be paid to an affiliated broker-dealer must, in the judgment of the Advisers, be (1) at least as favorable as those that would be charged by other brokers having comparable execution capability and (2) at least as favorable as commissions contemporaneously charged by such broker or dealer on comparable transactions for the broker’s or dealer’s unaffiliated customers. The Advisers do not necessarily deem it practicable or in the Fund’s best interests to solicit competitive bids for commissions on each transaction. However, consideration regularly is given to information concerning the prevailing level of commissions charged on comparable transactions by other brokers during comparable periods of time.

Neither the Fund nor the Advisers have an agreement or understanding with a broker-dealer, or other arrangements to direct the Fund’s brokerage transactions to a broker-dealer because of the research services such broker provides to the Fund or the Advisers. While the Advisers do not have arrangements with any broker-dealers to direct such brokerage transactions to them because of research services provided, the Advisers may receive research services from such broker-dealers. The dollar amount of transactions and related commissions for transactions paid to a broker from which the Advisers also received research services for the fiscal year ended October 31, 2020 are in the table below:

Total Dollar Amount of Transactions		Total Commissions Paid on Such Transactions
	$$0		$$0

During the fiscal years ended October 31, 2020, 2019 and 2018, the following brokerage commissions were paid by the Fund:

Year ended October 31,
($000 omitted)
2020	2019	2018
$0	$0	$0

During the fiscal year ended October 31, 2020, Fund did not hold any investments in securities of its regular broker-dealers (as defined in Rule 10b-1 under the 1940 Act).

Portfolio Turnover

The Advisers will effect portfolio transactions without regard to holding period, if, in their judgment, such transactions are advisable in light of a change in circumstance in general market, economic or financial conditions. As a result of its investment policies, the Fund may engage in a substantial number of portfolio transactions. Accordingly, while the Fund anticipates that its annual turnover rate should not exceed 100% under normal conditions, it is impossible to predict portfolio turnover rates. The portfolio turnover rate is calculated by dividing the lesser of the Fund’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. High portfolio turnover involves correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund. In addition, a high rate of portfolio turnover may result in certain tax consequences, such as increased capital gain dividends and/or ordinary income dividends.

The rate of portfolio turnover in the fiscal years ended October 31, 2020 and October 31, 2019 was 75% and 59%, respectively.

S-18

Description of shares

Common Shares

The Fund’s Common Shares are described in the prospectus. The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing.

Preferred Shares

The terms of any preferred shares issued by the Fund, including their dividend rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s Articles of Amendment and Restatement) if and when it authorizes an offering of preferred shares. The rights, preferences, powers and privileges of such preferred shares may be set forth in an amendment or supplement to the Amendment and Restatement.

If the Board determines to proceed with an offering of preferred shares, the terms of the preferred shares may be the same as, or different from, the terms described in the prospectus, subject to applicable law and the Fund’s Amendment and Restatement. The Board, without the approval of the Common Shareholders, may authorize an offering of preferred shares or may determine not to authorize such an offering, and may fix the terms of the preferred shares to be offered.

Other Shares

The Board (subject to applicable law and the Fund’s Amendment and Restatement) may authorize an offering, without the approval of the holders of either Common Shares or preferred shares, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit. The Fund currently does not expect to issue any other classes of shares, or series of shares, except for the Common Shares, and possibly, the preferred shares.

Repurchase of Common Shares

The Fund is a closed-end management investment company and as such its Common Shareholders will not have the right to cause the Fund to redeem their Common Shares. Instead, the Fund’s Common Shares trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection, dividend stability, relative demand for and supply of such Common Shares in the market, general market and economic conditions and other factors. Because shares of a closed-end investment company may frequently trade at prices lower than NAV, the Board may consider actions that might be taken to reduce or eliminate any material discount from NAV in respect of Common Shares, which may include the repurchase of such Common Shares in the open market or in private transactions, the making of a tender offer for such Common Shares or the conversion of the Fund to an open-end investment company. The Board has authorized repurchases of Common Shares through open market transactions if deemed necessary or desirable in reducing the discount from NAV in the market price of Common Shares, provided that the Fund may not repurchase more than 10% of its outstanding Common Shares in any calendar year. The Board may decide not to take any of the other aforementioned actions. In addition, there can be no assurance that Common Share repurchases or tender offers, if undertaken, will reduce market discount.

Notwithstanding the foregoing, at any time when the Fund has preferred shares outstanding, the Fund may not purchase, redeem or otherwise acquire any of its Common Shares unless (1) all accrued preferred share dividends have been paid and (2) at the time of such purchase, redemption or acquisition, the NAV of the Fund’s portfolio (determined after deducting the acquisition price of the Common Shares) is at least 200% of the liquidation value of the outstanding preferred shares (expected to equal the original purchase price per share plus any accrued and unpaid dividends thereon). Any service fees incurred in connection with any tender offer made by the Fund will be borne by the Fund and will not reduce the stated consideration to be paid to tendering Common Shareholders.

Subject to its investment restrictions, the Fund may borrow to finance the repurchase of Common Shares or to make a tender offer. Interest on any borrowings to finance Common Share repurchase transactions or the accumulation of cash by the Fund in anticipation of Common Share repurchases or tenders will reduce the Fund’s net income. Any Common Share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the Exchange Act, the 1940 Act and the rules and regulations thereunder.

S-19

The Board currently has no intention to take any other action in response to a discount from NAV. Further, it is the Board’s intention not to authorize repurchases of Common Shares or a tender offer for such Common Shares if: (1) such transactions, if consummated, would (a) result in the delisting of the Common Shares from the NYSE or (b) impair the Fund’s status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund’s income to be taxed at the trust level in addition to the taxation of shareholders who receive dividends from the Fund) or as a registered closed-end investment company under the 1940 Act; (2) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund’s investment objectives and policies in order to repurchase Common Shares; or (3) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) general suspension of or limitation on prices for trading securities on the NYSE, (c) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by U.S. or New York banks, (d) material limitation affecting the Fund or the issuers of its portfolio securities by Federal or state authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement or continuation of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect (including any adverse tax effect) on the Fund or its Common Shareholders if Common Shares were repurchased. Even in the absence of such conditions, the Board may decline to take action in response to a discount from NAV of the Common Shares. The Board may in the future modify these conditions in light of experience.

The repurchase by the Fund of its Common Shares at prices below NAV will result in an increase in the NAV of those Common Shares that remain outstanding. However, there can be no assurance that Common Share repurchases or tender offers at or below NAV will result in the Fund’s Common Shares trading at a price equal to their NAV.

In addition, a purchase by the Fund of its Common Shares will decrease the Fund’s Managed Assets which would likely have the effect of increasing the Fund’s expense ratio. Any purchase by the Fund of its Common Shares at a time when preferred shares are outstanding will increase the leverage applicable to the outstanding Common Shares then remaining.

Before deciding whether to take any action if the Common Shares trade below NAV, the Board would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the Fund or its Common Shareholders and market considerations. Based on these considerations, even if the Fund’s Common Shares should trade at a discount, the Board may determine that, in the interest of the Fund and its Common Shareholders, no action should be taken.

Tax matters

The following is a description of the material U.S. federal income tax considerations affecting the Fund and the material U.S. federal income tax consequences of owning and disposing of Common Shares. The discussion below provides general tax information related to an investment in Common Shares, but this discussion does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Common Shares. It is based on the Code and Treasury regulations thereunder and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Common Shareholder’s particular circumstances, including alternative minimum tax consequences and tax consequences applicable to Common Shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding Common Shares as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the Common Shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; real estate investment trusts; insurance companies; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a Common Shareholder that holds Common Shares as a capital asset and is a U.S. holder. A “U.S. holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Shares and is (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person. Tax laws are complex and often change, and Common Shareholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund.

Taxation of the Fund

The Fund has elected to be treated as, and intends to continue to qualify in each taxable year as, a regulated investment company (a “RIC”) under Subchapter M of the Code. To qualify as a RIC for any taxable year, the Fund must, among other things, satisfy both an income test and an asset test for such taxable year. Specifically, (i) at least 90% of the Fund’s gross income for such taxable year must consist of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of stock, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and net income derived from interests in “qualified publicly traded partnerships” (such income, “Qualifying RIC Income”) and (ii) the Fund’s holdings must be diversified so that, at the end of each quarter of such taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (i) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (ii) less than 90% of its gross income for the relevant taxable year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in stock and securities.

S-20

As a RIC, the Fund generally is not subject to U.S. federal income tax on its “investment company taxable income” and net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes (including amounts that are reinvested pursuant to the Plan, as described below) to its shareholders, provided that it distributes on a timely basis with respect to each taxable year at least 90% of its “investment company taxable income” and its net tax-exempt interest income for such taxable year. In general, a RIC’s “investment company taxable income” for any taxable year is its taxable income, determined without regard to net capital gain and with certain other adjustments. The Fund distributes, and intends to continue to distribute, all or substantially all of its “investment company taxable income,” net tax-exempt interest income (if any) and net capital gain on an annual basis. Any taxable income, including any net capital gain, that the Fund does not distribute to its shareholders in a timely manner will be subject to U.S. federal income tax at regular corporate rates.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to its shareholders. If the Fund makes such an election, each shareholder will be required to report its share of such undistributed net capital gain as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gain as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each shareholder will be entitled to increase the adjusted tax basis of its Common Shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a taxable year.

A RIC will be subject to a nondeductible 4% excise tax on certain amounts that it fails to distribute during each calendar year. In order to avoid this excise tax, a RIC must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year; (ii) 98.2% of its capital gain net income for the one-year period ended on October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For purposes of determining whether the Fund has met this distribution requirement, (i) certain ordinary gains and losses that would otherwise be taken into account for the portion of the calendar year after October 31 will be treated as arising on January 1 of the following calendar year and (ii) the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax in the taxable year ending within the relevant calendar year. The Fund intends generally to make distributions sufficient to permit it to avoid the imposition of this excise tax, but there can be no assurance in this regard.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gain, even if such income were distributed to its shareholders, and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividend income. Such distributions generally would be eligible for the dividends-received deduction in the case of corporate shareholders and may also be eligible for treatment by non-corporate shareholders as “qualified dividend income,” provided in each case that certain holding period and other requirements were satisfied. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If the Fund fails to satisfy the income test or diversification test described above, however, it may in certain circumstances be able to avoid losing its status as a RIC by timely providing notice of such failure to the Internal Revenue Service, curing such failure and possibly paying an additional tax.

Some of the investments that the Fund is expected to make, such as investments in debt securities that are treated as issued with original issue discount, will cause the Fund to recognize income or gain for U.S. federal income tax purposes prior to the receipt of any corresponding cash or other property. Because the distribution requirements described above will apply to this income, the Fund may be required to borrow money or dispose of other securities at disadvantageous times in order to make the relevant distributions.

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on Common Shares. See “Investment objectives and principal investment strategy—Use of leverage and related risks” for a description of the leverage utilized by the Fund. Limits on the Fund’s ability to pay dividends on Common Shares may prevent the Fund from meeting the distribution requirements described above, and may therefore jeopardize the Fund’s qualification for taxation as a RIC or subject the Fund to income or excise tax on undistributed income. The Fund will endeavor to avoid restrictions on its ability to make dividend payments. If the Fund is precluded from making distributions on the Common Shares because of any applicable asset coverage requirements, the terms of the preferred shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed for the Fund to meet the distribution requirements for qualification as a RIC, will be paid to the holders of the preferred shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred shares would be entitled to receive upon redemption or liquidation of the shares.

S-21

Certain of the Fund’s investments are expected to be subject to special U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower-taxed long-term capital gain or qualified dividend income into higher-taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited; (iv) adversely affect when a purchase or sale of stock or securities is deemed to occur; (v) adversely alter the intended characterization of certain complex financial transactions; (vi) cause the Fund to recognize income or gain without a corresponding receipt of cash and (vii) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the nondeductible 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund monitors its investments and may make certain tax elections in order to mitigate the effect of these provisions. Moreover, there may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the U.S. federal income tax treatment of investments in debt securities that are rated below investment grade is uncertain in various respects.

Distributions

Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to the Common Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions (or deemed distributions, as described above), if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time the Common Shareholder has owned Common Shares. The ultimate tax characterization of the Fund’s distributions made in a taxable year cannot be determined until after the end of the taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Shareholder as a return of capital that will be applied against and reduce the Common Shareholder’s basis in its Common Shares. To the extent that the amount of any such distribution exceeds the Common Shareholder’s basis in its Common Shares, the excess will be treated as gain from a sale or exchange of the Common Shares. If the Fund issues preferred shares, its earnings and profits must be allocated first to such preferred shares, and then to the Common Shares, in each case on a pro rata basis.

It is expected that a very substantial portion of the Fund’s income will consist of ordinary income. For example, interest and original issue discount derived by the Fund will constitute ordinary income. In addition, gain derived by the Fund from the disposition of debt securities with “market discount” (generally, securities purchased by the Fund at a discount to their stated redemption price) will be treated as ordinary income to the extent of the market discount that has accrued, as determined for U.S. federal income tax purposes, at the time of such disposition unless the Fund makes an election to accrue market discount on a current basis. In addition, certain of the Fund’s investments will be subject to special U.S. federal income tax provisions that may affect the character, increase the amount and/or accelerate the timing of income earned by the fund.

Dividends distributed by the Fund to a corporate Common Shareholder will qualify for the dividends-received deduction only to the extent that the dividends consist of distributions of qualifying dividends received by the Fund. In addition, any such dividends-received deduction will be disallowed or reduced if the corporate Common Shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its Common Shares. Distributions of “qualified dividend income” to an individual or other non-corporate Common Shareholder made or deemed made by the Fund will be subject to tax at reduced maximum rates (depending on whether the shareholder’s income exceeds certain threshold amounts), provided that the shareholder meets certain holding period and other requirements with respect to its Common Shares. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Fund’s investment strategy, it is not expected that a large portion of the distributions made by the Fund will be eligible for the dividends-received deduction (in the case of corporate shareholders) or for treatment as “qualified dividend income” (in the case of individual shareholders).

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Shares pursuant to the Plan. If the Common Shares are trading below NAV, Common Shareholders receiving distributions in the form of additional Common Shares will be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash. If the Fund issues additional Common Shares with a fair market value equal to or greater than NAV, however, Common Shareholders will be treated as receiving a distribution in the amount of the fair market value of the distributed Common Shares.

S-22

Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to Common Shareholders of record on a specified date in one of those months, and paid during the following January, will be treated as having been distributed by the Fund (and received by Common Shareholders) on December 31 of the year in which declared.

The Internal Revenue Service currently requires that a RIC that has two or more classes of stock allocate to each class proportionate amounts of each type of its income (such as ordinary income, capital gains and dividends qualifying for the dividends-received deduction) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred shares, the Fund will allocate capital gain dividends and dividends qualifying for the dividends-received deduction, if any, between its Common Shares and shares of preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

Common Shareholders will be notified annually as to the U.S. federal tax status of distributions, and Common Shareholders receiving distributions in the form of additional Common Shares will receive a report as to the NAV of those Common Shares.

Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts.

Sale or Exchange of Common Shares

A Common Shareholder may recognize capital gain or loss on the sale or other disposition of Common Shares. The amount of the gain or loss will be equal to the difference between the amount realized and the Common Shareholder’s adjusted tax basis in the relevant Common Shares. Such gain or loss generally will be a long-term gain or loss if the Common Shareholder’s holding period for such Common Shares is more than one (1) year. Under current law, net capital gains recognized by non-corporate Common Shareholders are generally subject to reduced maximum rates, depending on whether the Common Shareholder’s income exceeds certain threshold amounts.

Losses realized by a Common Shareholder on the sale or exchange of Common Shares held for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or deemed received, as discussed above) with respect to such Common Shares. In addition, no loss will be allowed on a sale or other disposition of Common Shares if the Common Shareholder acquires (including pursuant to the Plan), or enters into a contract or option to acquire, Common Shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss.

Reporting of adjusted cost basis information for covered securities, which generally include shares of a regulated investment company acquired after January 1, 2012, is required to the Internal Revenue Service and to taxpayers. Common Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Under U.S. Treasury regulations, if a Common Shareholder recognizes losses with respect to Common Shares of $2 million or more for an individual Common Shareholder or $10 million or more for a corporate Common Shareholder, the Common Shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Backup Withholding and Information Reporting

Information returns will be filed with the Internal Revenue Service in connection with payments on the Common Shares and the proceeds from a sale or other disposition of the Common Shares. A Common Shareholder will be subject to backup withholding (currently, at a rate of 24%) on all such payments if it fails to provide the payor with its correct taxpayer identification number (generally on an Internal Revenue Service form W-9) and to make required certifications or otherwise establish an exemption from backup withholding. Corporate Common Shareholders and certain other Common Shareholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld pursuant to these rules may be credited against the applicable Common Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

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Non-U.S. Common Shareholders

The U.S. federal income taxation of a Common Shareholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “non-U.S. Common Shareholder”) depends on whether the income that the Common Shareholder derives from the Fund is “effectively connected” with a U.S. trade or business carried on by the Common Shareholder.

If the income that a non-U.S. Common Shareholder derives from the Fund is not “effectively connected” with a U.S. trade or business carried on by such non-U.S. Common Shareholder, distributions of “investment company taxable income” will generally be subject to a U.S. federal withholding tax at a rate of 30% (or a lower rate under an applicable treaty).

Properly reported dividends received by a nonresident alien or foreign entity are generally exempt from U.S. federal withholding tax when they (a) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, reduced by expenses that are allocable to such income), or (b) are paid in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on the circumstances, the Fund may designate all, some or none of the Fund’s potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and a portion of the Fund’s distributions (e.g., interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. There can be no assurance as to whether or not legislation will be enacted to extend this exemption.

A non-U.S. Common Shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business (or, if an income tax treaty is applicable, is not attributable to a permanent establishment maintained by the non-U.S. Common Shareholder in the United States) will generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares of the Fund. If, however, such a non-U.S. Common Shareholder is a nonresident alien individual and is physically present in the United States for 183 days or more during the taxable year and meets certain other requirements such capital gain dividends, undistributed capital gains and gains from the sale or exchange of Common Shares will be subject to a 30% U.S. tax.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Common Shareholder (and, if an income tax treaty is applicable, is attributable to a permanent establishment maintained by the non-U.S. Common Shareholder in the United States), any distributions of “investment company taxable income,” any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares of the Fund will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, U.S. persons. If such a non-U.S. Common Shareholder is a corporation, it may also be subject to the U.S. branch profits tax.

A non-U.S. Common Shareholder other than a corporation may be subject to backup withholding on net capital gain distributions that are otherwise exempt from withholding tax or on distributions that would otherwise be taxable at a reduced treaty rate if such Common Shareholder does not certify its non-U.S. status under penalties of perjury or otherwise establish an exemption.

A non-U.S. Shareholder may also be subject to U.S. estate tax with respect to their Fund shares.

The tax consequences to a non-U.S. Common Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. Common Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

In addition, the Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply. Under some circumstances, a foreign shareholder may be eligible for refunds or credits of such taxes.

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Other Taxes

Common Shareholders may be subject to state, local and non U.S. taxes on their Fund distributions. Common Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

Proxy voting policy and proxy voting record

The Board has delegated the day-to-day responsibility to the Advisers to vote the Fund’s proxies. Proxies are voted by the Advisers pursuant to the Board approved proxy guidelines, a copy of which as currently in effect as of the date of this SAI is attached hereto as Appendix B.

Information on how the Fund voted proxies (if any) relating to portfolio securities during the most recent 12 month period ending June 30 is available: (i) upon request and without charge by calling Investor Relations toll-free at 1-800-522-5465, or (ii) on the SEC’s website at http://www.sec.gov.

Incorporation by reference

This SAI is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this SAI, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this SAI and deemed to be part of this SAI from the date of the filing of such reports and documents:

•	the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 30, 2020, filed with the SEC on January 8, 2021 (“Annual Report”);

•	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on April 29, 2021 (“Proxy Statement”); and

•	the Fund’s description of common shares contained in the Fund’s Registration Statement on Form 8-A (File No. 001-10996) filed with the SEC on November 3, 2004.

To obtain copies of these filings, see “Additional Information.”

Financial Statements

The Fund’s financial statements for the fiscal year ended October 31, 2020, together with the report thereon of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, are incorporated in this SAI by reference to the Fund’s 2020 Annual Report. The address of KPMG LLP is 1601 Market Street, Philadelphia, PA 19103. KPMG provides audit services, tax return preparation, and consultation with respect to the preparation of filings with the SEC.

A copy of the Fund’s 2020 Annual Report and April 30, 2020 Semi-Annual Report is available at the SEC’s website at www.sec.gov.

Legal counsel

Counsel to the Fund is Dechert LLP.

Additional information

The Prospectus and this SAI do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. The Fund will provide without charge to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this SAI or the Prospectus or any accompanying Prospectus Supplement. You may request such information by calling Investor Relations toll-free at 1-800-522-5465, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov).

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Free copies of the Fund’s Prospectus, SAI and any incorporated information will also be available from the Fund’s website at http:/www.aberdeenfco.com. Information contained on the Fund’s website is not incorporated by reference into this SAI, the Prospectus or any Prospectus Supplement and should not be considered to be part of this SAI, the Prospectus or any Prospectus Supplement.

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Appendix A—Description of securities ratings

S&P GLOBAL RATINGS DEBT RATINGS

A.                   Issue Credit Ratings

An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

1.                   Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ analysis of the following considerations:

•	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

•	The nature and provisions of the financial obligation, and the promise we impute; and

•	The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Long-Term Issue Credit Ratings*

AAA - An obligor rated ‘AAA’ has extremely strong capacity to meet its financial commitments. ‘AAA’ is the highest issuer credit rating assigned by S&P Global Ratings. AA - An obligor rated ‘AA’ has very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree.

A - An obligor rated ‘A’ has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

BBB - An obligor rated ‘BBB’ has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments.

Obligors rated ‘BB’, ‘B’, ‘CCC’, and ‘CC’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘CC’ the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.BB - An obligor rated ‘BB’ is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments.

B - An obligor rated ‘B’ is more vulnerable than the obligors rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments.

CCC - An obligor rated ‘CCC’ is currently vulnerable and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.CC - An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

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R - An obligor rated ‘R’ is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision, the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

SD and D - An obligor is rated ‘SD’ (selective default) or ‘D’ if S&P Global Ratings considers there to be a default on one or more of its financial obligations, whether long- or short-term, including rated and unrated obligations but excluding hybrid instruments classified as regulatory capital or in nonpayment according to terms. A ‘D’ rating is assigned when S&P Global Ratings believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An ‘SD’ rating is assigned when S&P Global Ratings believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. A rating on an obligor is lowered to ‘D’ or ‘SD’ if it is conducting a distressed exchange offer.

NR - Indicates that a rating has not been assigned or is no longer assigned.

* The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

2.                   Short-Term Issue Credit Ratings

Short-Term Issue Credit Ratings

A-1 - An obligor rated ‘A-1’ has strong capacity to meet its financial commitments. It is rated in the highest category by S&P Global Ratings. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments is extremely strong.

A-2 - An obligor rated ‘A-2’ has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3 - An obligor rated ‘A-3’ has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments.

B - An obligor rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C - An obligor rated ‘C’ is currently vulnerable to nonpayment that would result in an ‘SD’ or ‘D’ issuer rating and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.

R - An obligor rated ‘R’ is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision, the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

SD and D - An obligor is rated ‘SD’ (selective default) or ‘D’ if S&P Global Ratings considers there to be a default on one or more of its financial obligations, whether long- or short-term, including rated and unrated obligations but excluding hybrid instruments classified as regulatory capital or in nonpayment according to terms. A ‘D’ rating is assigned when S&P Global Ratings believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An ‘SD’ rating is assigned when S&P Global Ratings believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. A rating on an obligor is lowered to ‘D’ or ‘SD’ if it is conducting a distressed exchange offer

NR - Indicates that a rating has not been assigned or is no longer assigned

B.                  Municipal Short-Term Note Ratings

An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:

•	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

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Municipal Short-Term Note Ratings

SP-1 - Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 - Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 - Speculative capacity to pay principal and interest.

D - ‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

MOODY’S INVESTORS SERVICE INC. (“Moody’s”) LONG-TERM DEBT RATINGS*

Aaa — Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa —Obligations rated Aa are judged to be of high quality and are subject to very low credit risk

A — Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa — Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba — Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B — Obligations rated B are considered speculative and are subject to high credit risk.

Caa — Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca — Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interests

C — Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal and interest.

* Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

STATE AND MUNICIPAL NOTES

Excerpts from Moody’s description of state and municipal note ratings:

MIG 1 This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2 This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3 This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

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FITCH, INC. BOND RATINGS

Fitch’s credit ratings relating to issuers are an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings relating to securities and obligations of an issuer can include a recovery expectation. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. The agency’s credit ratings cover the global spectrum of corporate, sovereign financial, bank, insurance, and public finance entities (including supranational and sub-national entities) and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets. AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment. CCC - Default is a real possibility. CC - Default of some kind appears probable.

C - A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced: a) an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but b) has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and c) has not otherwise ceased operating.

‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.

MOODY’S

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf ) to all structured finance ratings. The addition of (sf ) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf ) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

GLOBAL SHORT-TERM RATING SCALE

P-1 Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3 Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

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U.S. MUNICIPAL SHORT-TERM DEBT AND DEMAND OBLIGATION RATINGS

SHORT-TERM OBLIGATION RATINGS

While the global short-term ‘prime’ rating scale is applied to US municipal tax-exempt commercial paper, these programs are typically backed by external letters of credit or liquidity facilities and their short-term prime ratings usually map to the long-term rating of the enhancing bank or financial institution and not to the municipality’s rating. Other short-term municipal obligations, which generally have different funding sources for repayment, are rated using two additional short-term rating scales (i.e., the MIG and VMIG scales discussed below).

The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—MIG 1 through MIG 3—while speculative grade short-term obligations are designated SG.

MIG 1 This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2 This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3 This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

FITCH’S SHORT-TERM RATINGS

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

F1 - Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2 - Good intrinsic capacity for timely payment of financial commitments.

F3 - The intrinsic capacity for timely payment of financial commitments is adequate.

B - Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C — Default is a real possibility.

RD — Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D — Indicates a broad-based default event for an entity, or the default of a short-term obligation.

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Appendix B—Proxy voting guidelines

Aberdeen U.S. Registered Advisers
Summary of Proxy Voting Guidelines

as of March 30, 2020

Where clients appoint Aberdeen Standard Investments (ASI) to vote proxies on their behalf policies have been established to vote these proxies in the best interests of our clients.

We employ ISS as a service provider to deliver our voting decisions efficiently to companies. We require ISS to provide recommendations based on our own set of parameters tailored to ASI’s assessment and approach, but remain conscious always that all voting decisions are our own on behalf of our clients. We consider ISS’s recommendations and those based on our custom parameters as input to our voting decisions.

An ASI analyst will assess the resolutions at general meetings in our active investment portfolios. This analysis will be based on our knowledge of the company, but will also make use of the custom and standard recommendations provided by ISS as described above. The product of this analysis will be a final voting decision instructed through ISS and applied to all funds for which ASI have been appointed to vote.

There may be certain circumstances where ASI may take a more limited role in voting proxies. We will not vote proxies for client accounts in which the client contract specifies that ASI will not vote. We may abstain from voting a client proxy if the voting is uneconomic or otherwise not in clients’ best interests. For companies held only in passively managed portfolios the ASI custom recommendations provided by ISS will be used to automatically apply our voting approach; we have scope to intervene to test that this delivers appropriate results, and will on occasions intrude to apply a vote more fully in clients’ best interests. If voting securities are part of a securities lending program, we may be unable to vote while the securities are on loan. However, we have the ability to recall shares on loan or to restrict lending when required, in order to ensure all shares have voted. In addition, certain jurisdictions may impose share-blocking restrictions at various times which may prevent ASI from exercising our voting authority.

We recognize that there may be situations in which we vote at a company meeting where we encounter a conflict of interest. Such situations include:

•	where a portfolio manager owns the holding in a personal account
•	An investee company that is also a Segregated Client
•	An investee company where an Executive Director or Officer of our company is also a Director of that company
•	An investee company where an employee of ASI is a Director of that company
•	A significant distributor of our products
•	Any other companies which may be relevant from time to time

In order to manage such conflicts of interests, we have established procedures to escalate decision-making so as to ensure that our voting decisions are based on our clients’ best interests and are not impacted by any conflict.

Clients may obtain a free copy of ASI Inc.’s proxy voting policies and procedures and/or proxy voting records for their account by contacting us at (215) 405-5700. ASI publishes Stewardship Principles, which describe our approach to investment analysis, shareholder engagement and proxy voting across companies worldwide. They are published on our website.

Clients that have not granted ASI Inc. voting authority over securities held in their accounts will receive their proxies in accordance with the arrangements they have made with their service providers.

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